Filed Pursuant to Rule 424(b)5
File Number 333-140273 and 333-140273-01
Prospectus Supplement to Prospectus dated July 30, 2009

First National Master Note Trust
Issuing Entity

First National Funding LLC Depositor	First National Bank of Omaha Sponsor, Bank and Servicer

$525,000,000 Class A Series 2009-3 Asset Backed Notes

Class A Notes

Principal amount	$525,000,000
Interest rate	One-month LIBOR plus 1.35% per year
Interest payment dates	monthly on the 15th, beginning September 15, 2009
Expected principal payment date	July 16, 2012
Final maturity date	July 15, 2015
Price to public	$525,000,000 (or 100.00%)
Underwriting discount	$1,785,000 (or 0.34%)
Proceeds to issuing entity	$523,215,000 (or 99.66%)

The issuing entity will also issue $98,438,000 Class B notes, $43,174,000 Class C notes and $24,178,000 Class D notes as part of Series 2009-3. Only the Class A notes are offered hereby. Each class of notes benefits from credit enhancement in the form of subordination of any junior classes of notes and, for the benefit of the Class C notes and the Class D notes, a spread account.

On the closing date, the Class A notes will be eligible collateral under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, subject to those considerations discussed under “Risk Factors — The requirements of the TALF program, the lack of availability of a TALF loan or loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes” in this prospectus supplement.

The notes will be paid from the issuing entity’s assets consisting primarily of receivables in a portfolio of VISA® and MasterCard® revolving credit card accounts owned by First National Bank of Omaha.

We expect to issue your series of notes in book-entry form on or about August 13, 2009.

You should consider carefully the risk factors beginning on page S-16 in this prospectus supplement and page 4 in the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes offered in this prospectus supplement are obligations of First National Master Note Trust only and are not obligations of First National Funding LLC, First National Bank of Omaha or any other person.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

Joint Book Runner	Joint Book Runner

J.P. Morgan	BofA Merrill Lynch
Co-Manager

RBS

August 5, 2009

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
     We (First National Funding LLC) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.
     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering any notes in any state where the offer is not permitted.
     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

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Summary of Terms

Issuing Entity/Trust:	First National Master Note Trust

Depositor:	First National Funding LLC

Sponsor, Bank and Servicer:	First National Bank of Omaha

Indenture Trustee:	The Bank of New York Mellon Trust Company, N.A.

Owner Trustee:	Wilmington Trust Company

Expected Closing Date:	August 13, 2009

Clearance and Settlement:	DTC/Clearstream/Euroclear

Denominations:	$100,000 and in integral multiples of $1,000

Servicing Fee Rate:	2% per annum

Initial Collateral Amount:	$690,790,000

Primary Assets of the Issuing entity:	Receivables originated in VISA® and MasterCard® revolving credit card accounts owned by First National Bank of Omaha.

Offered Notes:	The Class A notes are offered by this prospectus supplement and the accompanying prospectus.
Series 2009-3

Class	Amount	% of Series 2009-3 Notes
Class A notes	$525,000,000	76.00%
Class B notes	98,438,000	14.25%
Class C notes	43,174,000	6.25%
Class D notes	24,178,000	3.50%

Total	$690,790,000	100.00%

Offered Notes

Class A
Initial Principal Amount:	$525,000,000

Anticipated Ratings (Moody’s/S&P/Fitch)(1):	Aaa/AAA/AAA

Credit Enhancement:	subordination of Class B, Class C and Class D notes

Interest Rate:	One-month LIBOR plus 1.35% per year

Interest Accrual Method:	actual/360

Distribution Dates:	15th day of each month, or if that day is not a business day, the next business day, commencing September 15, 2009

First Interest Payment Date:	September 15, 2009

Interest Rate Index Reset Date:	2 London business days before each distribution date

Commencement of Accumulation Period (subject to adjustment):	July 1, 2011

Expected Principal Payment Date:	July 16, 2012

Final Maturity Date:	July 15, 2015

ERISA Eligibility:	Yes, subject to important considerations described under “ERISA Considerations” in the accompanying prospectus.

Debt for United States Federal Income Tax Purposes:	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus.

TALF Eligibility of Class A Notes	Yes, subject to important considerations described under “Summary of Terms—Term Asset-Backed Facility Considerations” and “TALF Considerations” in this prospectus supplement.

(1)	It is a condition to issuance that these ratings be obtained.

Structural Summary
This summary is a simplified presentation of the major structural components of Series 2009-3. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

The Issuing Entity
The notes will be issued by First National Master Note Trust, a Delaware statutory trust, which is referred to in this prospectus supplement as the issuing entity or the trust. The notes will be issued under an indenture supplement to an indenture, each between the issuing entity and the indenture trustee.
The indenture trustee is The Bank of New York Mellon Trust Company, N.A.
Collateral for the Notes
The notes are secured by a pool of receivables that arise under First National Bank of Omaha’s VISA and MasterCard revolving credit card accounts.
The bank has designated eligible accounts from its portfolio of VISA and MasterCard credit card accounts and has transferred the receivables in those accounts either directly to First Bankcard Master Credit Card Trust or to us. Receivables in accounts that were transferred by the bank to First Bankcard Master Credit Card Trust have been transferred by us to the trust, as more fully described in “Summary of Terms—Termination of First Bankcard Master Credit Trust” in this prospectus supplement. We have transferred the receivables sold to us by the bank to the trust. We refer to the accounts that have been so designated as the trust portfolio.
The receivables in the trust portfolio as of June 30, 2009 were approximately as follows:
•	total receivables: $2,606,232,777

•	principal receivables: $2,572,285,425

•	finance charge receivables: $33,947,352

•	total accounts designated to the trust: 1,984,634
On August 3, 2009, additional accounts with total receivables of approximately $100,000,000 were designated to the trust.
As of June 30, 2009, for the trust portfolio:
•	The total accounts designated for the trust portfolio had an average principal receivable balance of approximately $1,313 and a weighted average credit limit of $14,102.

•	The percentage of the aggregate total receivable balance to the aggregate total credit limit was 11.4%.

•	The average age of the total accounts was approximately 116 months.
Addition of Assets to the Trust
When an account has been designated to the trust portfolio, First National Bank of Omaha continues to own the account, but we buy all receivables existing at the time of designation or created later and transfer them to the trust. The bank has the option to designate additional accounts, which must meet the criteria for eligible accounts described in the definition of “Eligible Account” in the “Glossary of Terms for Prospectus” in the accompanying prospectus, to be included in the trust portfolio from time to time. If the volume of additional accounts designated exceeds specified periodic limitations, then additional new accounts can only be designated if the rating agency condition is satisfied. See “Description of the Notes—Addition of Trust Assets” in the accompanying prospectus for a more detailed description of these and other limitations on our ability to designate additional accounts. In addition, the bank is required to designate additional accounts to be included in the trust portfolio if the amount of principal receivables held by the trust falls below a specified minimum or if the average transferor interest falls below a specified minimum transferor interest for any monthly period, as more fully described in “Description of the Notes—Addition of Trust Assets” in the accompanying prospectus.
Removal of Assets from the Trust
Optional Removals
We have the right to remove accounts from the list of designated accounts and to require the reassignment to us of all receivables in the removed accounts, provided the removal will not cause a pay out event to occur for any series and the rating agency condition is satisfied. See “Description of the Notes—Removal of Accounts” in the accompanying prospectus for a more detailed description of these and other limitations on our right to remove accounts.
Required Removals
We are required to repurchase receivables from the trust if it is discovered that they did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust, and the ineligibility results in a charge-off or in impairment of the trust’s rights in the receivables or their proceeds. Similarly, the servicer is required to purchase receivables from the trust if the servicer fails to satisfy any of its obligations in connection with the transferred receivables or related cardholder accounts, and the failure results in a material impairment of the receivables or subjects their proceeds to a conflicting lien. These and other repurchase and purchase obligations and applicable cure periods are more fully described in “Description of the Notes—Representations and Warranties” and “Description of the Notes—Servicer’s Representations, Warranties and Covenants” in the accompanying prospectus.
Termination of First Bankcard Master Credit Card Trust
First Bankcard Master Credit Card Trust was formed under Nebraska law by the bank in 1995 under a pooling and servicing agreement. The trustee for First Bankcard Master Credit Card Trust was The Bank of New York Mellon Trust Company, N.A. The terms of First Bankcard Master Credit Card Trust were amended and restated on June 26, 1997, and were amended subsequent to the restatement in 1997. The October 2002 amendment, among other things, designated us as the transferor in replacement of First National Bank of Omaha. We entered into a receivables purchase agreement with the bank at the time of the amendment in order to create obligations of the bank to us that paralleled some, but not all of our obligations to First Bankcard Master Credit Card Trust. Prior to its termination, we transferred receivables sold by the bank to us to First Bankcard Master Credit Card Trust.
First Bankcard Master Credit Card Trust issued a collateral certificate representing an interest in the receivables and the other assets of First Bankcard Master Credit Card Trust to us. We transferred the collateral certificate to the issuing entity, and the issuing entity transferred the collateral certificate to the indenture trustee as collateral for the notes issued by the trust.
On December 18, 2008, with all of the outstanding investor certificates issued by First Bankcard Master Credit Card Trust, other than the collateral certificate, retired, we exercised our option to terminate First Bankcard Master Credit Card Trust. Upon the termination of First Bankcard Master Credit Card Trust, we transferred all of our rights, title and interest in and to the assets of First Bankcard Master Credit Card Trust, the transferor interest, the exchangeable transferor certificate evidencing the transferor interest, all monies to be distributed with respect to the transferor interest after the termination of First Bankcard Master Credit Card Trust and the proceeds of the foregoing to the indenture trustee, as the holder of the collateral certificate. In addition, the trustee of First Bankcard Master Credit Card Trust transferred all of its right, title and interest in and to the assets of First Bankcard Master Credit Card Trust to the trust. After these transfers, the indenture trustee surrendered the collateral certificate to the transfer agent and registrar under the pooling and servicing agreement for cancellation.
All of the respective obligations of the servicer, the trustee and us under the pooling and servicing agreement and the collateral series supplement, respectively, have been terminated except for certain obligations of the servicer and us that expressly survive the termination of the pooling and servicing agreement and the collateral series supplement. See “Description of the Notes—Matters Regarding the Depositor and the Servicer” in the accompanying prospectus.
On and after December 18, 2008, we transfer receivables sold to us by the bank to the trust under the transfer and servicing agreement.
Other Claims on the Receivables
Other Series of Notes
The issuing entity has issued other series of notes and may issue other series of notes from time to time in the future. A summary of the outstanding series of notes is in Part A of “Annex I: Other Securities Outstanding” included at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to consent to the issuance of future series of notes.
On May 20, 2009, Moody’s Investors Service, Inc. (“Moody’s”) announced that it had placed 12 classes of asset-backed securities issued by the trust on review for possible downgrade. These classes include all of the term securities in Series 2007-1. Moody’s stated that the review is driven by deterioration in some of the trust’s performance metrics, including the charge-off, delinquency rates and principal payment rate. Moody’s also noted, among other things, that the trust had grown since early 2007, and that Moody’s expected cardholder accounts originated in 2007 and 2008 to underperform accounts from earlier years. On July 30, 2009, Moody’s announced that it assigned a rating of “A2” to one class of these securities, which has been amended and restated. Moody’s has informally indicated that it expects to complete its review of Series 2007-1 and one other class on or before August 10, 2009. In its statement on May 20, 2009, Moody’s indicated that at the conclusion of its review that it may downgrade some of these securities and that a downgrade, if any, is not likely to exceed two notches on senior notes and four notches on subordinate notes. There can be no assurance, however, what action, if any, Moody’s may take or when any action may be taken.
On June 23, 2009, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) announced that it had affirmed its ratings on the Series 2007-1 Class A notes, the Series 2007-1 Class C notes, the Series 2007-2 Class A notes and the Series 2007-2 Class C notes and removed them from CreditWatch with negative implications. S&P stated that the affirmation reflected its recent affirmation of its corporate credit rating on First National Bank of Omaha and its removal from CreditWatch with negative implications and that S&P’s revised loss rate expectation for the trust does not, in and of itself, warrant a downgrade. S&P also noted, among other things, that it believes that the current credit support available for the Class A and Class C notes from Series 2007-1 and Series 2007-2 is adequate to maintain the current ratings on such notes.
On May 26, 2009, Fitch Ratings (“Fitch”) announced that it had assigned a rating watch negative on six classes of asset-backed securities issued by the trust and a negative rating outlook on three other classes of asset-backed securities issued by the trust. These classes did not include any of the term securities in Series 2007-1 or Series 2007-2. Fitch stated that the rating actions were a result of increases in delinquencies and charge-offs, along with slowing monthly payment rates. On July 13, 2009, Fitch announced that it had downgraded from “A” to “A-“ two of the classes that were assigned a negative rating outlook and assigned to them a rating outlook stable, and had downgraded from “BB+” to “BB” two of the classes that were assigned a rating watch negative and continued to place them on credit watch negative. Fitch stated that these actions are a result of deteriorating trust performance relative to credit enhancement for each class.
Ratings on any outstanding class of securities may be downgraded or withdrawn at any time.
No new series of notes may be issued unless we satisfy the conditions described in “Description of the Notes—New Issuances of Notes” in the accompanying prospectus, including that:
•	the rating agency condition is satisfied;

•	we certify, based on facts known to the certifying officer, that the new issuance will not cause a pay out event or an event of default or materially and adversely affect the amount or timing of distributions to be made to any series or class of noteholders;

•	after giving effect to the new issuance, the transferor interest will not be less than the required minimum transferor interest and the aggregate principal receivables will not be less than the required minimum; and

•	delivery of an opinion with respect to certain tax matters.
The Transferor Interest
We own the interest, called the transferor interest, in the receivables and the other assets of the trust not supporting your series or any other series of notes. The transferor interest does not provide credit enhancement for your series or any other series.
Allocations of Collections and Losses
Your notes represent the right to payments from a portion of the collections on the receivables. See the diagram on page S-13, which summarizes the application of finance charge collections and principal collections by the servicer. The servicer will also allocate to your series a portion of defaulted receivables and will also allocate a portion of the dilution on the receivables to your series if the dilution is not offset by the amount of the transferor interest and the depositor fails to comply with its obligation to reimburse the trust for the dilution. Dilution means any reduction to the principal balances of receivables made by the servicer because of merchandise returns or any other reason except losses or payments. Dilution also includes reductions due to a debt cancellation or reduction program that cannot be recovered from insurance or the program’s reserves.
The portion of collections, defaulted receivables and uncovered dilution allocated to your series will be based mainly upon the ratio of the amount of collateral for your series to the sum of the total amount of principal receivables in the trust and any balance in the trust’s excess funding account. The way this ratio is calculated will vary during each of three periods that may apply to your notes:
•	The revolving period, which will begin on the closing date and end when either of the other two periods begins.

•	The accumulation period, which is scheduled to begin on July 1, 2011, and end on July 16, 2012. However, if a pay out event occurs before the accumulation period begins, there will be no accumulation period and a rapid amortization period will begin. If a pay out event occurs during the accumulation period, the accumulation period will end, and a rapid amortization period will begin. Under some circumstances, the beginning of the accumulation period may be delayed, or if it has already begun, may be suspended. During this delay or upon the suspension of the accumulation period, the revolving period shall continue or resume, as appropriate. Throughout the accumulation period we will accumulate collections of principal receivables for later distribution to you.

•	The rapid amortization period, which will only occur if one or more adverse events, known as pay out events, occurs.
For most purposes, the collateral amount used in determining these ratios will be measured as of and will be reset no less frequently than at the end of each month. There are exceptions, as follows.
For allocations of finance charge collections during the rapid amortization period, the collateral amounts as of the end of the revolving period or, if applicable, the end of the accumulation period will be used. For allocations of principal collections during the accumulation period or the rapid amortization period, the collateral amount at the end of the revolving period will be used. We may request a decrease in the amount used, provided that the rating agency condition is satisfied.
The collateral amount for your series is:
•	the original principal amount of the notes, minus

•	principal payments on the notes (except payments made from the spread account) and the balance held in the principal accumulation account for principal payments, minus

•	the amount of any principal collections reallocated to cover interest and servicing payments for your series to the extent not reimbursed from finance charge collections and investment earnings allocated to your series, minus

•	your series’ share of defaults and uncovered dilution to the extent not reimbursed from finance charge collections and investment earnings allocated to your series.
A reduction to the collateral amount because of reallocated principal collections or defaults or uncovered dilution will be reversed to the extent that your series has available finance charge collections and investment earnings in future periods.
Discount Option
Subject to some limitations, we may elect to treat up to 4% of the principal receivables in the trust as finance charge receivables for all purposes including for purposes of the allocations described in this prospectus supplement. We may from time to time, and subject to some limitations, increase—to a percentage not greater than 4%—or reduce or eliminate the percentage used for this purpose. This percentage will initially be zero.
Application of Finance Charge Collections
The issuing entity will apply your series’ share of collections of finance charge receivables each month in the following order of priority:
•	pay interest on the Class A notes;

•	pay interest on the Class B notes;

•	pay servicing fees for your series;

•	pay interest on the Class C notes;

•	pay interest on the Class D notes;

•	cover your series’ share of defaulted receivables and uncovered dilution for the prior calendar month;

•	reinstate any prior reductions in your series’ collateral amount on account of defaulted receivables, uncovered dilution or reallocated principal collections, in each case that have not been reimbursed;

•	in limited circumstances, to make deposits into a reserve account;

•	make deposits into the spread account;

•	other series that share excess finance charge collections with Series 2009-3;

•	following a servicer default and the appointment of a successor servicer, pay to the successor servicer any excess servicing fees;

•	make other deposits or payments required under note purchase agreements for Class B notes, Class C notes and Class D notes; and

•	any remaining balance to us or our assigns.
The above application of finance charge collections allocated to your series is summarized in the diagram on page S-14.
Application of Principal Collections
The issuing entity will apply your series’ share of collections of principal receivables each month as follows:
Revolving Period
During the revolving period, no principal will be paid or accumulated in a trust account for you.
Accumulation Period
During the accumulation period, your series’ share of principal collections will be deposited in a trust account, up to a specified controlled accumulation amount on each distribution date. Amounts on deposit in that account will be paid, first, to the Class A noteholders until the Class A notes are paid in full, then to the Class B noteholders until the Class B notes are paid in full, then to the Class C noteholders until the Class C notes are paid in full, and then to the Class D noteholders until the Class D notes are paid in full, on the expected principal payment date for the notes, unless a pay out event occurs.
Rapid Amortization Period
A rapid amortization period for your series will start if a pay out event occurs. The pay out events for your series are described below in this summary under “Description of Series Provisions—Pay Out Events” and under “Description of the Notes—Pay Out Events” in the accompanying prospectus. During the rapid amortization period, your series’ share of principal collections will be paid monthly—without any limitation based on the controlled accumulation amount—first to the Class A noteholders, then to the Class B noteholders, then to the Class C noteholders and then to the Class D noteholders, in each case until the specified class of notes is paid in full.
Reallocation of Principal Collections
During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes, and monthly servicing fee payments that are not made from your series’ share of finance charge collections, other amounts treated as finance charge collections and excess finance charge collections available from other series that share with your series. This reallocation is one of the ways that the more senior classes of notes obtain the benefit of subordination, as described in the next section of this summary. The amount of reallocated principal collections is limited by the amount of available subordination.
Shared Principal Collections
At all times, collections of principal receivables allocated to your series that are not needed for payments on your series will first be made available to other series, second, deposited in the excess funding account if needed and third, paid to us or our assigns. See “Description of the Notes—Shared Principal Collections” in the accompanying prospectus.
The above applications of principal collections allocated to your series are summarized in the diagram on page S-15.
Credit Enhancement
Credit enhancement for your series includes subordination and, for the Class C noteholders and the Class D noteholders, a spread account, each as described below. Credit enhancement for your series is for the benefit of your series only, and you are not entitled to the benefits of credit enhancement available to other series.
Subordination
Credit enhancement for the Class A notes includes the subordination of the Class B notes, the Class C notes and the Class D notes.
Credit enhancement for the Class B notes includes the subordination of the Class C notes and the Class D notes.
Credit enhancement for the Class C notes includes the subordination of the Class D notes.
Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes. Any such shortfall or deterioration of the collateral will reduce the principal of the notes, beginning with reductions to the most subordinated class of notes then outstanding.
Spread Account
Credit enhancement is also available to the Class C noteholders and the Class D noteholders in the form of a spread account. The spread account will be funded with an initial deposit on the closing date. The trust will make monthly deposits into the spread account from finance charge collections allocated to your series and excess finance charge collections allocated to your series to the extent the spread account is not funded to the required level. The required level will be adjusted based on the performance of the receivables. If payments of principal and finance charge collections available to the Class C notes and the Class D notes are insufficient to pay the principal and interest due on the Class C notes and the Class D notes, the indenture trustee will use the funds on deposit in the spread account, if any, to make up the shortfall.
Pay Out Events
The issuing entity will begin to repay the principal of the notes before the expected principal payment date if a pay out event occurs. A pay out event will occur if the finance charge collections on the receivables are too low or if defaults are too high. The minimum yield that must be available for your series in any month, referred to as the base rate, is the annualized percentage equivalent of (x) the sum of the interest payable on the Series 2009-3 notes for the related interest period, plus your series’ share of the servicing fee for the related calendar month divided by (y) the collateral amount of your series plus amounts on deposit in the principal accumulation account. If the average portfolio yield for your series, calculated as described in the following sentence, for any three consecutive calendar months is less than the average base rate for your series for the same three consecutive calendar months, a pay out event will occur.
The portfolio yield for your series for any calendar month will equal the annualized percentage equivalent of:
•	the amount of finance charge collections and other amounts treated as finance charge collections allocated to your series for that calendar month, excluding amounts withdrawn from the spread account and excess finance charge collections allocated to your series, unless the rating agencies consent to excess finance charge collections allocated to your series being included in the calculation of portfolio yield, net of the amount of defaulted principal receivables and uncovered dilution allocated to your series for that calendar month, divided by

•	the sum of the collateral amount for your series and amounts on deposit in the principal accumulation account, each as of the first day of that calendar month.
The other pay out events are:
•	Our failure to make required payments or deposits or material failure to perform other obligations, subject to applicable grace periods;

•	Material inaccuracies in our representations and warranties, subject to applicable grace periods;

•	Any Series 2009-3 notes are not paid in full on the expected principal payment date;

•	Bankruptcy, insolvency or similar events relating to us or the bank;

•	Our failure to designate receivables arising in additional accounts to the trust as required, subject to a grace period; provided that no pay out event will occur if we reduce the invested amount of a variable funding note issued by the issuing entity, and after such reduction the transferor interest is not less than the required minimum transferor interest and the aggregate principal receivables are not less than the required minimum;

•	Material servicer defaults;

•	Our inability to transfer receivables to the trust or the bank’s inability to transfer receivables to us;

•	the issuing entity becomes subject to regulation as an “investment company” under the Investment Company Act of 1940; or

•	An event of default occurs for the Series 2009-3 notes and their final maturity date is accelerated.
See “Description of Series Provisions—Pay Out Events” for a more detailed description of the pay out events.
Events of Default
The Series 2009-3 notes are subject to events of default described under “The Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal when it is due on the final maturity date.
In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuing entity, the principal amount of the Series 2009-3 notes automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the Series 2009-3 notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 2009-3 notes may declare the principal amount of the Series 2009-3 notes to be immediately due and payable. These declarations may be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2009-3 notes if the related event of default has been cured, subject to the conditions described under “The Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus.
After an event of default and the acceleration of the Series 2009-3 notes, collections allocated to Series 2009-3 and the series’ share of funds on deposit in the collection account and the excess funding account will be applied to pay principal of and interest on the Series 2009-3 notes to the extent permitted by law. If the indenture trustee sells a portion of receivables or otherwise collects money or property on behalf of holders of the Series 2009-3 notes, that money or property will be applied first to pay any amounts owed to the indenture trustee pursuant to the indenture and then, to make payments on the Series 2009-3 notes.
Amounts in the spread account will be available to pay interest payments on the Class C notes and the Class D notes, and upon the earlier to occur of the Series 2009-3 final maturity date, or an event of default and acceleration of the Series 2009-3 notes, these amounts will be used to fund any shortfall in principal payments, first, on the Class C notes and, second, on the Class D notes.
If the Series 2009-3 notes are accelerated or the issuing entity fails to pay the principal of the Series 2009-3 notes on the final maturity date, subject to the conditions described in the prospectus under “The Indenture—Events of Default; Rights upon Event of Default”, the indenture trustee may, if legally permitted, cause the trust to sell principal receivables in an amount equal to the collateral amount for Series 2009-3 and the related finance charge receivables.
Optional Redemption
At the option of the servicer, we will purchase your notes when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount. See “Description of the Notes—Final Payment of Principal” in the accompanying prospectus. The servicer will give the indenture trustee at least thirty days’ prior written notice of the date on which the servicer intends to direct us to make an optional redemption.
Servicing and Servicer’s Fee
The servicer for the trust is First National Bank of Omaha. First National Bank of Omaha, as servicer, receives a fee for its servicing activities. The share of the servicing fee allocable to Series 2009-3 for each distribution date will be equal to one-twelfth of the product of (a) 2% and (b) the collateral amount for

Series 2009-3 on the last day of the prior monthly period. However, the servicing fee for the first monthly period will be based on the number of days in the first monthly period and will be equal to approximately $729,167. If First National Bank of Omaha is the servicer or the indenture trustee is the successor servicer, three-quarters of the monthly servicing fee will be payable only to the extent of interchange allocated to Series 2009-3 for the month.
Following a servicer default and the appointment of a successor servicer, the successor servicer will be entitled to receive excess servicing fees for each month in an amount equal to one-twelfth of the excess of the market rate servicing fee percentage, determined by the indenture trustee, over 2%. In addition, if the indenture trustee is the successor servicer, the excess servicing fee will include any base servicing fee amounts not paid due to shortfalls in interchange allocated to Series 2009-3. The servicing fee allocable to Series 2009-3 for each distribution date will be paid from your series’ share of collections of finance charge receivables as described in “—Application of Finance Charge Collections” above and in “Description of Series Provisions—Application of Finance Charge Collections” below. Excess servicing fees may also be paid from excess finance charge collections from other series as described in “Description of Series Provisions—Sharing Provisions” below.
Tax Status
Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Kutak Rock LLP as special federal tax counsel to the issuing entity, is of the opinion that under existing law the Class A notes will be characterized as debt for federal income tax purposes and that the issuing entity will not be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Class A note, you will agree to treat your Class A notes as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.
ERISA Considerations
Subject to important considerations described under “ERISA Considerations” in the accompanying prospectus, the Class A notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. If you are contemplating purchasing the Series 2009-3 notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Series 2009-3 notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code or other applicable state law.
Term Asset-Backed Securities Loan Facility Considerations
On the closing date, the Class A notes will be eligible collateral under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, subject to those considerations discussed under “Risk Factors—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes” in this prospectus supplement.
You should refer to “TALF Considerations” and “Risk Factors—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes” in this prospectus supplement. If you are an investor intending to pledge the notes as collateral for loans borrowed from the Federal Reserve Bank of New York under its Term Asset-Backed Securities Loan Facility, you are encouraged to consult with your financial and legal advisors regarding the program requirements of, eligibility for, and related legal and economic risks in connection with, loans under the Term Asset-Backed Securities Loan Facility.
Risk Factors
There are material risks associated with an investment in the Series 2009-3 notes, and you should consider the matters set forth under “Risk Factors” beginning on page S-16 below and on page 4 of the accompanying prospectus.
Ratings
It is a condition to the issuance of the Class A notes that the ratings set forth below must be obtained:

Class	S&P	Moody’s	Fitch
Class A	AAA	Aaa	AAA

The bank, as sponsor, has also requested ratings for the Class B notes, the Class C notes and the Class D notes from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s and/or Fitch, Inc. (“Fitch”). While only the Class A is being offered hereby, it is a condition to the issuance of the Class A notes that the Class B notes are rated in one of the three highest categories, the Class C notes are rated in one of the four highest categories, and the Class D notes are rated in one of the five highest categories, by at least two of the rating agencies named above.
Any rating assigned to the notes by a credit rating agency will reflect the rating agency’s assessment solely of the likelihood that noteholders will receive payments of interest when due and the ultimate payment of principal on the final maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which would be caused by a pay out event or an event of default. A rating is based primarily on the rating agency’s evaluation of receivables in the trust and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Ratings on the notes are expected to be monitored by the rating agencies that are rating the notes while the notes are outstanding. Any rating can be changed or withdrawn by a rating agency at any time.
CUSIP/ISIN Numbers
The Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers and the International Securities Identification Numbers (“ISIN”) assigned to the offered notes will be as follows:

Class	CUSIP	ISIN
Class A	32113CAV2	US32113CAV28
First National Funding LLC
Our address is 1620 Dodge Street, Stop Code 3084, Omaha, Nebraska 68197-3084. Our phone number is (402) 341-0500.

Application of Finance Charge Collections
and Principal Collections Received by First National Bank of Omaha
as Servicer of First National Master Note Trust
Upon the issuance of the Series 2009-3 notes, there will be four outstanding series of term notes issued by First National Master Note Trust. As of the date of this prospectus supplement, there are three outstanding series of variable funding notes.

Application of Series 2009-3
Available Finance Charge Collections

Application of Available Collections

Available Principal Collections
During the revolving period:
During the accumulation period:
During the rapid amortization period:
Principal accumulation account*
First, Class A note principal balance
Second, Class B note principal balance
Third, Class C note principal balance
Fourth, Class D note principal balance
Fifth, any other amounts payable to holders of Class B notes, Class C notes and Class D notes
First, Class A note principal balance
Second, Class B note principal balance
Third, Class C note principal balance
Fourth, Class D note principal balance
Excess principal collections
Principal shortfalls of other principal sharing series
Excess funding account, if required
Holder of the transferor interest

* For release on the earlier of the expected principal payment date or the first distribution date of the rapid amortization period.

This prospectus supplement uses defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-56 in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page 87 in the accompanying prospectus.
Risk Factors
In addition to the risk factors described in the prospectus, you should consider the following risk factors before deciding whether to purchase the Series 2009-3 notes.

The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes
On the closing date, the Class A notes will be eligible collateral under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility (“TALF”), as described under “TALF Considerations” in this prospectus supplement. Under TALF, subject to the program terms and conditions, the Federal Reserve Bank of New York (the “FRBNY”) may make loans secured by eligible asset-backed securities to eligible borrowers on a limited recourse basis. However, the FRBNY is under no obligation to extend credit to investors requesting TALF loans. If you intend to obtain a TALF loan to finance your investment but are unable to obtain a TALF loan, you may have limited or no alternative financing options and your expected return on your investment in the Class A notes may be significantly reduced.

•    The Class A notes may cease to be “eligible collateral” under TALF, which may adversely affect your financing options and the liquidity and market value of your notes. Although the Class A notes will be eligible collateral for TALF on the closing date, as discussed under “TALF Considerations” in this prospectus supplement, there can be no assurance that the Class A notes will remain eligible collateral for new TALF loans sought at any time after the closing date (or TALF loans sought to be assigned after the closing date), including due to changes in the terms and conditions of the TALF program or the characteristics of the Class A notes or receivables. In particular, if any rating for the Class A notes were to be lowered or withdrawn by Standard & Poor’s, Moody’s or Fitch, were assigned a credit rating below the highest investment grade rating category from any other TALF-eligible nationally recognized statistical rating organization or were placed on review or watch for downgrade, then the Class A notes would no longer constitute eligible collateral, and an investor would not be able to obtain a new TALF loan secured by the Class A notes. Neither the sponsor nor the issuing entity is obligated to take actions to maintain the ratings assigned to the Class A notes.

Further, the FRBNY has indicated that assignment of TALF loans to other eligible borrowers may only occur with the consent of the FRBNY and prior to the expiration of the TALF program on December 31, 2009 (or such later date if extended by the FRBNY). To the extent the Class A notes cannot be pledged as collateral for a TALF loan after the closing date, it could limit your ability to resell those notes and adversely impact the price of your Class A notes.

•    Investors financing a purchase of Class A notes with a TALF loan must access the TALF program through a primary dealer. An investor seeking a loan under the TALF program may only gain access to the TALF program as a borrower through a primary dealer that has agreed to be bound by the Master Loan and Security Agreement (the “MLSA”) between the FRBNY, the primary dealers and The Bank of New York Mellon, as custodian and administrator. Although a TALF borrower will have various obligations and make various representations to the FRBNY, a borrower will not be in direct contractual privity with the FRBNY or any other governmental entity. The TALF borrower must enter into a customer agreement with a primary dealer that will act on behalf of the borrower in connection with a TALF loan and will receive from the borrower and deliver to the TALF custodian the eligible collateral, collateral haircut and other amounts due in connection with the closing of a TALF loan. Under the TALF program, the “collateral haircut”, which will be delivered by the borrower in connection with a TALF loan, is an amount of cash equal to the market value of the asset-backed securities to be pledged by a borrower to secure the TALF loan multiplied by a percentage set forth by the FRBNY as the applicable “haircut percentage”, which varies based on the type of asset underlying the asset-backed securities pledged by the related borrower. Currently, requests for a TALF loan backed by credit card loan-backed securities may be made once per month on the applicable TALF subscription date. On the subscription date, the primary dealer must provide the custodian with the CUSIP numbers and offering documents of all collateral expected to be pledged to secure the TALF loans, together with other information regarding the prospective borrower and the eligible collateral. On the TALF loan settlement date, the TALF borrower, through its primary dealer, will deliver the pledged collateral, the collateral haircut and the administrative fee due in connection with the TALF loan to The Bank of New York Mellon, as the TALF custodian. While it is not currently expected to do so, FRBNY is entitled to decline to make a TALF loan for any reason. If an investor in the Class A notes failed to successfully subscribe for a TALF loan on the subscription date, or does not close the TALF loan on the TALF loan settlement date, that investor would not be able to apply for another TALF loan until the next TALF subscription date, at which date the Class A notes may no longer constitute eligible collateral and the pricing for TALF loans may be higher. See “—Terms and conditions to obtaining TALF loans may change and you may not be able to pledge the Class A notes in the future.”

An investor in the Class A notes who obtains a loan under the TALF program will not directly receive payments of interest and principal on any Class A notes pledged to secure the TALF loan. Instead, payments with respect to pledged securities under the TALF program will be distributed directly to the TALF custodian, which will then be applied to pay interest and principal on the TALF loan in accordance with the terms of the MLSA and the applicable customer agreement. While certain terms are required by the MLSA to be contained in each customer agreement, the terms of any particular customer agreement may vary depending on the primary dealer or dealers selected by an investor. We can make no assurances of the creditworthiness or operations of any particular primary dealer, or that the terms offered under any particular primary dealer’s customer agreement will be acceptable to you.

An assignment of a TALF loan may also require the consent of the primary dealer that arranged the TALF loan. In addition, we can give no assurance that any TALF-related request by a primary dealer for future documentation, fees or assurances occurring after issuance of the Class A notes with respect to secondary market purchases of the Class A notes will be acceptable to you, and it is expected that none of the sponsor, the depositor, the issuing entity, the underwriters or any of their subsidiaries or affiliates will have any obligation to comply with any future request made by a primary dealer. As a result of the foregoing, you may not be able to sell your Class A notes when you want to do so or you may not be able to obtain the price that you wish to receive. See “Risk Factors—It may not be possible to find an investor to purchase your notes” in the accompanying prospectus.

•    The FRBNY may enforce its rights in the collateral and sell your Class A notes. The FRBNY is permitted to assign asset-backed securities pledged as collateral to secure a TALF loan to TALF LLC, a special purpose entity, upon the occurrence of certain defaults (including the failure to repay the TALF loan by the applicable maturity date, which is currently three years from the date the loan is made for loans secured by credit card loan-backed securities, and failure of the TALF borrower to satisfy FRBNY’s eligibility criteria) and other events described in the MLSA, and TALF LLC may liquidate the collateral and pursue remedies against the TALF borrower. If TALF LLC were to liquidate collateral or pursue remedies with respect to the Class A notes (including as a result of defaults or other actions of other TALF borrowers), or with respect to similar securities, the effect may be to depress the secondary market price of your Class A notes.

If you obtain a TALF loan secured by the Class A notes and the outstanding amount of the loan is not repaid on or before the loan’s maturity date, you must repay the outstanding amount on the maturity date or surrender your Class A notes to the FRBNY. We expect, but cannot assure you, that the amounts on deposit in the principal accumulation account on the expected principal payment date will be sufficient to pay the full principal amount of the Class A notes. If there are not sufficient funds on deposit in the principal accumulation account to pay the Class A notes in full on the expected principal payment date, payment of your Class A notes could occur later than the maturity date of a related TALF loan. See “Maturity Considerations” in this prospectus supplement. If an investor with a TALF loan defaults on the TALF loan, in most cases, the FRBNY and its designated agents (including TALF LLC) may only exercise remedies against the eligible collateral securing the loan (including the portion thereof attributable to related collateral haircut). However, there are certain exceptions to the limited recourse nature of the TALF facility outlined in the MLSA, which may result in a TALF borrower being subject to recourse for amounts in excess of the value of the pledged asset-backed securities collateral, as further described in “TALF Considerations—Defaults on TALF Loans” in this prospectus supplement.

•    Terms and conditions to obtaining TALF loans may change and a purchaser of the Class A notes may not be able to pledge the Class A notes in the future. The FRBNY, the Treasury Department and other agencies of the U.S. government have announced that TALF will be funded with $200 billion, with a possible increase up to $1 trillion. In addition, TALF is capitalized with $20 billion in funds from the U.S. Treasury Department’s Troubled Asset Relief Program (“TARP”). No assurance can be made that the entire amount of funds initially dedicated to TALF or TARP will be available through the maturity of securities pledged as collateral for TALF loans, if the U.S. Congress, Treasury Department or Board of Governors of the Federal Reserve System determines that funding should be reduced or reallocated for other purposes.

No assurance can be made that the FRBNY will refrain from changing (including retroactively) the terms of the MLSA and other terms and conditions of the TALF program. In particular, no assurance can be made that the FRBNY will not change the eligibility requirements for collateral to be pledged under TALF or that the collateral haircuts initially announced will remain at their present levels. To the extent the Class A notes cannot be pledged as collateral for a TALF loan after the closing date, it could limit your ability to resell those notes and adversely impact the price of your Class A notes.

For more information about the Class A notes and TALF, see “TALF Considerations” in this prospectus supplement. However, this prospectus supplement does not purport to describe all the requirements of participation in the TALF program or the associated risks or the availability or advisability of financing an investment in the Class A notes with loans from the FRBNY under TALF. Potential investors in the Class A notes should consult with their own financial and legal advisors with respect to the program requirements of, eligibility for, and related legal and economic risk in connection with, TALF loans.

The interest rate terms of the receivables and those of the notes differ, which could result in delayed or reduced payments to you	Finance charges on a majority of the accounts currently designated to the trust accrue at a variable rate based on the “U.S. Prime Rate” published in The Wall Street Journal or LIBOR, while the rest accrue interest at a fixed rate. Finance charges on accounts in the trust in the future may accrue at a fixed rate or at a variable rate based on the U.S. Prime Rate, one-month LIBOR or other designated index.

The interest rate of the Series 2009-3 notes is a floating rate based on one-month LIBOR. Changes in one-month LIBOR might not be reflected in the designated index or the LIBOR determination dates may vary or fixed floors on the rates may affect the timing of rate increases, resulting in a higher or lower spread. This spread is the difference between the actual finance charge receivables collected on the accounts and the required finance charge receivables needed to fund the interest, servicing fees and other amounts payable with respect to Series 2009-3.

High concentrations in a geographic area could affect the collection rate on the receivables	The trust contains a high concentration of receivables owed by accountholders located in Florida, Texas, Nebraska and California. Events in those regions may adversely affect the collection rate of receivables in the trust.

Recent changes to accounting standards could have an impact on the issuing entity, the depositor or the bank	Under current accounting standards — specifically, Statement of Financial Accounting Standards No. 140 (FAS 140) — a portion of the receivables is not consolidated on the balance sheet of the bank, the depositor, or any of their affiliates. One consequence of this accounting treatment is that none of the bank, the depositor, or any of their affiliates is required to include this portion of the receivables as an asset when calculating its minimum regulatory capital ratios or allowances for loan and lease losses.

Recently, the Financial Accounting Standards Board (FASB) has adopted substantial revisions to FAS 140 and FASB Interpretation No. 46(R) that, once effective, are likely to result in this portion of the receivables being consolidated on the balance sheet of the bank, the depositor or their affiliates, and could affect the accounting treatment for transfers of receivables by the bank to us. For entities (like the bank, the depositor and their affiliates) with fiscal years that correspond to the calendar year, the changes become effective January 1, 2010. The bank, the depositor and their affiliates are considering various options relating to these changes.

If the accounting amendments ultimately affect the sale accounting treatment for transfers of receivables by the bank to us, such transfers may not have the benefit of the FDIC rule stating that, if certain conditions are met, the FDIC will not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured institution any financial assets transferred by the bank in connection with a securitization transaction. For a discussion of risks that may affect noteholders if the rule does not apply see “Risk Factors—If a conservator or receiver were appointed for First National Bank of Omaha, delays or reductions in payment of your notes could occur” and “Material Legal Aspects of the Receivables—Conservatorship and Receivership; Bankruptcy” in the accompanying prospectus. In addition, if the bank no longer achieves sale treatment, its regulatory capital requirements may increase significantly.

It is not certain how bank regulatory authorities will respond to these changes, or how the issuing entity, the bank or the depositor may be affected. Still, no assurance can be given that these amendments would not have an adverse impact on the issuing entity, the bank or the depositor or the notes issued by the issuing entity.

The ratings for the notes are limited in scope, may not continue to be issued and do not consider the suitability of an investment in the securities for you	It is a condition to the issuance of the Class A notes that all of the ratings set forth for the Class A notes be obtained and that the Class B notes are rated in one of the three highest categories, the Class C notes are rated in one of the four highest categories and the Class D notes are rated in one of the five highest categories by at least two of the rating agencies, as described in the “Summary of Terms—Ratings.” A note rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding balance of the notes. A note rating is not a recommendation to buy, sell or hold the notes. Ratings on the notes may be lowered, qualified or withdrawn at any time after the notes are issued without notice from the issuing entity or the depositor. No one has an obligation to provide additional credit enhancement or to restore the original rating of any notes with respect to which a rating agency changes its rating or withdraws a rating in the future. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the notes. Ratings on the notes do not address the likelihood of payment of principal of a note on its expected principal payment date or the possibility of an early payment or acceleration of a note, which would be caused by a payout event or an event of default. The ratings do not consider the prices of the notes or their suitability to a particular investor.

If any rating for the Class A notes were to be lowered or withdrawn by S&P, Moody’s or Fitch, were assigned a credit rating below the highest investment grade rating category from any other TALF-eligible nationally recognized statistical rating organization or were placed on review or watch for downgrade, then the Class A notes would no longer constitute eligible collateral for purposes of TALF and an investor would not be able to obtain a new TALF loan secured by the Class A notes. See “—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of your Class A notes—The Class A notes may cease to be “eligible collateral” under TALF, which may adversely affect your financing options and the liquidity and marketability of your notes” above.

Current stress in the market may result in increased charge-offs and could reduce payments to you	The global financial and economic crisis has had and could continue to have an adverse effect on the trust portfolio. The current deep economic recession and rising unemployment contributed to significant increases in net losses and delinquencies for 2008 and the first six months of 2009 compared to 2007. See “Receivables Performance—Delinquency and Loss Experience” in this prospectus supplement. Increases in delinquencies and charge-offs could continue, particularly if conditions in the general economy further deteriorate.

If the amount of charged-off receivables and any uncovered dilution allocated to your series exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Investor Charge-Offs” in this prospectus supplement and “Description of the Notes—Defaulted Receivables; Dilution; Investor Charge-Offs” in the accompanying prospectus.

Receivables Performance
     The tables below contain performance information for the receivables trust portfolio for each of the dates or periods shown. The composition of the trust portfolio has changed, and is expected to continue to change, over time. The actual performance of the receivables in the current trust portfolio may be different from that set forth below.
Delinquency and Loss Experience
     The following tables set forth the delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio for each of the dates or periods shown. Because we have the right, and, in some circumstances, the obligation, to designate additional accounts, actual historical delinquency and loss experience with respect to the receivables may be different from that set forth below for the trust portfolio.
     For purposes of the following tables:
•	Average Receivables Outstanding for any period is the average of the daily total receivables balance during such period;

•	Total Gross Charge-Offs for any period are the total principal charge-offs before recoveries and do not include the amount of any reductions in the average receivables outstanding due to reversals of fees and finance charges, returned goods, customer disputes or other miscellaneous credit adjustments;

•	Recoveries includes recoveries of principal and finance charge receivables and fees;

•	Net Charge-Offs equals Total Gross Charge-Offs minus Recoveries; and

•	Annualized figures are not necessarily indicative of results for the entire year.
     We cannot assure you that the future delinquency and loss experience for the trust’s receivables will be similar to the historical experience of the trust portfolio set forth below. The following tables include information with respect to each account from the date such account was designated to the trust, and do not reflect the delinquency and loss information as if all accounts and the related receivables had been designated throughout each of the periods shown.

Receivables Delinquency Experience
Trust Portfolio*

	As of June 30, 2009		As of December 31, 2008
		Percentage of		Percentage of
	Total Receivables	Total Receivables	Total Receivables	Total Receivables
Receivables Outstanding	$2,606,232,776.91	100.00%	$2,694,715,541.32	100.00%
Receivables Delinquent
30 to 59 Days	$30,413,304.51	1.17%	$30,380,906.60	1.13%
60 to 89 Days	$26,799,210.01	1.03%	$23,725,888.51	0.88%
90 to 119 Days	$23,547,151.62	0.90%	$18,060,541.04	0.67%
120 to 149 Days	$22,217,703.74	0.85%	$14,277,078.30	0.53%
150 or More Days	$19,814,441.89	0.76%	$12,602,911.16	0.47%

TOTAL	$122,791,811.77	4.71%	$99,047,325.61	3.68%

	As of December 31,
	2007		2006
		Percentage of Total		Percentage of
	Total Receivables	Receivables	Total Receivables	Total Receivables
Receivables Outstanding	$2,495,586,368.70	100.00%	$2,100,177,582.96	100.00%
Receivables Delinquent
30 to 59 Days	$22,440,337.73	0.90%	$24,030,800.89	1.15%
60 to 89 Days	$17,595,639.85	0.71%	$17,725,381.47	0.84%
90 to 119 Days	$13,936,788.56	0.56%	$14,338,483.35	0.68%
120 to 149 Days	$11,531,167.81	0.46%	$11,118,224.64	0.53%
150 or More Days	$9,831,492.97	0.39%	$10,586,768.29	0.50%

TOTAL	$75,335,426.92	3.02%	$77,799,658.64	3.70%

*	Account addition in August 2009 not reflected.

Account Delinquency Experience
Trust Portfolio*

	As of June 30, 2009		As of December 31, 2008
		Percentage of Total		Percentage of Total
		Active Accounts		Active Accounts
	Active Accounts	Outstanding	Active Accounts	Outstanding
Total Active Accounts**	836,737	100.00%	849,483	100.00%
Accounts Delinquent
30 to 59 Days	5,080	0.61%	5,822	0.69%
60 to 89 Days	3,835	0.46%	3,835	0.45%
90 to 119 Days	3,238	0.39%	2,803	0.33%
120 to 149 Days	2,663	0.32%	1,950	0.23%
150 or More Days	2,333	0.28%	1,709	0.20%

TOTAL	17,149	2.05%	16,119	1.90%

	As of December 31,
	2007		2006
		Percentage of Total		Percentage of Total
		Active Accounts		Active Accounts
	Active Accounts	Outstanding	Active Accounts	Outstanding
Total Active Accounts**	805,717	100.00%	753,800	100.00%
Accounts Delinquent
30 to 59 Days	5,250	0.64%	5,544	0.73%
60 to 89 Days	3,634	0.45%	3,256	0.43%
90 to 119 Days	2,412	0.30%	2,397	0.32%
120 to 149 Days	1,781	0.22%	1,630	0.22%
150 or More Days	1,443	0.18%	1,511	0.20%

TOTAL	14,520	1.80%	14,338	1.90%

*	Account addition in August 2009 not reflected.

**	Active Accounts represent those accounts with a non-zero balance.

Net Charge-Off Experience
Trust Portfolio*

	6 Calendar Months
	Ended June 30,	Year Ended December 31,
	2009	2008	2007	2006
Average Receivables Outstanding	$2,604,980,000	$2,530,077,540	$2,127,046,128	$2,065,871,549
Total Gross Charge-Offs	$107,025,522	$130,844,691	$116,657,952	$133,692,571
Gross Charge-Offs as a Percentage of Average Receivables Outstanding (annualized)	8.22%	5.17%	5.48%	6.47%
Recoveries	$9,513,311	$20,118,024	$29,241,185	$24,758,114
Net Charge-Offs	$97,512,211	$110,726,667	$87,416,766	$108,934,457
Net Charge-Offs as a Percentage of Average Receivables Outstanding (annualized)	7.49%	4.38%	4.11%	5.27%
Accounts Experiencing a Loss	28,431	39,883	35,006	30,400
Accounts Experiencing a Recovery	2,676	4,782	5,436	5,290
Average Net Loss of Accounts with a Loss	$3,430	$2,776	$2,497	$3,583

*	Account addition in August 2009 not reflected.
Revenue Experience
     The following table sets forth the historical yields from finance charges and fees on a collected basis and yield from interchange collections allocated to the trust portfolio for each of the periods shown. For purposes of the following table:
•	Average Receivables Outstanding for any period is the average of the daily total receivables balance during such period;

•	Finance Charges and Fees Collected for any period includes monthly periodic finance charge collections, cash advance fees, annual membership fees, late fees and other fees collected during such period;

•	Yield from Finance Charges and Fees Collected for any period is calculated by dividing Finance Charges and Fees Collected for such period by the Average Receivables Outstanding for such period; and
     Yield from Interchange for any period is calculated by dividing interchange received from VISA and MasterCard that has been allocated to the trust portfolio for such period by the Average Receivables Outstanding for such period.
     The following table includes information with respect to each account from the date such account was designated to the trust, and does not reflect the historical yields as if all accounts and the related receivables had been designated throughout each of the periods shown. The yield will be affected by numerous factors, including:
•	the monthly periodic finance charges on the receivables;
•	the amount of the annual cardholder fees and other fees;
•	changes in the delinquency rate on the receivables; and
•	the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges.
     As payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic finance charges normally increases. The yield related to service charges varies with the type and volume of activity in and the amount of each account. As account balances increase, annual cardholder fees, which remain constant, represent a smaller percentage of the aggregate account balances. The yield related to interchange generally varies with the number of credit card transactions and the amount charged per transaction, which has historically been higher in the last six months of the year than in the first six months, due to the seasonal patterns in cardholder behavior.
Revenue Experience
Trust Portfolio*

	6 Calendar
	Months Ended
	June 30,	Year Ended December 31,
	2009	2008	2007	2006
Average Receivables Outstanding	$2,604,980,000	$2,530,077,540	$2,127,046,128	$2,065,871,549
Finance Charges and Fees Collected	$174,032,129	$323,722,523	$321,011,879	$331,423,453
Yield from Finance Charges and Fees (annualized)	13.36%	12.79%	15.09%	16.04%
Interchange	$31,270,591	$64,065,718	$58,520,338	$51,771,974
Yield from Interchange (annualized)	2.40%	2.53%	2.75%	2.51%
Total Average Yield (annualized)	15.76%	15.33%	17.84%	18.55%

*	Account addition in August 2009 not reflected.
Interchange
     Creditors participating in the VISA and MasterCard associations receive interchange, which are funds paid as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period of time prior to initial billing. Under the VISA and MasterCard systems, a portion of the interchange in connection with cardholder charges for merchandise and services is passed from banks that clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by VISA and MasterCard and are based on the number of credit card transactions and the amount charged per transaction. The bank will be required, pursuant to the terms of the receivables purchase agreement, to transfer to the trust a percentage of the interchange attributed to cardholder charges for merchandise and services in the trust portfolio. VISA and MasterCard may from time to time change the amount of interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of finance charge receivables for the purposes of allocating collections of finance charge receivables to Series 2009-3.
The Trust Portfolio
     The receivables in the trust portfolio arise in accounts selected from the VISA and MasterCard credit card accounts owned by the bank (or its South Dakota affiliate) on the basis of the eligibility criteria as applied on July 31, 1995, and, with respect to additional accounts, as of the related date of their designation. All accounts currently designated to the trust are now owned by the bank. We will have the right, subject to some limitations and conditions, and in some circumstances will be obligated, to designate from time to time additional accounts and to transfer to the trust all receivables arising in or which arose under those additional accounts, whether those receivables are then existing or thereafter created. Any additional accounts must be eligible accounts as of the date that we designate the accounts as additional accounts. We will also have the right, subject to some limitations and conditions, to designate some accounts as removed accounts and to require the trustee to reconvey all receivables in those removed accounts to us. Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated on July 31, 1995, plus any additional accounts and minus any removed accounts. The limitations and conditions which apply to addition and removal of accounts are described in the prospectus under the headings “Description of the Notes—Addition of Trust Assets” and “—Removal of Accounts.”
     The VISA and MasterCard accounts may be used to purchase merchandise or services and to obtain cash advances. A cash advance occurs when a credit card is used to obtain cash (or cash equivalents) from a financial institution, merchant or automated teller machine. Cash advances may also be obtained through the use of convenience checks issued by the bank which may be completed and signed by the cardholder in the same manner as a personal check. Amounts due from both purchases and cash advances will be included in the receivables. A description of the bank’s credit card business is contained in the prospectus under the heading “The Bank’s Credit Card Activities.”
     Information in this prospectus supplement includes accounts with no balance, as of the dates shown, except as otherwise noted.
     As of the end of the day on June 30, 2009:
•	The receivables in the trust portfolio included approximately $2,606,232,777 of total receivables.
•	The total accounts designated for the trust portfolio had an average principal receivable balance of approximately $1,313 and a weighted average credit limit of $14,102.
•	The percentage of the aggregate total receivables balance to the aggregate total credit limit was 11.4%.
•	The average age of the total accounts by outstanding receivables balance was approximately 116 months.
•	Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states, the District of Columbia and some U.S. territories.
     On August 3, 2009, additional accounts with total receivables of approximately $100,000,000 were designated to the trust.
     As of the month ended June 30, 2009:
•	The percentage of the receivables in the trust portfolio for which cardholders made minimum payments as of their respective latest statement date, in each case based on the prior month statement minimum payment, was 0.89%.
•	The percentage of the receivables in the trust portfolio for which cardholders made full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance, was 7.95%.
     The following tables describe the trust portfolio by various criteria at the end of the day as of June 30, 2009. Please note that percentages in the tables in this section may not add up to 100% due to rounding. Because the future composition of the trust portfolio will change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

Composition by Outstanding Account Balance
Trust Portfolio as of June 30, 2009*

		Percentage of
	Number of	Total Number		Percentage of
Account Balance Range	Accounts	of Accounts	Receivables	Total Receivables
Credit Balance	25,105	1.27%	$(1,678,682)	-0.06%
Zero Balance	1,147,897	57.84%	$—	0.00%
$0.01 - $1,000.00	337,599	17.01%	$107,813,544	4.14%
$1,000.01 - $2,000.00	100,439	5.06%	$147,096,731	5.64%
$2,000.01 - $5,000.00	182,358	9.19%	$611,789,218	23.48%
$5,000.01 - $8,000.00	96,831	4.88%	$614,080,701	23.56%
$8,000.01 - $10,000.00	35,487	1.79%	$316,893,226	12.16%
$10,000.01 - $13,000.00	30,016	1.51%	$340,345,906	13.06%
$13,000.01 - $15,000.00	12,555	0.63%	$175,214,793	6.72%
$15,000.01 - $18,000.00	9,989	0.50%	$162,620,072	6.24%
$18,000.01 - $20,000.00	3,091	0.16%	$58,488,173	2.24%
Greater than $20,000.00	3,267	0.16%	$73,569,094	2.82%

TOTAL	1,984,634	100.00%	$2,606,232,777	100.00%

* Account addition in August 2009 not reflected. Composition by Credit Limit Trust Portfolio as of June 30, 2009*

		Percentage of
	Number of	Total Number		Percentage of
Credit Limit Range	Accounts	of Accounts	Receivables	Total Receivables
$0 to $1,000.00	68,404	3.45%	$5,912,441	0.23%
$1,000.01 to $2,500.00	77,799	3.92%	$26,027,578	1.00%
$2,500.01 to $5,000.00	237,308	11.96%	$134,262,452	5.15%
$5,000.01 to $7,500.00	272,641	13.74%	$259,307,232	9.95%
$7,500.01 to $10,000.00	269,406	13.57%	$313,304,622	12.02%
$10,000.01 to $12,500.00	245,747	12.38%	$361,118,373	13.86%
$12,500.01 to $15,000.00	315,607	15.90%	$473,623,322	18.17%
$15,000.01 to $17,500.00	139,495	7.03%	$345,347,837	13.25%
$17,500.01 to $20,000.00	117,084	5.90%	$238,211,101	9.14%
$20,000.01 to $22,500.00	96,959	4.89%	$149,672,656	5.74%
$22,500.01 to $25,000.00	141,979	7.15%	$291,472,661	11.18%
greater than $25,000.00	2,205	0.11%	$7,972,502	0.31%

TOTAL	1,984,634	100.00%	$2,606,232,777	100.00%

*      Account addition in August 2009 not reflected.

Composition by Account Age
Trust Portfolio as of June 30, 2009*

		Percentage of
	Number of	Total Number		Percentage of
Account Age	Accounts	of Accounts	Receivables	Total Receivables
Not more than 6 months	—	0.00%	$—	0.00%
Over 6 through 12 months	24,064	1.21%	$25,593,862	0.98%
Over 12 through 24 months	169,319	8.53%	$257,156,984	9.87%
Over 24 through 36 months	385,640	19.43%	$626,354,037	24.04%
Over 36 through 48 months	122,824	6.19%	$132,200,359	5.07%
Over 48 through 60 months	100,836	5.08%	$85,677,864	3.29%
Over 60 through 72 months	67,475	3.40%	$67,875,121	2.60%
Over 72 through 84 months	77,122	3.89%	$102,229,491	3.92%
Over 84 through 96 months	143,652	7.24%	$132,936,470	5.10%
Over 96 through 108 months	79,688	4.02%	$93,298,660	3.58%
Over 108 through 120 months	56,431	2.84%	$75,083,000	2.88%
Over 120 through 132 months	42,844	2.16%	$50,813,850	1.95%
Over 132 through 144 months	24,589	1.24%	$34,698,962	1.33%
Over 144 through 156 months	47,334	2.39%	$60,035,966	2.30%
Over 156 through 168 months	60,351	3.04%	$88,551,161	3.40%
Over 168 through 180 months	67,037	3.37%	$112,938,750	4.33%
Over 180 months	515,428	25.97%	$660,788,240	25.36%

TOTAL	1,984,634	100.00%	$2,606,232,777	100.00%

*	Account addition in August 2009 not reflected.
Composition by Fixed/Variable Rate
Trust Portfolio as of June 30, 2009*

	Receivables	Percentage of Total Receivables
Total Fixed	$756,121,305	29.01%
Total Variable	$1,850,111,472	70.99%

TOTAL	$2,606,232,777	100.00%

*	Account addition in August 2009 not reflected.

Geographic Distribution of Accounts
Trust Portfolio as of June 30, 2009*

		Percentage of
	Number of	Total Number		Percentage of
States	Accounts	of Accounts	Receivables	Total Receivables
Alabama	17,735	0.89%	$24,937,364	0.96%
Alaska	2,168	0.11%	$2,909,409	0.11%
Arizona	30,161	1.52%	$39,799,109	1.53%
Arkansas	13,832	0.70%	$17,879,036	0.69%
California	204,674	10.31%	$294,012,783	11.28%
Colorado	46,153	2.33%	$71,654,477	2.75%
Connecticut	17,029	0.86%	$23,127,937	0.89%
Delaware	5,284	0.27%	$5,766,748	0.22%
Florida	94,776	4.78%	$135,578,683	5.20%
Georgia	36,532	1.84%	$58,680,879	2.25%
Hawaii	2,477	0.12%	$3,202,458	0.12%
Idaho	10,360	0.52%	$12,678,160	0.49%
Illinois	95,089	4.79%	$123,916,725	4.75%
Indiana	42,741	2.15%	$56,967,985	2.19%
Iowa	91,238	4.60%	$87,114,039	3.34%
Kansas	36,641	1.85%	$47,507,232	1.82%
Kentucky	24,176	1.22%	$30,473,056	1.17%
Louisiana	27,094	1.37%	$34,378,456	1.32%
Maine	7,569	0.38%	$11,272,152	0.43%
Maryland	25,510	1.29%	$32,185,636	1.23%
Massachusetts	33,228	1.67%	$44,348,886	1.70%
Michigan	75,971	3.83%	$115,324,409	4.42%
Minnesota	100,722	5.08%	$110,211,136	4.23%
Mississippi	9,439	0.48%	$12,413,969	0.48%
Missouri	50,123	2.53%	$68,124,195	2.61%
Montana	17,014	0.86%	$20,870,507	0.80%
Nebraska	95,088	4.79%	$130,749,898	5.01%
Nevada	11,403	0.57%	$17,477,343	0.67%
New Hampshire	10,485	0.53%	$15,557,821	0.60%
New Jersey	43,342	2.18%	$47,591,699	1.83%
New Mexico	11,237	0.57%	$14,290,567	0.55%
New York	71,311	3.59%	$93,423,422	3.58%
North Carolina	40,810	2.06%	$57,949,627	2.22%
North Dakota	17,898	0.90%	$19,117,321	0.73%
Ohio	65,822	3.32%	$94,394,564	3.62%
Oklahoma	19,481	0.98%	$27,332,245	1.05%
Oregon	24,512	1.24%	$31,166,877	1.20%
Pennsylvania	103,085	5.19%	$104,443,610	4.01%
Rhode Island	5,019	0.25%	$6,567,724	0.25%
South Carolina	16,641	0.84%	$24,265,345	0.93%
South Dakota	19,798	1.00%	$23,701,055	0.91%
Tennessee	28,261	1.42%	$37,443,856	1.44%
Texas	115,872	5.84%	$162,393,308	6.23%
Utah	11,207	0.56%	$14,698,482	0.56%
Vermont	4,502	0.23%	$5,931,867	0.23%
Virginia	36,579	1.84%	$48,010,964	1.84%
Washington	36,581	1.84%	$48,662,161	1.87%
West Virginia	8,501	0.43%	$10,472,921	0.40%
Wisconsin	59,286	2.99%	$72,079,230	2.77%
Wyoming	7,266	0.37%	$8,989,716	0.34%
Other	2,911	0.15%	$4,185,728	0.16%

TOTAL	1,984,634	100.00%	$2,606,232,777	100.00%

*	Account addition in August 2009 not reflected.

     The trust contains a high concentration of receivables owed by accountholders (based on billing addresses) located in Florida, Texas, Nebraska and California. Adverse economic conditions affecting accountholders residing in these states could affect payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the trust portfolio.
FICO
     The following table sets forth the FICO1 score on each account in the trust portfolio, to the extent available, as refreshed during the month ended June 30, 2009. Receivables, as presented in the following table, are determined as of June 30, 2009. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. FICO scores may change over time, depending on the conduct of the debtor and changes in credit score technology. Because the future composition and product mix of the trust portfolio may change over time, this table is not necessarily indicative of the composition of the trust portfolio at any specific time in the future.
     Data from an independent credit reporting agency, such as a FICO score, is one of several factors that, if available, may be used by the bank in its credit scoring system to assess the credit risk associated with each applicant. See “The Bank’s Credit Card Activities” in the prospectus. At the time of account origination, the bank may request information, including a FICO score, from one or more independent credit bureaus. A FICO score may be different from one bureau to another. For some applicants, FICO scores may be unavailable. FICO scores are based on independent third party information, the accuracy of which cannot be verified.
     The table below sets forth refreshed FICO scores from a single credit bureau. A “refreshed” FICO score means the FICO score determined by Experian, as updated monthly.
     As of June 30, 2009 84.51% of the receivables in the trust portfolio relate to obligors whose FICO score is greater than 660.
FICO Score Distribution
Trust Portfolio as of June 30, 2009*

	Number of	Percentage of Total		Percentage of
FICO Score	Accounts	Number of Accounts	Receivables	Total Receivables
800 and over	813,166	40.97%	$270,901,481	10.39%
750-799	487,366	24.56%	$694,113,615	26.63%
700-749	388,324	19.57%	$858,994,732	32.96%
680-699	94,322	4.75%	$224,943,358	8.63%
660-679	65,860	3.32%	$159,449,231	6.12%
640-659	39,857	2.01%	$102,122,639	3.92%
600-639	43,063	2.17%	$112,028,400	4.30%
Less than 600	52,676	2.65%	$183,679,321	7.05%

TOTAL	1,984,634	100.00%	$2,606,232,777	100.00%

*	Account addition in August 2009 not reflected.
Static Pool Information
     Static pool information regarding the performance of the receivables in the trust portfolio is provided in Annex II to this prospectus supplement, which forms an integral part of this prospectus supplement. All static pool information for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes.

[1]	FICO is a federally registered servicemark of Fair, Isaac & Company.

Maturity Considerations
     Series 2009-3 will always be in one of three periods—the revolving period, the accumulation period or the rapid amortization period. Unless a pay out event occurs, the Series 2009-3 notes will not receive payments of principal until the expected principal payment date. The expected principal payment date for the Series 2009-3 notes will be July 16, 2012. We expect the issuing entity to have sufficient funds to pay the full principal amount of each class of Series 2009-3 notes on the expected principal payment date. However, if a pay out event occurs, principal payments for any class may begin prior to the expected principal payment date.
Accumulation Period
     During the accumulation period, principal allocated to the Series 2009-3 noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Series 2009-3 notes in full on the expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date for the Series 2009-3 notes will be sufficient to pay in full the outstanding principal amount of the Series 2009-3 notes. If there are not sufficient funds on deposit in the principal accumulation account to pay your notes on the expected principal payment date, a pay out event will occur and the rapid amortization period will begin.
Rapid Amortization Period
     If a pay out event occurs during either the revolving period or the accumulation period, the rapid amortization period will begin. If a pay out event occurs during the accumulation period, on the next distribution date any amount on deposit in the principal accumulation account will be paid:
•	first to Class A noteholders, up to the outstanding principal balance of the Class A notes;
•	then to Class B noteholders, up to the outstanding principal balance of the Class B notes;
•	then to Class C noteholders, up to the outstanding principal balance of the Class C notes; and
•	then to Class D noteholders, up to the outstanding principal balance of the Class D notes.
     In addition, if the outstanding principal balance of the notes has not been paid in full, the issuing entity will continue to pay principal in the priority noted above to the noteholders on each distribution date during the rapid amortization period until the Series 2009-3 final maturity date, which is the July 2015 distribution date, or until the collateral amount is reduced to zero, whichever first occurs. No principal will be paid on the Class D notes until the Class A, Class B and Class C notes have been paid in full, no principal will be paid on the Class C notes until the Class A and Class B notes have been paid in full, and no principal will be paid on the Class B notes until the Class A notes have been paid in full. However, Class C noteholders and Class D noteholders may receive principal payments as of the Series 2009-3 final maturity date, or upon the occurrence of an event of default and acceleration of the Series 2009-3 notes, even if the Class A or Class B notes have not been paid in full, but only from amounts on deposit in the spread account as described under “Description of Series Provisions—Spread Account; Required Spread Account Amount” below.
Payment Rates
     The payment rate on the receivables is a factor that will determine the size of principal payments during a rapid amortization period and whether the issuing entity has funds available to repay your notes on their expected principal payment date. The following Cardholder Monthly Payment Rates table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts in the trust portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts that would be deemed collections of principal receivables and finance charge receivables with respect to the accounts. The table includes information with respect to each account from the date such account was designated to the trust and does not reflect the payment rates as if all accounts and related receivables had been designated throughout each of the periods shown.
     Although we have provided historical data concerning the payment rates on the receivables in the trust portfolio, because of the factors described in the accompanying prospectus under “Risk Factors” we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historical experience described in the following table or that deposits into the principal accumulation account will be in accordance with the applicable controlled accumulation amount. The accumulation period may be automatically shortened and the servicer may elect to suspend the accumulation period and, in either event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amount of the Series 2009-3 notes on the expected principal payment date.
Cardholder Monthly Payment Rates
Trust Portfolio*

	6 Calendar Months
	Ended June 30,	Year Ended December 31,
	2009	2008	2007	2006
Lowest**	12.34%	12.51%	13.99%	14.10%
Highest**	14.57%	15.89%	18.12%	16.33%
Monthly Average	13.60%	14.34%	16.39%	15.22%

*	Account addition in August 2009 not reflected.

**	Monthly payment rates are the result of dividing total payments received during a month by beginning total receivables outstanding for each month.
     We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.
Reduced Principal Allocations
     At any time prior to the occurrence of a pay out event for your series we may request a reduction to the allocation percentage used to determine your series’ share of principal collections and finance charge collections, which will only be permitted upon satisfying the following conditions:
•	written notice delivered to the indenture trustee, the servicer and each rating agency;
•	the Rating Agency Condition is satisfied; and
•	we certify that in our reasonable belief the reduction will not cause a pay out event with respect to Series 2009-3.
Use of Proceeds
     We will receive the net proceeds from the sale of each series of notes offered by this prospectus and will use those proceeds (a) to purchase credit card receivables from the bank or (b) for general corporate purposes.
Description of Series Provisions
     We have summarized the material terms of the Series 2009-3 notes below and under “Description of the Notes” in the accompanying prospectus.
     The Class A notes, the Class B notes, the Class C notes and the Class D notes comprise the Series 2009-3 notes and will be issued under the indenture, as supplemented by the Series 2009-3 indenture supplement, in each case between the issuing entity and the indenture trustee. The Class A notes (the “offered notes”) are the only notes offered by this prospectus supplement. The trust will also issue Class B notes, Class C notes and Class D notes. Initially, the Class B notes, the Class C notes and the Class D notes will be retained by us, but we reserve the right to transfer such notes at any time. In connection with such transfer, we may amend the applicable interest rate, subject to the limitations set forth below under “Interest Payments.” The rights of the holders of each class of Class B notes, Class C notes and Class D notes with respect to any other holders of the Class B notes, the Class C notes and Class D notes, respectively, that are not described in this prospectus supplement will be described in the Series 2009-3 indenture supplement or purchase agreements for those notes.
     The offered notes will be issued in denominations of $100,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes,” “—Book Entry Registration” and “—Definitive Notes” in the accompanying prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the offered notes were registered on the related record date, which will be the last day of the calendar month preceding that distribution date.
Collateral Amount
     Your notes are secured by collateral consisting of the receivables. At any time, the amount of the collateral for your notes, which we call the collateral amount, is calculated as follows:
•	the original principal amount of the notes, less
•	all previous principal payments made on your series (except payments made from the spread account) and the balance held in the principal accumulation account for such payments, less
•	all unreimbursed reductions to the collateral amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest or the servicing fees for your series.
     The collateral amount cannot be less than zero.
Allocation Percentages
     The servicer will allocate among your series, other series of notes issued and outstanding and our transferor interest in the trust the following items: collections of finance charge receivables and principal receivables and defaulted receivables. Your series will also be allocated its share of any dilution amounts that are not offset by our transferor interest or by our deposits into the excess funding account as described under “—Investor Charge-Offs” below. On any day, the allocation percentage for your series will be the percentage equivalent of a fraction:
•	the numerator of which is:
•	for purposes of allocating finance charge collections during the revolving period and the accumulation period, defaulted receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the prior calendar month or, in the case of the month during which the closing date occurs, on the closing date; and
•	for purposes of allocating finance charge collections during a rapid amortization period and allocating principal collections during the accumulation period and the rapid amortization period, equal to the collateral amount as of the end of the revolving period unless the numerator is reduced as described below or, with respect to allocating finance charge collections, if later, as of the last day of the accumulation period, if any; and
•	the denominator of which is the greater of:

(a)	the sum of the total amount of principal receivables in the trust and the amount in the excess funding account, in each case determined as of the last day of the immediately preceding monthly period except as described below; and
(b)	the sum of the numerators used to calculate the applicable allocation percentages for all series of notes outstanding as of the date of determination.
     The denominator referred to above will initially be set as of the closing date and generally will only be reset for purposes of allocating principal collections, finance charge collections and defaulted receivables at the end of each calendar month. However, the denominator referred to above will also be reset during any month in which:
•	accounts are added to, or removed from, the trust,
•	a variable series is increased, or
•	a new series of notes is issued.
     If one or more of these events occur in a monthly period, the denominator referred to above for the portion of the monthly period falling on and after such reset date and prior to any subsequent reset date will be recalculated for such period using amounts determined as of the close of business on the date of such event.
     As discussed in “Maturity Considerations—Reduced Principal Allocations” above, prior to the occurrence of a pay out event, we may, by written notice delivered to the indenture trustee, each rating agency and the servicer, designate a reduced numerator for allocating principal collections or finance charge collections to each class of your series, provided, however, that the Rating Agency Condition is satisfied and we deliver an officer’s certificate to the effect that in the reasonable belief of such officer, such reduction will not cause a pay out event or potential pay out event to occur. In addition, we may designate the numerator for finance charge collections during the rapid amortization period will be the collateral amount at the end of the last day of the prior monthly period by notice to the servicer, the indenture trustee and each rating agency, provided, however, that the Rating Agency Condition is satisfied.
Interest Payments
     The Class A notes will accrue interest from and including the closing date through but excluding September 15, 2009, and for each following interest period, at a rate of 1.35% per year above LIBOR for the related interest period.
     The Class B notes will accrue interest from and including the closing date through but excluding September 15, 2009, and for each following interest period at a rate equal to LIBOR for the related interest period.
     The Class C notes will accrue interest from and including the closing date through but excluding September 15, 2009, and for each following interest period at a rate equal to LIBOR for the related interest period.
     The Class D notes will accrue interest from and including the closing date through but excluding September 15, 2009, and for each following interest period at a rate equal to LIBOR for the related interest period.
     Each interest period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest period will begin on and include the closing date and end on but exclude the first distribution date.
     LIBOR will be determined two London business days before each interest period begins; accordingly, LIBOR with respect to the first interest period shall be determined two London business days prior to the closing date. For each date of determination, LIBOR will equal the rate for deposits in United States dollars for a one-month period (or, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period) which appears on the display page currently designated as “Reuters

Screen LIBOR01” Page (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices) as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, the rate for that date will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period (or, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period). The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that interest period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (or, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period).
     LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date through but excluding the first distribution date, between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.
     The interest rates applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at the corporate trust office at (312) 827-8500.
     Interest on the offered rate notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.
     If the issuing entity does not pay interest as calculated above to any class when due on a distribution date, the amount not paid will be due on the next distribution date, together with interest on the overdue amount of regular monthly interest at the interest rate payable on the notes for the applicable class.
Principal Payments and Deposits
     During the revolving period, no principal payments will be made on your notes. During the accumulation period and the rapid amortization period, deposits to the principal accumulation account and principal payments, respectively, on the Series 2009-3 notes will be made on each transfer date and distribution date, respectively, from the following sources:
(a)	principal collections received during the prior calendar month and allocated to your series based on your allocation percentage and retained in a segregated trust account established for your series during the prior calendar month, less any amounts required to be reallocated to cover interest payments on the Class A, Class B and Class C notes or servicing fee payments; plus
(b)	any finance charge collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the collateral amount for your series; plus

(c)	any principal collections from other series that are shared with your series.
     Deposits into the principal accumulation account and principal payments on the Series 2009-3 notes will begin on the transfer date and distribution date, respectively, in the month following the month in which the accumulation period or rapid amortization period commences. We refer to the business day before a distribution date as the transfer date.
     For purposes of clause (a) above, except during the rapid amortization period, so long as the transferor interest equals or exceeds the minimum transferor interest, the amount then on deposit in the spread account equals or exceeds the required spread account amount and the aggregate principal receivables in the trust are not less than the required minimum, your series’ share of principal collections received for any monthly period is only required to be retained in the collection account or in a segregated trust account established for your series, as applicable, up to an amount equal to the required principal payments or deposits on the related distribution date.
Accumulation Period
     The accumulation period is scheduled to commence on July 1, 2011 and to last twelve months. However, the revolving period will be extended and the commencement of the accumulation period will be postponed, subject to the conditions described under “—Suspension and Postponement of Accumulation Period” below. The accumulation period will be postponed only if the number of months needed to fully fund the principal accumulation account to pay the Series 2009-3 notes on their expected principal payment date is less than twelve months. In no event will the beginning of the accumulation period be postponed to later than June 1, 2012.
     The servicer may also elect to suspend the accumulation period, subject to the conditions described under “—Suspension and Postponement of Accumulation Period” below.
     On each transfer date relating to the accumulation period prior to the date on which the Series 2009-3 notes have been paid in full, the indenture trustee will at the direction of the servicer deposit in the principal accumulation account an amount equal to the least of:
(1)	funds available for this purpose for your series with respect to that transfer date;
(2)	an amount equal to one-twelfth of the Series 2009-3 collateral amount as of the beginning of the accumulation period or, if the commencement of the accumulation period is postponed, any higher accumulation amount as the servicer’s calculations shall require, as set forth in “Description of Series Provisions—Suspension and Postponement of Accumulation Period” below, to fully fund the principal accumulation account by the expected principal payment date, plus any amounts required to be deposited to the principal accumulation account on prior transfer dates that have not yet been deposited;
(3)	an amount equal to the outstanding principal amount of the Series 2009-3 notes, minus the amount on deposit in the principal accumulation account prior to any deposits on that date; and
(4)	the collateral amount, after taking into account any adjustments to be made on the related distribution date with respect to defaulted receivables or uncovered dilution allocated your series or reallocations of principal collections to cover interest or the servicing fee for your series, but prior to any deposit into the principal accumulation account on that transfer date.
     If the rapid amortization period has not commenced, amounts in the principal accumulation account will be paid on the expected principal payment date first to the Class A noteholders and then to the Class B noteholders and then to the Class C noteholders and then to the Class D noteholders, in each case until the specified class of notes is paid in full.
     On each distribution date during the accumulation period, the portion of funds available but not required to be deposited in the principal accumulation account or paid or deposited under the terms of the Class B note purchase agreement, the Class C note purchase agreement or the Class D note purchase agreement on the related transfer date:
•	first, will be made available to investors in other series as shared principal collections,
•	second, at our option, will be applied as principal with respect to any variable funding notes in your group,
•	third, will be deposited in the excess funding account if necessary to maintain the minimum transferor interest, and
•	fourth, will be paid to us.

Suspension and Postponement of Accumulation Period
     The revolving period may be automatically extended and, upon notice to the indenture trustee, the servicer may elect to suspend the accumulation period, subject to the conditions described below.
     Beginning three months prior to the scheduled start of the accumulation period, on each determination date until the accumulation period begins for your series, the servicer will calculate the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the related expected principal payment date for each class of notes in your series. If the number of months needed to fully fund the principal accumulation account by the related expected principal payment date for each class is less than the number of months in the scheduled accumulation period, the servicer will notify the indenture trustee, us and each rating agency and the accumulation period will automatically be postponed. The servicer’s calculations will assume (a) that the principal receivables in the trust and the amounts in the excess funding account will remain constant, (b) no pay out event will occur for any series, (c) no additional series will be issued and (d) a principal payment rate no greater than the lowest monthly principal payment rate for the receivables for the last twelve months (or such lower payment rate as the servicer may designate). In no case will the accumulation period for your series be reduced to less than one month.
     The method for determining the number of months required to fully fund the principal accumulation account may be changed if the Rating Agency Condition is satisfied.
     The servicer may also elect, at its option, to suspend the accumulation period if the issuing entity obtains a qualified maturity agreement in which an eligible institution agrees to deposit in the principal accumulation account on or before the expected principal payment date for each class of notes in your series an amount equal to the initial principal amount of those notes, reduced by any amount on deposit in the principal accumulation account; provided that the amount to be deposited may be reduced by any amount funded, at our election, from the proceeds of a new series of notes on or before the expected principal payment dates. The qualified maturity agreement may require that during the period when the accumulation period is suspended, upon the occurrence of certain events, available principal collections are to be deposited into the principal accumulation account. To be an eligible institution, the counterparty must have short-term ratings no less than P-1/A-1+/F-1+ by Moody’s, S&P and Fitch, respectively, or alternatively, long-term unsecured ratings no less than Aa3/AA-/AA- by Moody’s, S&P and Fitch, respectively.
     The servicer may make this election at any time, up to the distribution date preceding the expected principal payment date for your series.
     The issuing entity will pledge to the indenture trustee, for the benefit of the noteholders of your series, all right, title and interest in any qualified maturity agreement.
     A qualified maturity agreement for your series or any class will terminate at the close of business on the expected principal payment date for your series. However, if the reserve account is funded to the required level:
(1)	the servicer may terminate a qualified maturity agreement earlier than the expected principal payment date if one of the following occurs:
(a)	the issuing entity obtains a substitute qualified maturity agreement,
(b)	the institution providing the qualified maturity agreement ceases to be an eligible institution and the issuing entity is unable to obtain a substitute qualified maturity agreement, or
(c)	a pay out event occurs for your series, or an event which may be declared a pay out event for your series occurs, whether or not it is declared; and
(2)	the servicer may terminate a qualified maturity agreement prior to the later of:

(a)	the date on which the accumulation period was scheduled to begin, before giving effect to the suspension of the accumulation period, and
(b)	the date to which the commencement of the accumulation period would otherwise be postponed, as determined on the determination date preceding the termination of the qualified maturity agreement.
     If the institution providing a qualified maturity agreement ceases to be an eligible institution, the issuing entity will use its best efforts to obtain a substitute qualified maturity agreement, unless the issuing entity elects to terminate the qualified maturity agreement and is not required to obtain a substitute qualified maturity agreement for any of the reasons described in the preceding paragraph.
     If a qualified maturity agreement is terminated prior to the earlier of the expected principal payment date for your series or the related class and the commencement of the rapid amortization period for that series, and the issuing entity does not obtain a substitute qualified maturity agreement, the accumulation period will begin on the latest of:
•	the date on which the accumulation period was scheduled to begin, before giving effect to the postponement of the accumulation period;
•	the date to which the accumulation period is automatically postponed, as determined on the date of termination of the qualified maturity agreement; and
•	the first day of the calendar month following the termination of the qualified maturity agreement; and, in certain circumstances, the reserve account funding date will occur.
Rapid Amortization Period
     On each distribution date relating to the rapid amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for Series 2009-3 for the related calendar month in an amount up to the outstanding principal balance of the Class A notes.
     After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the rapid amortization period, the remaining available funds for principal payments for Series 2009-3 for the related calendar month in an amount up to the outstanding principal balance of the Class B notes.
     After payment in full of the outstanding principal balance of the Class A and Class B notes, the Class C noteholders will be entitled to receive, on each distribution date relating to the rapid amortization period, the remaining available funds for principal payments for Series 2009-3 for the related month in an amount up to the outstanding principal balance for the Class C notes.
     After payment in full of the outstanding principal balance of the Class A, Class B and Class C notes, the Class D noteholders will be entitled to receive, on each distribution date relating to the rapid amortization period, the remaining available funds for principal payments for Series 2009-3 for the related calendar month in an amount up to the outstanding principal balance for the Class D notes.
     See “—Pay Out Events” below for a discussion of events that might lead to the commencement of the rapid amortization period.
Subordination
     The Class B notes, Class C notes and Class D notes are subordinated to the Class A notes. The Class C notes and Class D notes are subordinated to the Class A notes and the Class B notes. The Class D notes are subordinated to the Class A notes, the Class B notes and the Class C notes. Interest payments will be made on the

Class A notes prior to being made on the Class B notes, the Class C notes and Class D notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes and the Class D notes. Interest payments will be made on the Class C notes prior to being made on the Class D notes.
     Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. Principal payments on the Class D notes will not begin until the Class A notes, the Class B notes and the Class C notes have been paid in full. However, Class C noteholders will, and after the Class C notes have been paid in full, Class D noteholders will, receive principal payments as of the Series 2009-3 final maturity date or upon an event of default and acceleration of the maturity of the Series 2009-3 notes even if the Class A or Class B notes have not been paid in full, but only from amounts on deposit in the spread account as described under “—Spread Account; Required Spread Account Amount” below.
     The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series. In addition, the collateral amount can be applied for the benefit of your series in two other ways:
•	by reallocating principal collections to make Class A, Class B and Class C interest payments and to pay the servicing fee for your series when finance charge collections and investment earnings are not sufficient to make these payments; and
•	to absorb your series’ share of defaulted receivables and any uncovered dilution amounts, when finance charge collections and investment earnings are not sufficient to cover these amounts.
     If the total amount of these reductions exceeds the principal amount of the Class D notes, then the Class C notes may not be repaid in full. If the total amount of these reductions exceeds the principal amount of the Class D and Class C notes, then the Class B notes may not be repaid in full. If the total exceeds the sum of principal amounts of the Class D, Class C and Class B notes, then the Class A notes may not be repaid in full.
     If receivables are sold after an event of default, the net proceeds of that sale would be paid, after any amounts due to the indenture trustee have been paid, as either deemed principal collections or finance charge collections in the same proportion as (x) the outstanding principal balance of the Series 2009-3 notes bears to (y) the sum of the accrued and unpaid interest on the Series 2009-3 notes and other fees and expenses payable in connection therewith under the indenture supplement—first to the Class A notes, then to the Class B notes, then to the Class C notes and finally to the Class D notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.
Application of Finance Charge Collections
     We refer to your series’ share of finance charge collections, including net recoveries, insurance proceeds, interchange, net investment proceeds transferred from the excess funding account, the reserve account and the principal accumulation account, any available excess finance charge collections from other series, and certain amounts withdrawn from the spread account and the reserve account, and any principal receivables treated as finance charge receivables through the discount option, collectively, as finance charge collections. On each transfer date, the servicer will direct the indenture trustee to apply your series’ share of finance charge collections for the prior month in the following order:
(1)	to pay interest on the Class A notes, including any overdue interest and additional interest on the overdue interest;
(2)	to pay interest on the Class B notes, including any overdue interest and additional interest on the overdue interest;
(3)	to pay the servicing fee for your series for the prior calendar month and any overdue servicing fee (to the extent not retained by the servicer during the month);

(4)	to pay interest on the Class C notes, including any overdue interest and additional interest on the overdue interest;
(5)	to pay interest on the Class D notes, including any overdue interest and additional interest on the overdue interest;
(6)	an amount equal to your series’ share of the defaulted receivables and uncovered dilution, if any, for the prior calendar month, will be treated as principal collections for the calendar month;
(7)	an amount equal to any unreimbursed reductions to the collateral amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections will be treated as principal collections for the calendar month;
(8)	on and after the reserve account funding date (but prior to termination of the reserve account), an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;
(9)	an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account;
(10)	all remaining amounts will constitute excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one;
(11)	following a servicer default and the appointment of a successor servicer, to pay to the successor servicer the excess servicing fee described in “—Servicing Compensation and Payment of Expenses” below;
(12)	an amount equal to the sum of any other amounts required to be paid or deposited under the terms of the note purchase agreements for the Class B notes, the Class C notes and the Class D notes, in that order and priority, shall be so paid or deposited; and
     (13) any remaining amount will be paid to us or our assigns.
     If your series’ share of finance charge collections for any month is insufficient to pay interest on the Class C notes, the Class D notes or both—including any overdue interest and additional interest on the overdue interest—when due, first, if needed, a draw will be made from the amounts available in the spread account and will be paid to the Class C noteholders on the related distribution date and, second, a draw will be made from such amounts and will be paid to the Class D noteholders on the related distribution date.
Reallocation of Principal Collections
     If your series’ share of finance charge collections is not sufficient to pay the aggregate amount of interest on the Class A notes, the Class B notes and the Class C notes and any servicing fee for your series then your series’ share of principal collections will be reallocated to cover these amounts, except as described below.
     Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by a corresponding amount. The amount of principal collections that will be reallocated on any distribution date may not exceed:
•	the lower of:
•	the excess of the amounts needed to pay current, overdue and additional interest on the Class A notes over the amount of finance charge collections allocated to your series that are available to cover these amounts; and

•	the greater of (1)(a) 24.00% of the initial Series 2009-3 collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and (2) zero; plus
•	the lower of:
•	the excess of the sum of the amounts needed to pay current, overdue and additional interest on the Class B notes and the current and past due servicing fee for your series over the amount of finance charge collections allocated to your series that are available to cover these amounts; and
•	the greater of (1)(a) 9.75% of the initial Series 2009-3 collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for the Class A notes on the then-current distribution date and (2) zero; plus
•	the lower of:
•	the excess of the sum of the amounts needed to pay current, overdue and additional interest on the Class C notes over the amount of finance charge collections allocated to your series that are available to cover these amounts; and
•	the greater of (1)(a) 3.50% of the initial Series 2009-3 collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for the Class A notes and the Class B notes on the then-current distribution date and (2) zero.
     To the extent available, reductions to the collateral amount for your notes due to reallocation of principal receivables may be reinstated as described under “—Application of Finance Charge Collections” above.
Investor Charge-Offs
     The notes will be allocated a portion of the defaulted receivables for each calendar month. For this purpose, defaulted receivables for any monthly period are principal receivables that were charged-off as uncollectible in that monthly period, except that defaulted receivables that we are required to purchase as a result of any breach of representation, warranty or covenant will be excluded. Defaulted receivables will be allocated to your series monthly based upon the average daily allocation percentage for defaulted receivables for your series. The allocation percentage is described under “—Allocation Percentages” above.
     Dilution will also be allocated to your series in the circumstances described in “Description of the Notes—Defaulted Receivables; Dilution; Investor Charge-Offs” in the accompanying prospectus. If dilution is allocated among series, your series’ share of dilution will equal:
     (1) dilution to be allocated to all series of notes for that calendar month, times
     (2) a fraction,
•	the numerator of which is the numerator used in determining your series’ allocation percentage for purposes of allocating finance charge collections for that calendar month, as described under “—Allocation Percentages” above, and

•	the denominator of which is the sum of the numerators used in determining the allocation percentages used by all outstanding series of notes for purposes of allocating finance charge collections for that calendar month;
provided that, if the allocation percentage for finance charge collections for any series has been reset during that calendar month, the fraction described in clause (2) above will be calculated on a weighted average basis for that calendar month.
     On each distribution date, if the sum of the defaulted receivables and any remaining uncovered dilution allocated to your series is greater than the finance charge collections allocated to your series that are available to cover those amounts, then the collateral amount will be reduced by the amount of the excess.
     Any such reductions in the collateral amount, called charge-offs, will be reinstated to the extent that finance charge collections are available for that purpose on any subsequent distribution date.
Sharing Provisions
     Your series is in group one for purposes of sharing excess finance charge collections and excess principal collections. Your series will share excess finance charge collections and excess principal collections with other series of notes in group one for the trust. See “Description of the Notes—Shared Excess Finance Charge Collections,” “—Description of the Notes—Shared Principal Collections” and “Excess Funding Account” in the accompanying prospectus.
Foreign Accounts
     So long as Series 2009-3 notes are outstanding, notwithstanding the exception in clause (d) of the definition of Eligible Account in the “Glossary of Terms” in the accompanying prospectus, receivables arising in foreign accounts shall constitute Eligible Receivables for all purposes except that, to the extent they exceed 1% of all Eligible Receivables, they may not be counted for purposes of determining compliance with the tests for the minimum transferor interest and the minimum aggregate principal receivables. For purposes of these requirements, a foreign account means an account, which as of the cut off date (or, with respect to additional accounts, as of the relevant addition date) was an Eligible Account, but subsequent to such date the obligor of which has provided, as its most recent billing address, an address which is not located in the United States or its territories or possessions.
Principal Accumulation Account
     The indenture trustee will establish and maintain a segregated trust account in the name of the issuing entity held for the benefit of the noteholders to serve as the principal accumulation account. During the accumulation period, the indenture trustee at the direction of the servicer will make deposits to the principal accumulation account as described under “—Principal Payments and Deposits” in this prospectus supplement.
     Funds on deposit in the principal accumulation account will be invested to the following transfer date by the indenture trustee at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture supplement. On each transfer date, investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will be deposited in a segregated trust account established for your series and treated as finance charge collections available to your series for the related distribution date.
     If, for any transfer date, these net investment earnings are less than the sum of:
(a)	the product of (1) the balance of the principal accumulation account, up to the outstanding principal balance of the Class A notes, on the record date immediately preceding that distribution date, (2) the Class A interest rate, and (3) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, plus

(b)	the product of (1) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A notes, up to the outstanding principal balance of the Class B notes, on the record date immediately preceding that distribution date, (2) the Class B interest rate, and (3) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, plus
(c)	the product of (1) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A and Class B notes, up to the outstanding principal balance of the Class C Notes, on the record date immediately preceding that distribution date, (2) the Class C interest rate, and (3) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, plus
(d)	the product of (1) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A, Class B and Class C notes, up to the outstanding principal balance of the Class D notes, on the record date immediately preceding that distribution date, (2) the Class D interest rate, and (3) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, then the indenture trustee at the direction of the servicer will withdraw the shortfall, to the extent available, from the reserve account and deposit it in a segregated trust account established for your series for use as finance charge collections that are available to your series.
Spread Account; Required Spread Account Amount
     The indenture trustee will establish and maintain a segregated trust account held for the benefit of the Class C noteholders and the Class D noteholders to serve as the spread account. The balance in the spread account will initially be an amount set forth in the Series 2009-3 indenture supplement or the purchase agreement for the Class C and Class D notes and will increase further thereafter to the extent that collections of finance charge receivables and excess finance charge collections allocable to the Series 2009-3 notes are required to be deposited in order to meet the required spread account amount.
     All amounts on deposit in the spread account will be invested by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement and mature on or before the next transfer date. Except as noted below, so long as the required spread account amount is on deposit in the spread account, the interest and other investment income, net of losses and investment expenses, earned on these investments will be withdrawn on each transfer date and paid to us. For purposes of determining the availability of funds or the balance of the spread account, with few exceptions, all investment earnings will be deemed not to be available or on deposit.
     Withdrawals will be made from the spread account to pay the Class C and Class D monthly interest, including overdue interest and interest thereon, if there are insufficient funds available to pay interest with finance charge collections. After the outstanding note principal balances of the Class A notes and the Class B notes have been paid in full, the funds on deposit in the spread account will be applied to pay the outstanding principal balances of the Class C notes and the Class D notes on the first distribution date on which such funds, together with all other amounts available for distribution to the Class C and Class D noteholders on such distribution date (and after all other required withdrawals from the spread account), will be sufficient to pay the outstanding principal balances of the Class C notes and the Class D notes in full.
     The required spread account amount applicable on any date of determination will be determined as follows:
(a)	prior to a pay out event, the required spread account amount will equal the product of (1) a percentage specified in the indenture or the note purchase agreement for the Class C and Class D notes (the “Spread Account Percentage”) and (2) the initial Series 2009-3 collateral amount, except that the required spread account amount will not exceed the sum of the Class C and Class D outstanding principal balances reduced by the excess of the principal accumulation account balance over the sum of the Class A outstanding principal balance and the Class B outstanding principal balance; and
(b)	after a pay out event, the required spread account amount will equal the sum of the Class C and Class D outstanding principal balances.
     If, after giving effect to all withdrawals from and deposits into the spread account with respect to any transfer date, the amount on deposit would exceed the required spread account amount then in effect, the indenture trustee will, at the written direction of the servicer, treat these excess amounts as finance charge collections available to your series for the related interest period.
     On the Series 2009-3 final maturity date or, if sooner, following the occurrence of an event of default with respect to Series 2009-3 and acceleration of the Series 2009-3 notes, all pursuant to the indenture, the servicer will withdraw available amounts from the spread account for distribution to the Class C noteholders until the outstanding Class C note principal balance is paid in full, then to the Class D noteholders until the outstanding Class D note principal balance is paid in full, then to the Class A noteholders until the outstanding Class A note principal balance is paid in full, and then to the Class B noteholders until the outstanding Class B note principal balance is paid in full in that order of priority, in accordance with the Series 2009-3 indenture supplement, to fund any shortfalls in amounts owed to such Series 2009-3 noteholders.
Reserve Account
     The indenture trustee will establish and maintain a segregated trust account held in the name of the issuing entity for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the accumulation period and on the first distribution date with respect to the rapid amortization period, if any. On each transfer date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee will apply finance charge collections allocated to your series to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.
     The reserve account funding date is the transfer date designated by the servicer and which occurs no later than the earliest of the following:
     (a) the transfer date with respect to the monthly period which commences three months prior to the then scheduled commencement of the accumulation period,
     (b) the first transfer date for which the quarterly net yield is less than 2%, but in such event the reserve account funding date shall not occur earlier than the transfer date with respect to the twelfth month prior to the then scheduled commencement of the accumulation period,
     (c) the first transfer date for which the quarterly net yield is less than 3%, but in such event the reserve account funding date shall not occur earlier than the transfer date with respect to the sixth month prior to the then scheduled commencement of the accumulation period, and
     (d) the first transfer date for which the quarterly net yield is less than 4%, but in such event the reserve account funding date shall not occur earlier than the transfer date with respect to the fourth month prior to the then scheduled commencement of the accumulation period; except that for so long as a qualified maturity agreement is in effect, the reserve account funding date will not occur. If the Rating Agency Condition is satisfied, the servicer may designate any date as the reserve account funding date. See “—Suspension and Postponement of Accumulation Period” above.
     In certain circumstances, when a qualified maturity agreement is terminated, the reserve account funding date will be accelerated to the distribution date immediately following such termination.

     The net yield means, with respect to any monthly period, the Portfolio Yield, as defined in the Glossary hereto, with respect to that monthly period minus the Base Rate, as defined in the Glossary hereto, with respect to the same monthly period.
     The quarterly net yield means, for any distribution date, the average of the net yields for each of the three preceding monthly periods and, for purposes of the September 2009 and October 2009 distribution dates, the net yields for June of 2009 and July of 2009 will be deemed to be 4% and 4%, respectively.
     The required reserve account amount for any transfer date on or after the reserve account funding date will be equal to (a) 0.50% of the outstanding principal balance of the Series 2009-3 notes or (b) any other amount designated by us. We may only designate a lesser amount if the Rating Agency Condition is satisfied and we certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause a pay out event to occur for Series 2009-3.
     On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that transfer date, the indenture trustee at the direction of the servicer will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will be applied, first, to fund any shortfall in the spread account, and then distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.
     All amounts on deposit in the reserve account on any transfer date—after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that transfer date—will be invested to the following transfer date by the indenture trustee as required under the indenture in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount, and any excess will be deposited in a segregated trust account established for your series and treated as finance charge collections available to your series.
     On or before each transfer date with respect to the accumulation period and on or before the first transfer date with respect to the rapid amortization period, the indenture trustee will withdraw from the reserve account and deposit in a segregated trust account established for your series an amount equal to the least of:
(1)	the amount then on deposit in the reserve account with respect to that transfer date; and
(2)	the amount of the shortfall described under “—Principal Accumulation Account” above.
     Amounts withdrawn from the reserve account on any transfer date will be included as finance charge collections available to your series for the related distribution date.
     The reserve account will be terminated upon the earliest to occur of:
(1)	the first transfer date for the rapid amortization period;

(2)	the expected principal payment date; and

(3)	the termination of the trust.
     Immediately prior to the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date as described above, will be applied to make the payments and deposits described in clauses (1) through (13) under “—Application of Finance Charge Collections,” to the extent such payments or deposits have not been made from your series share of finance charge collections on that date.

Pay Out Events
     A pay out event will occur for the Series 2009-3 notes upon the occurrence of any of the following events:
(a)	our failure (1) to make any payment or deposit on the date required to be made under the transfer and servicing agreement, the indenture or the Series 2009-3 indenture supplement within the applicable grace period which shall not exceed five business days after the day that payment or deposit is required to be made or (2) to observe or perform in any material respect our other covenants or agreements set forth in the transfer and servicing agreement, the indenture or the Series 2009-3 indenture supplement, which failure has a material adverse effect on the Series 2009-3 noteholders which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, is given to us by the indenture trustee, or to us and the indenture trustee by Series 2009-3 noteholders evidencing interests aggregating more than 25% of the aggregate unpaid principal amount of the Series 2009-3 notes and which continues to materially and adversely affect the interest of the Series 2009-3 noteholders;
(b)	any representation or warranty made by us under the transfer and servicing agreement or any supplement thereto proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, is given to us by the indenture trustee, or to us and the indenture trustee by Series 2009-3 noteholders evidencing interests aggregating more than 25% of the aggregate unpaid principal amount of the Series 2009-3 notes and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that a pay out event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;
(c)	our failure to designate receivables in additional accounts to the trust within five business days after we are required to do so, provided that such failure will not give rise to a pay out event if, prior to the date on which such conveyance was required to be completed, we cause a reduction in the invested amount of any variable funding notes of the issuing entity to occur, so that after giving effect to that reduction, the transferor interest is not less than the minimum transferor interest and the aggregate principal receivables are not less than the required minimum aggregate principal receivables;
(d)	any servicer default occurs that would have a material adverse effect on your series;
(e)	the average of the Portfolio Yields for any three consecutive calendar months is less than the average of the Base Rates for the same calendar months;
(f)	the outstanding principal balance of the Class A notes, the Class B notes, the Class C notes or the Class D notes are not paid in full on the expected principal payment date;
(g)	specified bankruptcy, insolvency, liquidation, reorganization, winding-up, conservatorship, receivership or similar events relating to us or the bank;
(h)	we are unable for any reason to transfer receivables to the trust or the bank is unable for any reason to transfer receivables to us;
(i)	the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or
(j)	an event of default for Series 2009-3 and an acceleration of the maturity of the Series 2009-3 notes occurs under the indenture.

     In the case of any event described in clause (a), (b) or (d) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2009-3 noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2009-3 notes, by written notice to us, the servicer and, if notice is given by the Series 2009-3 noteholders, the indenture trustee, declare that a pay out event has occurred with respect to the Series 2009-3 notes as of the date of the notice.
     In the case of any event described in clause (g), (h) or (i), a pay out event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f) or (j), a pay out event with respect to only the Series 2009-3 notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2009-3 noteholders immediately upon the occurrence of the event.
     On the day on which a pay out event is deemed to have occurred, the rapid amortization period will begin.
     See “Description of the Notes—Pay Out Events” in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.
Events of Default
     The events of default for Series 2009-3, as well as the rights and remedies available to the indenture trustee and the Series 2009-3 noteholders when an event of default occurs, are described under “The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.
     In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuing entity, the principal amount of the Series 2009-3 notes and all other series of notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 2009-3 occurs, the indenture trustee or the holders of more than 50% of the then-outstanding principal balance of the Series 2009-3 notes may declare the Series 2009-3 notes to be immediately due and payable. If the Series 2009-3 notes are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.
Servicing Compensation and Payment of Expenses
     The servicing fee rate for your series is 2.0% per year. Following a servicer default and the appointment of a successor servicer, fees payable to the successor servicer in excess of 2.0%, referred to as the excess servicing fee, will be payable to the successor servicer from finance charge collections after all other distributions as set forth above in “—Application of Finance Charge Collections”, but before any payments to us from such collections. Your series’ share of the servicing fee for each month will be calculated as described under “Description of the Notes—Servicing Compensation and Payment of Expenses” in the accompanying prospectus. However, the monthly servicing fee allocable to your series for the first distribution date will equal approximately $729,167.
     If the interchange allocated to Series 2009-3 for a monthly period is less than (a) 1/12 of 1.50% of (b) the collateral amount of the Series 2009-3 notes as of the last day of the preceding monthly period (or, with respect to the first distribution date, approximately $546,875), then such deficiency will be subtracted from the monthly fee payable to the servicer, so long as First National Bank of Omaha or the indenture trustee is the servicer. If the indenture trustee is the successor servicer, any such reduction to the monthly fee shall be included as excess servicing fee, payable as described above.
Amendments
     The indenture supplement for your series may be amended as described under “Description of the Notes—Amendments”, “The Indenture—Modification of the Indenture” in the accompanying prospectus, except that we may also amend the indenture supplement to increase the servicing fee rate for your series with the consent of noteholders holding more than 66 2/3% of the then outstanding principal balance of each class of the notes of your series.

Reports to Noteholders
     Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” in the accompanying prospectus for information as to how these reports may be accessed. On each determination date, the servicer shall forward to indenture trustee and the paying agent, if any, a monthly report setting forth certain information with respect to the issuing entity and the notes including:
(i)	the aggregate amounts for the preceding monthly period with respect to the aggregate amounts of collections, collections with respect to principal receivables and collections with respect to finance charge receivables;
(ii)	the aggregate defaulted receivables and recoveries for the preceding monthly period;
(iii)	a calculation of the portfolio yield and base rate for each series then outstanding;
(iv)	the aggregate amount of receivables and the balance on deposit in the collection account or any series account applicable to your series with respect to collections processed as of the end of the last day of the preceding monthly period;
     (v) the aggregate amount of dilution from the preceding monthly period;
(vi)	the aggregate amount, if any, of withdrawals, drawings or payments under any enhancement with respect to your series required to be made with respect to the previous monthly period; and
(vii)	the sum of all amounts payable to the noteholders on the succeeding distribution date in respect of interest and principal payable with respect to the notes.
Fees and Expenses
     The servicer agreed in the transfer and servicing agreement to be responsible for the payment (without reimbursement other than its monthly servicing fee) of all expenses incurred in connection with its servicing activities under the transfer and servicing agreement, including reasonable fees and disbursements of the owner trustee, indenture trustee, administrator, any paying agent and any transfer agent and registrar. Except for your series’ share of the servicing fee as described above under “Description of Series Provisions—Servicing Compensation and Payment of Expenses,” and in the table below, no fees and expenses incurred in connection with the trust will be payable out of collections allocated to your series.

     The following table summarizes the fees that may be payable from the collections allocated to the notes:

Source of
Type of Fees	Amount or Calculation	Purpose	Funds for Payment	Distribution Priority
servicing fee	1/12th of the product of 2%, and the collateral amount for the Series 2009-3 on the last day of the preceding monthly period; provided, that if the interchange is less than (a) 1/12 of 1.50% of (b) the collateral amount of the Series 2009-3 notes as of the last day of the monthly period, then such deficiency will be subtracted from the monthly fee payable to the servicer	compensation and reimbursement of the servicer	the portion of the servicing fee allocated to any series will be payable from finance charge collections allocated to that series	as specified under “Description of Series Provisions—Application of Finance Charge Collections”

excess servicing fee	any interchange amount subtracted from the servicing fee as described above, plus 1/12th of the product of the collateral amount as of the last day of the preceding monthly period and the excess of the market rate servicing fee percentage determined by the indenture trustee over 2%	compensation and reimbursement of any successor servicer	the portion of the excess servicing fee allocated to any series will be payable from finance charge collections allocated to that series	as specified under “Description of Series Provisions—Application of Finance Charge Collections”
Legal Proceedings
In re: Payment Card Fee and Merchant Discount Antitrust Litigation
     Beginning in June 2005, several retail merchants filed lawsuits in federal courts, claiming to represent a class of similarly situated merchants, and alleging that MasterCard and VISA USA, together with their members, conspired to charge retailers excessive interchange in violation of federal antitrust laws. In October 2005, these suits were consolidated in In re: Payment Card Fee and Merchant Discount Antitrust Litigation, currently pending in the United States District Court for the Eastern District of New York. The plaintiffs seek unspecified treble damages, injunctive relief, attorneys’ fees and costs.
     On April 24, 2006, plaintiffs filed a first consolidated and amended complaint, naming the First National Bank of Omaha (“the Bank”) and others as defendants. The plaintiffs realleged the claims in their original complaints and further claimed that defendants violated federal and California antitrust laws by combining to impose certain fees and to adopt rules and practices of VISA USA and MasterCard that the plaintiffs contend constitute unlawful restraints of trade. In July 2007, the Bank entered into judgment and loss sharing agreements (the sharing agreements) with VISA USA and certain financial institutions to apportion financial responsibilities arising from any potential adverse judgment or settlement. The Bank denies all material allegations. (A later-filed action, which has been transferred to the Eastern District of New York for consolidated treatment, names the Bank as a defendant, however this was dismissed without prejudice in 2008.)
     Management of the bank has estimated the bank’s proportionate obligation associated with the ultimate disposition of this litigation and the fair value of this obligation has been recorded as a litigation liability of $35.6 million at December 31, 2008. This estimated liability is subject to significant risk and may materially change. Furthermore, management cannot predict with any degree of certainty how the final outcome of this litigation may impact the broader credit card industry, and in this regard, the bank.

Other Covered Litigation
     In 1998, the United States Department of Justice filed an antitrust lawsuit against the MasterCard and VISA USA associations of financial institutions that issue debit or credit cards. The government alleged that the associations had violated antitrust law by not allowing member banks to issue cards from competing brands, such as American Express and Discover. In 2001, a New York district court entered judgment in favor of the Department of Justice and ordered the associations to repeal these policies. The United States Court of Appeals for the Second Circuit affirmed and the United States Supreme Court denied certiorari. Since then, American Express Travel Related Services Company, Inc. and Discover Financial Services, Inc. brought suits against MasterCard and VISA USA. Although the bank is not a party to these suits, the bank is a member of the MasterCard and VISA USA associations and these suits are covered in the sharing agreements referred to above. These suits seek civil damages and other relief associated with the exclusionary rules that were the subject of the Department of Justice suit.
     On November 7, 2007, American Express announced it had reached a settlement agreement with VISA for the above litigation. The settlement amount of $2.25 billion due to American Express will be paid by VISA and certain other nonaffiliated member banks. The bank was not a named defendant in this lawsuit and therefore will not be directly liable for any amount of the settlement; however, in accordance with VISA USA’s revised bylaws and the sharing agreements, the bank and other members will be required to share this loss incurred by VISA. Based on this settlement agreement and the bank’s interest in VISA USA, the bank recorded a litigation liability of $40.7 million. The escrow created by VISA’s stock offerings cover the funds due from settlement with American Express, therefore, no liability exists for the bank related to this litigation at December 31, 2008.
     On October 27, 2008, Discover announced it had reached a settlement with VISA for the above litigation. The settlement amount of $1.74 billion due to Discover will be paid by VISA and certain other nonaffiliated member banks. The bank was not a named defendant in this lawsuit and therefore will not be directly liable for any amount of the settlement; however, in accordance with VISA USA’s revised bylaws and the sharing agreements, the bank and other members were required to share this loss incurred by VISA. Based on the information provided by VISA, along with management’s judgment, the bank’s recorded a litigation liability of $13.9 million at December 31, 2007. The escrow created by VISA was further funded in December 2008, in order to cover the settlement with Discover under the sharing agreements; therefore, no liability exists for the bank related to this litigation at December 31, 2008. On December 16, 2008, VISA, Inc. completed a transaction under which the bank’s conversion rate in its Class B stock was reduced to compensate for the bank’s liability under the sharing agreements.
TALF Considerations
The TALF Program
     Subject to the important considerations described under “Risk Factors—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes”, on the closing date, the Class A notes will be “eligible collateral” for investors to pledge as collateral for loans borrowed from the FRBNY under TALF. In order to be “eligible collateral” under TALF, the Class A notes and the receivables underlying the Class A notes must satisfy eligibility criteria specified by the FRBNY.
     If you are an investor intending to pledge the Class A notes as collateral for loans borrowed from the FRBNY under TALF, you are encouraged to consult with your financial and legal advisors regarding the program requirements of TALF (including the MLSA to be entered into between the FRBNY and primary dealers, and a customer agreement required to be entered into between a primary dealer and each investor, as well as the terms and conditions, frequently asked questions and other supporting material on the FRBNY website and related legal and economic risks in connection with loans under TALF. No information from the FRBNY website is incorporated herein by reference.

Defaults on TALF Loans
     If an investor with a TALF loan defaults on the TALF loan, in most cases, the FRBNY and its designated agents (including TALF LLC, a special purpose entity created in connection with the TALF program) may only exercise remedies against the asset-backed collateral, including the portion thereof funded by the borrower’s delivery of the related collateral haircut to the TALF custodian. Under the TALF program, the “collateral haircut” required to be delivered by the borrower in connection with a TALF loan, is an amount of cash equal to the market value of the asset-backed securities to be pledged by a borrower to secure the TALF loan multiplied by a percentage set forth by the FRBNY as the applicable “haircut percentage”, which is a percentage which varies based on the type of asset underlying the asset-backed securities and the average life of the asset-backed securities. Because of the limited recourse nature of the TALF loans, the borrower may in most instances surrender the collateral in full satisfaction of the outstanding amount of TALF loan. However, there are certain exceptions to the limited recourse nature of the TALF facility outlined in the MLSA, which may result in a TALF borrower being subject to recourse, and as a result the borrower’s loss will exceed the value of the collateral haircut. These include:
•	failure of the TALF investor at any time to be an “eligible borrower” as determined by the criteria in effect at the time the TALF loan was made; and
•	the failure of certain representations and warranties of the borrower made in the MLSA to be true, including:
•	that the MLSA is a binding agreement enforceable against the borrower;
•	that the primary dealer is authorized to enter into the MLSA and act on the borrower’s behalf;
•	that the security interest of the FRBNY in the collateral for the TALF loan is valid, perfected and subject to no adverse claims; and
•	that the ABS collateral pledged at the time the TALF loan is made or assumed is “eligible collateral” under TALF, to the borrower’s knowledge based on its review of the related offering materials.
Eligible Collateral Under TALF
     On the closing date, the Class A notes will satisfy the TALF eligibility criteria. These criteria include the requirements that:
•	All of the receivables in the trust portfolio are U.S. dollar-denominated.
•	The receivables in the trust portfolio are consumer credit card loans.
•	At least 95% of the aggregate principal balance of the receivables in the trust portfolio are receivables that are both (a) originated by U.S. organized entities or institutions or U.S. branches or agencies of foreign banks and (b) with U.S. domiciled obligors.
•	The aggregate amount of TALF eligible asset-backed securities issued by the issuing entity does not exceed the aggregate amount of the issuing entity’s 2009 asset-backed securities maturities.
•	The Class A notes will have received the ratings specified in “Summary of Terms” above, and will not have been placed on review or watch for downgrade. The ratings will be obtained without the benefit of any third-party guarantee.

•	At issuance, the Class A notes will be considered prime credit card asset-backed securities because, as of June 30, 2009, at least 70% of the receivables in the trust portfolio relate to obligors whose FICO[2] score is greater than 660.
•	The Class A notes will be issued in book-entry form and cleared through the facilities of The Depository Trust Company or “DTC”, in the name of Cede & Co., as nominee of DTC.
•	The Class A notes will be obligations of the issuing entity only, and no payments of principal of or interest on the Class A notes will be guaranteed by any third-party.
•	The expected principal payment date of the Class A notes is July 16, 2012 and the average life of the Class A notes is 2.93 years.
•	The Class A notes are not subject to an optional redemption other than a customary clean-up call, as described in “Description of the Notes—Final Payment of Principal” in the accompanying prospectus.
     It is a condition to the issuance of the Class A notes that the following actions will be taken on or prior to the closing date:
•	A nationally recognized certified public accounting firm that is registered with the Public Company Accounting Oversight Board has delivered an accountants’ report to the FRBNY in a form prescribed by the FRBNY within the time frame required by the FRBNY.
•	The bank, as sponsor, will execute and deliver an undertaking to the FRBNY, in the form prescribed by the FRBNY, no later than four business days before the closing date, under which the bank will agree to indemnify FRBNY and TALF LLC and their respective affiliates for certain losses.
•	Each of the bank, as sponsor, and the issuing entity will execute the “Certification as to TALF Eligibility” in the most recent form prescribed by the FRBNY as of the date of this prospectus supplement, a copy of which is attached to this prospectus supplement as Annex III.
•	The sponsor will submit to the FRBNY the final credit rating letters for the Class A notes from each of Standard & Poor’s, Moody’s and Fitch no later than 10:00 a.m. on the closing date.
     On the closing date, any Class A notes held by the depositor, the sponsor or any affiliate of the depositor or the sponsor will not be eligible collateral under TALF. For purposes of the foregoing determination, an “affiliate” of the depositor or the sponsor means any company that controls, is controlled by, or is under common control with, the depositor or the sponsor, respectively. A person or company controls a company if, among other things, it (1) owns, controls or holds with power to vote 25% or more of a class of voting securities of the company, or (2) consolidates the company for financial reporting purposes.
     An investor in the notes must use a primary dealer, which will act on behalf of the investor, to obtain a loan under TALF. The MLSA requires the related investor to enter into a customer agreement with a primary dealer setting forth the terms and conditions of the relationship between that primary dealer and that investor in order for the primary dealer to act on behalf of the investor in connection with the related TALF loan.
     Ratings on the Class A notes are expected to be monitored by each Rating Agency while the Class A notes are outstanding. Any rating can be changed or withdrawn by a Rating Agency at any time. If any rating on the Class A notes is lowered or withdrawn by S&P, Moody’s or Fitch (collectively, the “Rating Agencies”), is assigned a credit rating below the highest investment grade rating category from any other TALF-eligible nationally recognized statistical rating organization or is placed on review or watch for downgrade, then the Class A notes will no longer be eligible collateral for a new TALF loan or TALF loans sought to be assigned after the closing date until, as applicable, the rating is reinstated to the rating specified in “Summary of Terms” or such review or watch

[2]	FICO is a federally registered servicemark of Fair, Isaac & Company.

for downgrade is removed. Although the Certification as to TALF Eligibility requires the sponsor and the issuing entity to notify the FRBNY and all registered holders of the Class A notes upon a determination that certain statements relating to eligibility have ceased to be correct, neither the sponsor nor the issuing entity is obligated to monitor the continuing accuracy of the characteristics of the receivables set forth above after the closing date or to take actions to cause such ratings to be reinstated or such review or watch to be removed. See “Risk Factors—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes.”
Underwriting
     Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the Class A notes set forth opposite its name:

Class A Underwriters	Principal Amount of Class A Notes
J.P. Morgan Securities Inc.	$175,000,000
Banc of America Securities LLC	$175,000,000
RBS Securities Inc.	$175,000,000
Total	$525,000,000
     The underwriters of the Class A notes have advised us that they propose initially to offer the Class A notes to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters of the Class A notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $700,000.

Class A Notes
Concessions	0.204%
Reallowances	0.102%
     The underwriters will be compensated as set forth in the following table:

	Underwriters Discounts	Amount per
	and Commissions	$1,000 of Principal	Total Amount
Class A notes	0.34%	$3.40	$1,785,000
     Each underwriter has severally represented, warranted and agreed with the issuing entity that:
•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and
•	it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
     We will indemnify the underwriters against the liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities.
     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act.

Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.
     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates.
Legal Matters
     Certain legal matters relating to the issuance of the offered notes will be passed upon for us by Kutak Rock LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the offered notes will be passed upon for us by Kutak Rock LLP. Certain legal matters relating to the issuance of the offered notes will be passed upon for the underwriters by Mayer Brown LLP.
Glossary of Terms for Prospectus Supplement
     “Base Rate” means, with respect to any calendar month, the annualized percentage equivalent of a fraction:
(a)	the numerator of which is the sum of (x) the interest due on the Series 2009-3 notes on the related distribution date and (y) your series’ share of the monthly servicing fee for the related distribution date; and
(b)	the denominator of which is the Series 2009-3 collateral amount, plus amounts on deposit in the principal accumulation account, each as of the first day of that calendar month.
     “Portfolio Yield” means, with respect to any calendar month, the annualized percentage equivalent of a fraction:
•	the numerator of which is the sum of (a) the amount of finance charge collections available to your series, excluding excess finance charge collections from other series in group one and any amounts withdrawn from the spread account, except that excess finance charge collections from other series applied for the benefit of the Series 2009-3 notes may be included if the Rating Agency Condition is satisfied, minus (b) the amount of defaulted receivables and uncovered dilution allocated to your series for that calendar month; and
•	the denominator of which is the Series 2009-3 collateral amount, plus amounts on deposit in the principal accumulation account, each as of the first day of that calendar month.
     “Rating Agency Condition” means (a) with respect to VFN Series 2008-2, Series 2007-1, Series 2007-2 and Series 2009-1, and any action subject to such condition, that each rating agency shall have notified the issuing entity in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding series or class of such notes to which it is a rating agency; (b) with respect to VFN Series 2008-3, VFN Series 2009-2 and Series 2009-3 and any action subject to such condition, (i) that S&P and Moody’s shall have notified the issuing entity in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding class with respect to which S&P and/or Moody’s, as applicable, is a rating agency or (ii) 10 days’ prior written notice (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable) to Fitch; and (c) with respect to any future series or class of notes, obtaining such approvals or confirmations or providing such notices as may be required by the indenture and any indenture supplement for the related series or class. The definition of “Rating Agency Condition” with respect to any series may be amended in accordance with the terms of the indenture and the related indenture supplement.
     “Required Retained Transferor Percentage” means, for purposes of Series 2009-3, 4%.

Annex I
Other Securities Outstanding
     The principal characteristics of the other outstanding series of notes issued by First National Master Note Trust as of July 15, 2009 are set forth in the table below. All of the outstanding series of notes are in group one.
Variable Funding Notes
     With respect to each outstanding series which is a series of variable funding notes, the aggregate outstanding principal amount of notes in the series may be increased or decreased from time to time subject to a maximum amount. The current maximum aggregate principal amount for each series is listed below. The maximum amount for any series may be increased or decreased from time to time, subject to certain conditions, including the mutual agreement of the depositor, the holders of that series of notes and related parties.
     Each series is in an extendable revolving period (unless a pay out event occurs prior to that date). The revolving period for a series may be extended by mutual agreement of the depositor, the servicer, the holders of that series and related parties. For each series, the revolving period will be followed by a controlled amortization period of up to twelve months unless a pay out event occurs and results in rapid amortization. The currently scheduled start date for the start of the controlled amortization period for each series is listed below.
     Each series of variable funding notes bears the designation “VFN”.
Term Notes
     With respect to each outstanding series of notes that are term notes, the initial principal balance of the notes is established on the date of issuance and it is not subject to increase. Each series is in an extendable revolving period (unless a pay out event occurs prior to that date). The revolving period of a series may be automatically extended and, upon notice to the indenture trustee, the servicer may elect to postpone the accumulation period, subject to certain conditions. For each series, the revolving period will be followed by an accumulation period, the length of which is determined by the servicer, subject to certain conditions. The accumulation period continues until either a pay out event occurs and results in rapid amortization or the earliest of (i) the date on which the noteholders are paid in full, (ii) the related final maturity date or (iii) the date on which the collateral amount is reduced to zero. The currently scheduled start date for the start of the accumulation period for each series is listed below.
     Each series has two or more classes of notes.

1. VFN Series 2008-2
Maximum Note Principal Balance:	$600,000,000
Interest Rate:	Floating Rate
Currently scheduled start of controlled amortization period:	October 1, 2010*
Series Servicing Fee Percentage:	2%
Expected final distribution date:	October 15, 2011*

2. VFN Series 2008-3
Maximum Note Principal Balance:	$131,579,000
Interest Rate:	Floating Rate
Currently scheduled start of controlled amortization period:	August 1, 2010*
Series Servicing Fee Percentage:	2%
Expected final distribution date:	August 15, 2011*

3. VFN Series 2009-2
Maximum Note Principal Balance:	$605,263,158
Interest Rate:	Floating Rate
Currently scheduled start of controlled amortization period:	July 1, 2010*
Series Servicing Fee Percentage:	2%
Expected final distribution date:	July 15, 2011*

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4. Series 2007-1
Initial Note Principal Balance:	$500,000,000
Interest Rate:	Floating Rate
Currently scheduled start of accumulation period:	November 1, 2009*
Series Servicing Fee Percentage:	2%
Expected principal distribution date:	April 15, 2010

5. Series 2007-2
Initial Note Principal Balance:	$425,000,000
Interest Rate:	Floating Rate
Currently scheduled start of accumulation period:	August 1, 2009*
Series Servicing Fee Percentage:	2%
Expected principal distribution date:	November 16, 2009

6. Series 2009-1
Initial Note Principal Balance:	$789,474,000
Interest Rate:	Floating Rate
Currently scheduled start of accumulation period:	May 1, 2010*
Series Servicing Fee Percentage:	2%
Expected principal distribution date:	May 16, 2011

*	Subject to adjustment

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Annex II
Static Pool Data
     Certain static pool data consisting of delinquency, charge-off, yield and payment rate performance for credit card receivables included in the trust portfolio is set forth in the tables below. All static pool information contained in this Annex II for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes. We cannot assure you that delinquency, charge-off, yield and payment rate performance in the future will be similar to the historical experience shown below. Among other things, varying economic conditions to which the trust portfolio was subject in each period shown below may make it unlikely that the trust portfolio will perform in the same way in future periods that it has performed historically.
     The static pool information below includes data for accounts from (i) the beginning of the year in which the account is added to the trust if the account was originated in a prior year or (ii) the date of origination of the account if the account is added to the trust during the year it was originated. Historical data as presented in the prospectus supplement for the trust includes data for accounts from the beginning of the month they are added to the trust. Therefore, the historical data presented in the prospectus supplement and the static pool data in this Annex II are not directly comparable with respect to this data.
Delinquency Percentage: 30+ Days
By Vintage Segment as of 03/31

	As of 03/31	Performance Year
	2009	2008	2007	2006	2005	2004
2009 Originations	0.00%
2008 Originations	1.84%	1.62%
2007 Originations	3.45%	2.35%	0.12%
2006 Originations	4.86%	3.30%	0.84%	0.06%
2005 Originations	4.81%	3.63%	2.02%	0.67%	0.03%
2004 Originations	4.46%	3.70%	2.57%	1.11%	0.07%	0.00%
The delinquency percentage for any vintage segment is calculated by dividing delinquent receivables by total credit card receivables for each vintage segment.
The delinquent receivables are the total receivables which are 30 or more days past due at the end of each performance year.
Principal Charge-Off Percentage
By Vintage Segment as of 03/31

	As of 03/31	Performance Year
	2009	2008	2007	2006	2005	2004
2009 Originations	0.00%
2008 Originations	0.44%	0.00%
2007 Originations	4.06%	1.14%	0.01%
2006 Originations	6.75%	2.97%	0.39%	0.01%
2005 Originations	7.45%	4.06%	2.06%	0.24%	0.00%
2004 Originations	7.76%	4.50%	2.71%	0.44%	0.00%	0.00%
Principal Charge-off percentage is calculated by dividing the principal gross losses (charge-offs) by total credit card receivables for each vintage segment.
Total principal losses for any vintage segment includes the total principal charge-offs excluding fraud prior to recoveries.
Historical data as presented in the prospectus supplement is calculated using the prior month principal receivables outstanding instead of the end of vintage segment total receivables as defined above. Therefore, the historical data presented in the prospectus supplement and the static pool data above are not directly comparable.

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Net Finance Charge and Fee Yield
By Vintage Segment as of 03/31

	As of 03/31	Performance Year
	2009	2008	2007	2006	2005	2004
2009 Originations	0.00%
2008 Originations	18.47%	11.78%
2007 Originations	13.05%	10.44%	5.83%
2006 Originations	13.40%	12.14%	7.92%	3.83%
2005 Originations	15.79%	14.53%	14.82%	12.05%	3.03%
2004 Originations	17.10%	15.50%	16.11%	15.35%	7.84%	0.00%
Billed finance charge and fee yield percentage for each vintage segment is calculated by dividing the total amount of billed finance charge and fees for the segment by the total credit card receivables for each vintage segment.
Total amount of billed finance charges and fees for any vintage segment is the periodic finance charges and other fees posted to each cardholder’s account during each performance year less amounts that reversed due to dispute, consolidation or return.
Historical data as presented in the prospectus supplement is calculated using the prior month principal receivables outstanding instead of the end of vintage segment total receivables as defined above. Therefore, the historical data presented in the prospectus supplement and the static pool data above are not directly comparable.
Net Payment Rate Percentage
By Vintage Segment as of 03/31

	As of 03/31	Performance Year
	2009	2008	2007	2006	2005	2004
2009 Originations	0.00%
2008 Originations	18.02%	21.10%
2007 Originations	10.13%	12.10%	5.83%
2006 Originations	11.29%	13.08%	14.86%	11.81%
2005 Originations	18.52%	19.78%	23.13%	25.32%	11.24%
2004 Originations	21.78%	23.15%	26.25%	29.58%	19.92%	0.00%
Payment rate percentage for any vintage segment is calculated as percentage of total payments for the vintage segment by the average credit card receivables for each vintage segment.
Total payments for each vintage segment includes total payments received less any payments that were reversed due to return or adjustment.
Historical data as presented in the prospectus supplement is calculated using the prior month total receivable outstandings instead of vintage segment total receivables as defined above. Therefore, the historical data presented in the prospectus supplement and the static pool data above are not directly comparable.

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Annex III
Certification as to TALF Eligibility
for Non-Mortgage-Backed ABS
     The issuer and the sponsor (collectively, “we”) hereby certify that:
     1. We have reviewed the terms and conditions of the Term Asset-Backed Loan Facility (“TALF”) provided by the Federal Reserve Bank of New York (“FRBNY”). Terms used below that are defined or explained in such terms and conditions, or in FAQs or other interpretative material issued by the FRBNY, shall have the meanings provided in such terms and conditions, FAQs or other interpretative material (such terms and conditions, FAQs or other interpretative material, the “TALF Rules”).
     2. After due inquiry by our appropriate officers, agents and representatives, we have determined that the securities offered hereby designated as Class A notes, CUSIP #: 32113CAV2 constitute eligible collateral under TALF. In particular:
•	The securities are U.S. dollar-denominated cash (that is, not synthetic) asset-backed securities (“ABS”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long-term or short-term investment-grade rating category from two or more eligible nationally recognized statistical rating organizations (NRSROs) and do not have (including on a preliminary basis) a credit rating below the highest investment-grade rating category from an eligible NRSRO. Such ratings were obtained without the benefit of any third-party guarantee and are not on review or watch for downgrade.
•	The securities are cleared through The Depository Trust Company.
•	The securities are not subject to an optional redemption other than a customary clean-up call (as defined in the TALF Rules).
•	All or substantially all (defined as at least 95% of the dollar amount) of the credit exposures underlying the securities are exposures that are both (a) originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S.-domiciled obligors. The underlying credit exposures are credit card loans and do not include exposures that are themselves cash ABS or synthetic ABS. The average life of the securities is less than or equal to five years.
•	The securities are being issued to refinance existing credit card ABS, maturing in 2009 and have been issued in amounts no greater than the amount of the maturing ABS.
     3. Pursuant to the TALF Rules, the independent accounting firm that is performing certain procedures for the benefit of the FRBNY in connection with this offering is required, in certain circumstances where fraud or illegal acts are suspected to have occurred, to make reports to the TALF Compliance fraud hotline. We hereby provide our consent to such accounting firm to make such reports and waive any client confidentiality provisions we would otherwise be entitled to under applicable law, rules of accountant professional responsibility or contract.
     4. We understand that purchasers of the securities offered hereby that are affiliates of either the originators of assets that are securitized in this offering or the issuer or sponsor of this offering will not be able to use these securities as TALF collateral.
     5. We hereby undertake that, until the maturity of the securities offered hereby, we will issue a press release and notify the FRBNY and all registered holders of the securities if we determine that the statements set forth in Item 2 above were not correct when made or have ceased to be correct. We will issue such press release and make such notification no later than 9:00 a.m. on the fourth business day after we make such determination; provided that we undertake to provide same business-day notice of any change in credit rating issued by any major NRSRO (including any change in the final rating compared to a preliminary rating) that occurs after pricing of this offering and on or prior to the closing date. We hereby undertake that we will promptly notify the FRBNY and all registered holders of the securities, in writing, of the occurrence of any early amortization event (as defined in the

A-III-1

Master Loan and Security Agreement). Such notice will be delivered to the FRBNY’s custodian at talf@bnymellon.com and to FRBNY at talfreports@ny.frb.org at the same time notice of the early amortization event is given to the trustee. In addition, the documents governing the securities include or, when executed, will include a provision requiring that the issuer notify the FRBNY and all registered holders of such event as contemplated in the preceding sentence, and the issuer will include the material details of any such event in periodic reports, if any, required to be delivered to registered holders pursuant to such documents.
     6. We hereby represent and warrant to the FRBNY and TALF LLC that (i) this prospectus supplement and (ii) the prospectus, when taken as whole together with all information provided by us or on our behalf to any nationally recognized statistical rating organization in connection with this offering, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     7. We acknowledge that the FRBNY and TALF LLC (in accepting the securities offered hereby as collateral), will rely upon this certification and will suffer damages if such certification is incorrect. The sponsor has executed and delivered to the FRBNY an undertaking, in the form prescribed by the FRBNY, under which the sponsor has agreed to indemnify FRBNY and TALF LLC and their respective affiliates against losses incurred or suffered by them arising out of any misrepresentation or breach of warranty made or to be performed by us in this certification.
     8. We hereby jointly and severally agree that, should the securities be pledged to the FRBNY under the Master Loan and Security Agreement established under TALF or purchased by TALF LLC and at any time fail to constitute eligible collateral under TALF (provided that, solely for purposes of the foregoing, the only failure to satisfy the ratings eligibility criteria that shall be considered shall be a failure that arises as a result of the final rating on the securities, upon issuance, being lower than the required ratings for TALF eligibility, not any subsequent downgrades) under the TALF Rules as in effect at the time the securities are issued (a “Warranty Breach”), we shall permit (i) the United States Department of the Treasury (“Treasury”) and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in our possession, custody or control to the extent relevant to ascertaining the cause and nature of the Warranty Breach, during normal business hours and upon reasonable notice to the Issuer or the Sponsor, as the case may be; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Treasury, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of their respective functions, to follow applicable law and regulation (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the Sponsor or the Issuer, as applicable, as to information that should be afforded confidentiality. In making this agreement, we understand that Treasury has represented that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this paragraph shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

FIRST NATIONAL BANK OF OMAHA, as Sponsor		FIRST NATIONAL MASTER NOTE TRUST, as Issuer

		By:	First National Bank of Omaha, as Administrator on behalf of the Issuer

By:	/s/ Timothy D. Hart

Name:	Timothy D. Hart
Title:	Senior Vice President

		By:	/s/ Karlyn M. Knieriem

		Name:	Karlyn M. Knieriem
		Title:	Vice President

A-III-2

Prospectus
First National Master Note Trust
Issuing Entity

First National Funding LLC Depositor	First National Bank of Omaha Sponsor, Bank and Servicer
Asset Backed Notes
The Issuing entity —
•	may periodically issue asset backed notes in one or more series with one or more classes; and
•	will have an interest in —
•	receivables in a portfolio of VISA® and MasterCard® revolving credit card accounts owned by First National Bank of Omaha;
•	payments due on those receivables; and
•	other property described in this prospectus and in the accompanying prospectus supplement.
The Notes —
•	will be paid only from the trust assets;
•	offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;
•	may have one or more forms of credit enhancement; and
•	will be issued as part of a designated series which may include one or more classes of notes.
You should consider carefully the risk factors beginning on page 4 in this prospectus and page S-16 in your prospectus supplement.
A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The notes are obligations of First National Master Note Trust only and are not obligations of First National Funding LLC, First National Bank of Omaha or any other person.
This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
July 30, 2009

Important Notice About Information Presented In This
Prospectus And The Accompanying Prospectus Supplement
     We (First National Funding LLC) provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:
•	the terms, including interest rates, for each class;
•	the timing of interest and principal payments;
•	information about the receivables;
•	information about credit enhancement, if any, for each class;
•	the ratings for each class being offered; and
•	the method for selling the notes.
     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.
     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.
     This prospectus uses defined terms. You can find a glossary of these terms under the caption “Glossary of Terms for Prospectus” beginning on page 87 in this prospectus.

ii

Reports to Noteholders	86

Where You Can Find More Information	86

Glossary of Terms for Prospectus	87

Annex I Global Clearance, Settlement and Tax Documentation Procedures	A-1

Initial Settlement	A-1
Secondary Market Trading	A-1
Certain U.S. Federal Income Tax Documentation Requirements	A-3

iii

Summary: Overview of Transactions
Each series of notes will be issued by First National Master Note Trust and will include one or more classes of notes, representing debt of the issuing entity. We refer to First National Master Note Trust as the trust or the issuing entity. Each series and class may differ as to timing and priority of distributions, allocations of losses, interest rates, amount of distributions in respect of principal or interest and credit enhancement. We, First National Funding LLC, will disclose the details of these timing, priority and other matters in a prospectus supplement for each series.
The primary assets of the trust are credit card receivables arising in VISA® and MasterCard®1 revolving credit card accounts that have been transferred directly or indirectly by the bank to the trust. The credit card receivables have been either originated by First National Bank of Omaha or one of its affiliates or have been acquired by the bank from third-party financial institutions.
Prior to December 18, 2008, the Bank transferred receivables directly or indirectly to the First Bankcard Master Credit Card Trust. The First National Master Note Trust held a collateral certificate issued by the First Bankcard Master Credit Card Trust and evidencing an undivided interest in the receivables held thereby. On December 18, 2008, with all outstanding investor certificates issued by First Bankcard Master Credit Card Trust (other than the collateral certificate) retired, we exercised our option to terminate First Bankcard Master Credit Card Trust.
First Bankcard Master Credit Card Trust was formed under Nebraska law by the bank in 1995 under a pooling and servicing agreement. The trustee for First Bankcard Master Credit Card Trust was The Bank of New York Mellon Trust Company, N.A. Under the pooling and servicing agreement, the bank, in its capacity as transferor, designated some eligible accounts from its portfolio of VISA and MasterCard credit card accounts and transferred the receivables in those accounts to First Bankcard Master Credit Card Trust. For a period from December 31, 1995 through September 30, 2000, First National Bank South Dakota, an affiliate of First National Bank of Omaha, was the owner of some or all of the credit card accounts and the transferor or a co-transferor under the pooling and servicing agreement. Effective October 1, 2000, the credit card accounts were transferred to First National Bank of Omaha, which then again became sole transferor under the pooling and servicing agreement.
The transactions described above were implemented, in part, through amendments to the pooling and servicing agreement.
The applicable transferor or co-transferor that was party to the pooling and servicing agreement continued to transfer additional receivables generated in those accounts, and from time to time designated additional accounts, to First Bankcard Master Credit Card Trust until the October 2002 amendment to the pooling and servicing agreement. The amendment, among other things, designated us as the transferor replacing the bank. At the same time, we entered into a receivables purchase agreement with the bank whereby the bank designated some eligible accounts to us and transferred the receivables created in the accounts after the date of the agreement to us. Under the receivables purchase agreement, the bank will, from time to time, designate additional accounts to us and transfer additional receivables to us and will also occasionally remove accounts previously designated. Under the amended pooling and servicing agreement, in our capacity as transferor, we transferred all receivables sold to us by the bank under the receivables purchase agreement to First Bankcard Master Credit Card Trust and designated to First Bankcard Master Credit Card Trust all accounts designated to us by the bank.
First Bankcard Master Credit Card Trust issued a collateral certificate representing an interest in the receivables and the other assets of First Bankcard Master Credit Card Trust to us. We transferred the collateral certificate to the issuing entity, and the issuing entity transferred the collateral certificate to the indenture trustee as collateral for the notes issued by the trust. The collateral certificate was the initial primary asset of the trust.
Upon the termination of First Bankcard Master Credit Card Trust, we and the trustee transferred all of our right, title and interest in and to the receivables and other assets of First Bankcard Master Credit Card Trust to the indenture trustee, as the assignee of the collateral certificate. Upon its receipt of the assets of First Bankcard Master Credit

[1]	VISA® and MasterCard® are federally registered servicemarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

Card Trust, the indenture trustee surrendered the collateral certificate to the registrar and paying agent under the pooling and servicing agreement for cancellation. All of the respective obligations of the servicer, the trustee and us under the pooling and servicing agreement and the collateral series supplement, respectively, were terminated on December 18, 2008 except for certain obligations of the servicer and us that expressly survive the termination of the pooling and servicing agreement and the collateral series supplement. See “Description of the Notes—Matters Regarding the Depositor and the Servicer” in this prospectus.
The bank will continue to own the accounts that are designated to the trust.
The notes will represent the right to payments from a portion of collections on the credit card receivables held by the trust.
In addition, a portion of certain fees payable by VISA and MasterCard to the bank, which are attributable to cardholder charges for merchandise and services, known as interchange, will be treated as collections of finance charge receivables.
All new receivables generated in the designated accounts will be automatically transferred to the trust. The total amount of receivables held by the trust will fluctuate daily as new receivables are generated and payments are received on existing receivables.
The bank continues to service the receivables that are transferred to the trust and will act as the trust’s administrator. The Bank of New York Mellon Trust Company, N.A. is the indenture trustee for the trust. The trust will grant a security interest in the receivables and its other assets to the indenture trustee for the benefit of the noteholders and any credit enhancement provider.

Risk Factors
     The following is a summary of the principal risk factors that apply to an investment in the notes. You should consider the following risk factors and any risk factors in the accompanying prospectus supplement before deciding whether to purchase the notes.

It may not be possible to find an investor to purchase your notes.	The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. The secondary market for asset-backed securities is currently experiencing significantly reduced liquidity. This period of illiquidity may continue and adversely affect the market value of your notes.

Some liens would be given priority over your notes which could cause delayed or reduced payments.	We and the bank account for the transfer of the receivables as a sale. Even so, a court could conclude that we or the bank own the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, however, steps will be taken to give the indenture trustee a first-priority perfected security interest, either directly or through the trust.

If a court were to conclude that the trust has only a security interest, a tax or governmental lien or other lien imposed under applicable state or federal law on our property or the bank’s property arising before receivables come into existence may be senior to the trust’s interest in the receivables. In addition, the relevant documents permit the bank to transfer the receivables to us subject to liens for taxes that are not yet due or are being contested. Regardless of whether the transfer of the receivables is a sale or a secured borrowing, if any liens exist, the claims of the creditors holding such liens would be superior to our rights and the rights of the trust, thereby possibly delaying or reducing payments on the notes. Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. In addition, the trust may not have a first-priority perfected security interest in collections that have been commingled with other funds and collections will generally be commingled with other funds of the Servicer for two business days prior to deposit in a trust account. If any of these events were to occur, payments to you could be delayed or reduced. See “Material Legal Aspects of the Receivables—Transfer of Receivables” and “Description of the Notes—Representations and Warranties” and "—Addition of Trust Assets” in this prospectus.

If a conservator or receiver were appointed for First National Bank of Omaha, or if we become a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur.	If the bank were to become insolvent, or if the bank were to violate laws or regulations applicable to it, the FDIC could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank’s affairs. Also, if the FDIC were acting as the bank’s conservator or receiver, the FDIC might have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.

The FDIC has adopted a rule stating that, if certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made before the repeal or amendment.

We have structured the issuance of the notes with the intention that the transfers of the receivables by the bank would have the benefit of this rule. As discussed under “Risk Factors—Recent changes to accounting standards could have an impact on the issuing entity, the depositor or the bank” in the prospectus supplement, the Financial Accounting Standards Board (“FASB”) has adopted substantial revisions to FAS 140 and FASB Interpretation No. 46(R) that, once effective, are likely to affect the sale accounting treatment for transfers of receivables by the bank to us. If the accounting amendments ultimately affect the sale treatment for transfers of receivables, such transfers may not have the benefit of the FDIC rule. If the FDIC were to assert that the rule does not apply to these transfers of receivables whether because of recent accounting amendments, or because these transfers fail to comply with any other condition specified in the rule, or the FDIC were to assert that these transactions do not comply with certain banking laws, or were to require the indenture trustee or any other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by any of those parties to enforce the applicable agreement, payments of principal and interest on your notes could be delayed and, if the FDIC were successful, possibly reduced.

Even if the rule applies, the FDIC may—

•     require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes from funds held by the bank;

• obtain a stay of actions by any of those parties to enforce the transaction documents against the bank;

•     repudiate the bank’s on-going obligations under the transaction documents and limit the affected parties’ claims to their “actual direct compensatory damages” (as defined in the statute that governs the FDIC’s authority and actions as a receiver or conservator); or

• argue that a statutory injunction automatically prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC were to successfully take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Furthermore, the Financial Services Regulatory Relief Act of 2006 made certain changes to the Federal Deposit Insurance Act (FDIA). As a result of these changes, the FDIA, in certain circumstances, requires the consent of the FDIC before any party could exercise any right or power to terminate, accelerate or declare a default under any contract to which an insolvent bank is a party.

We are a wholly-owned bankruptcy remote subsidiary of the bank and our limited liability company agreement limits the nature of our business. If, however, we became a debtor in a bankruptcy case, and our transfer of the receivables to the issuing entity were construed as a grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

Because we are a wholly-owned subsidiary of the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that—

• our assets (including the receivables) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

• we and our assets (including the receivables) should be substantively consolidated with the bank and its assets; or

• the FDIC’s control over the receivables is necessary for the bank to reorganize or to protect the public interest.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables. If the bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to us or the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the indenture trustee, the issuing entity or other parties to the transaction under any transaction document, losses to noteholders could result.

If a conservator or receiver were appointed for the bank, or if we were to become a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the trust, new principal receivables would not be transferred to the trust. However, the conservator or the receiver may have the power, regardless of the terms of that agreement, to prevent the early payment of principal or to require new principal receivables to continue being transferred. The conservator or receiver may also have the power to alter the terms of payment on your notes. In addition, the conservator or receiver would have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer or to direct the servicer to stop servicing the receivables, or to increase the amount or the priority of the servicing fee due to the bank or otherwise alter the terms under which the bank services the receivables. See “Material Legal Aspects of the Receivables—Conservatorship and Receivership; Bankruptcy” in this prospectus.

In the event of conservatorship or receivership of the bank, the conservator or receiver may also have the power to prevent the issuing entity from replacing the bank as administrator for the issuing entity or to direct the bank to stop providing administrative services to the issuing entity or the owner trustee or to increase the amount or priority of the administrative fee due to the bank or otherwise alter the terms under which the bank provides administrative services to the issuing entity or the owner trustee.

There may be other provisions in the transaction documents that purport to deal with the bankruptcy or insolvency of the bank, us, the trust, or other parties to the transactions, but such provisions may not be enforceable.

The bank may change the terms and conditions of the accounts in a way that reduces collections.	As owner of the accounts, the bank retains the right to change various account terms, including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the bank or may be required by law or dictated by market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes. See “The Receivables Purchase Agreement—Covenants” in this prospectus.

Allocations of charged-off receivables or uncovered dilution could reduce payments to you.	The primary risk associated with extending credit under the credit card accounts is the risk of default or bankruptcy of the customer, resulting in the customer’s account balance being charged-off as uncollectible. We rely principally on the customer’s creditworthiness for repayment of the account. The bank may not be able to successfully identify and evaluate the creditworthiness of cardholders to minimize delinquencies and losses. General economic factors, such as the rate of inflation, unemployment levels and interest rates, may result in greater delinquencies that lead to greater credit losses among customers.

Unlike charged-off receivables, reductions in the receivables due to returns of merchandise, unauthorized charges or disputes between a cardholder and a merchant and reductions in the receivables due to debt cancellation or debt deferral programs of the bank which are not covered by insurance or reserves, called dilution, are typically absorbed by reductions in our interest in the trust, which is referred to as the transferor interest, or reimbursed by us through cash deposits to the excess funding account and are not intended to be allocated to investors. However, to the extent our transferor interest is insufficient to cover dilution for any calendar month and we then default in our obligation to compensate the trust for these reductions, your series will be allocated a portion of the uncovered dilution. If the amount of charged-off receivables and any uncovered dilution allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Investor Charge-Offs” in the accompanying prospectus supplement and “Description of the Notes—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.

Regulatory risk could result in losses.	The bank is regulated and supervised by the Officer of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the FDIC. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the bank and its affiliates.

If regulatory authorities were to conclude an obligation was an unsafe or unsound practice or violated any law, regulation, written condition or agreement applicable to the bank or its affiliates, one or more of these authorities may have the power to order the bank or affiliate to rescind the agreement giving rise to such obligation or refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the bank or affiliate probably would not be liable to you for contractual damages for complying with such order, and you would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, payment to you could be delayed or reduced.

Current and proposed regulation and legislation may impede collection efforts or reduce collections or restrict the manner in which the bank may conduct its activities.	Various federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Such laws and regulations, among other things, limit the fees and other charges that the bank can impose on customers, limit or prescribe certain other terms of the bank’s products and services or require specified disclosures to consumers. General banking laws, regulations and guidelines specify minimum capital levels and address allowances for loan and lease losses for financial institutions. In some cases, the precise application of these statutes and regulations is not clear. The failure to comply with, or adverse changes in, these laws or regulations or adverse changes in their interpretation, could make it more difficult for the servicer of the receivables to collect payments on the receivables or could reduce the finance charges and other fees that can be charged, resulting in reduced collections. This could result in a corresponding decrease in the effective yield of the credit card accounts designated to the trust, a payout event could occur and could result in an acceleration of payment or reduced payments on your notes.

Numerous legislative and regulatory proposals are advanced each year which, if adopted, could have a material adverse effect on the amount of collections available to the trust or further restrict the manner in which the bank may conduct its activities, including its securitizations of credit card receivables. In December 2008, the Federal Reserve Board promulgated final rules amending Regulation AA (Unfair or Deceptive Acts or Practices) and Regulation Z (Truth In Lending Act) that limit or modify certain credit card practices and require increased disclosures to consumers. These rules were adopted with an effective date of July 1, 2010. Numerous credit card practices are addressed by these rules, including, but not limited to, new disclosure requirements, restrictions on the application of rate increases to existing and new balances, payment timing and default pricing, payment allocation and two-cycle billing. These new rules will impact the bank’s existing business practices. In addition, President Obama has signed the Credit Card Accountability, Responsibility and Disclosure Act (the “CARD Act”) which amends the Truth in Lending Act (“TILA”) and other consumer laws and codifies as federal law certain of the new rules discussed above. More importantly, such legislation will also create additional substantive requirements and restrictions on practices in the credit card industry. The full impact of the preceding new rules and legislation on the bank has yet to be determined; however, these changes could adversely impact the bank’s credit card business and impose additional obligations to be complied with in the servicing of the credit card accounts. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Limited remedies for breaches of representations could reduce or delay payments.	When we transfer the receivables to the trust, we make representations and warranties relating to the validity and enforceability of the receivables arising under the accounts designated to the trust, and as to the perfection and priority of the indenture trustee’s interest in the receivables. However, neither the indenture trustee nor the owner trustee for the trust will make any examination of the receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose.

A representation or warranty relating to the receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure the violation within the specified time period or if there is no right to cure the violation, we must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “Description of the Notes—Representations and Warranties” in this prospectus.

Payment and origination patterns of receivables finance charge rates and credit card usage could reduce collections and may affect the timing and amount of payments to you.	The amount of principal collections and finance charge collections available to pay your notes on any distribution date will depend on many factors, including:

• the rate of repayment of credit card balances held by cardholders, which may be earlier or later than expected;

• the periodic finance charge rates applicable to the accounts designated to the trust;

• the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to the trust; and

• the rate of default by cardholders, which means the receivables may not be paid at all.

The receivables transferred to the trust may be paid at any time. Prepayments represent principal reductions in excess of the contractually scheduled reductions.

The rate of cardholder prepayments or defaults on credit card balances may be affected by a variety of economic and social factors. Economic factors include the rate of inflation, unemployment levels, the availability and cost of credit (including mortgage loans) and real estate values. A decrease in interest rates could cause cardholder prepayments to increase.

Social factors include consumer and business confidence levels and the public’s attitude about incurring debt and the stigma of personal bankruptcy. In addition, acts of terrorism or natural disasters in the United States and the political and/or military response to any such events or the commencement of hostilities between the United States and a foreign nation or nations may have an adverse effect on general economic conditions, consumer and business confidence and general market liquidity. During periods of economic recession, high unemployment, increased mortgage foreclosure rates and low consumer and business confidence levels, card usage generally declines and delinquency and loss rates generally increase, resulting in a decrease in the amount of finance charge and principal collections, and these changes in card usage, delinquency and loss rates and the amount of finance charge and principal collections may be material. Recently, concerns over the availability and cost of credit, increased mortgage foreclosure rates, declining real estate values and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated a recession, which has resulted in declines in card usage and adverse changes in payment patterns, causing increases in delinquencies and losses in the accounts designated to the trust.

We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in either monthly payment rates or the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the rapid amortization period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. In addition, changes in the periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See “Maturity Considerations” in the accompanying prospectus supplement.

The credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition. Both traditional and new credit card issuers seek to expand or to enter the market and compete for customers. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce periodic finance charges or other fees or charges applicable to credit card accounts. In addition, certain credit card issuers assess periodic finance charges or other fees or charges at rates lower than the rate currently being assessed on most of the accounts.

If cardholders choose to utilize other competing sources of credit, the rate at which new receivables are generated by the accounts may be reduced and purchase and payment patterns may be affected. The trust will depend upon the bank’s continued ability to generate new receivables. If the rate at which new receivables are generated declines significantly and the bank does not add additional accounts to the trust, a pay out event could occur.

Addition of assets to the trust may affect credit quality and lessen the trust’s ability to make payments to you.	The assets of the trust change every day. We may choose, or may be required, to add receivables to the trust. The credit card accounts from which these receivables arise may have different terms and conditions from the accounts already designated to the trust portfolio. For example, new credit card accounts may have higher or lower fees or interest rates, or different payment terms. In addition, the composition of the new credit card accounts in terms of FICO score ranges, channels of origination, amount of seasoning and other account metrics may also vary significantly from the accounts already designated to the trust. If the credit quality of the assets in the trust were to deteriorate, the trust’s ability to make payments on the notes could be adversely affected. See "Description of the Notes—Addition of Trust Assets.”

The trust’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by the sponsor. We do not guarantee that new credit card receivables will be created, that any credit card receivables will be added to the trust or that credit card receivables will be repaid at a particular time or with a particular pattern.

Changes in affinity co-branding arrangements may affect the performance of the trust’s receivables and cardholder usage and, consequently, the timing and amount of payments on your series.	The bank enters into affinity co-branding arrangements with certain unaffiliated retail and services companies. Under these arrangements, participating cardholders earn “points” or other benefits, such as frequent flyer miles, hotel loyalty points or cash back, that may be redeemed with the co-branding partner. These arrangements are entered into for a fixed period, generally ranging from five to ten years, and will terminate in accordance with their terms unless extended or renewed at the option of the parties.

If one or more of the bank’s significant affinity co-branding arrangements were to experience reduced volume or termination for any reason, including a general decline in the business of any of its co-branding partners, it could affect the performance of the trust’s receivables, including repayment patterns, and cardholder usage of the affinity co-branded accounts in the trust portfolio. We cannot predict what effect, if any, changes in a significant affinity co-branding arrangement would have on the performance of the trust’s receivables or cardholder usage and, consequently, the timing and amount of payments on your series. Any reductions in the amount or timing of interest or principal on these receivables will reduce the amount available for distribution on the notes of your series.

The bank depends on its ability to sell and securitize its credit card receivables to fund new receivables.	The bank’s ability to originate and service receivables depends upon its continued access to funding sources. The bank uses securitization of its credit card receivables as a significant funding source. A number of factors affect securitization transactions, some of which are beyond the bank’s control, including:

• conditions in the securities markets in general and the asset-backed securitization market in particular;

• interpretation and application of complex regulations and accounting rules, and changes therein;

• conformity in the quality of credit card

receivables to rating agency requirements and changes in those requirements; and

• availability of credit enhancement.

These factors could adversely affect the bank’s ability to effect securitization transactions or the benefits to the bank of securitization transactions.

Failure to obtain acceptable credit ratings or more stringent credit enhancement requirements could decrease the efficiency of or have an adverse effect on the timing of, or the bank’s ability to effect, future securitizations. Beginning in the second half of 2007 and intensifying throughout 2008, conditions in the securities market in general and the asset-backed securities market in particular deteriorated significantly. If these conditions persist, deteriorate further or recur in the future, the bank may not be able to securitize receivables it originates on terms similar to those it has received historically, or at all.

The bank intends to continue securitizations of its credit card receivables. The inability to securitize credit card receivables due to changes in the market, the unavailability of credit enhancement, or any other circumstance or event could have a material adverse effect on the bank’s operating results, liquidity and ability to generate new receivables.

Subordinated classes bear losses before senior classes.	One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Allocations of principal collections to the subordinated class or classes may not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series’ senior notes or to pay servicer fees related to that series or to reimburse for that series’ share of charged-off receivables or uncovered dilution, the collateral amount for the series might be reduced. This would reduce the amount of finance charge collections available to the series in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

Other series of notes may have different terms that may affect the timing and amount of payments to you.	The issuing entity has issued other series of notes and expects to issue additional series of notes from time to time. Other series of notes may have terms that are different than the terms of your series, including different payout events or events of default. In addition, the payout events and events of default for other series of notes may be subject to grace periods or rights to cure that are different than the grace periods or rights to cure applicable to the same or similar payout events of events of default for your series. As a result, other series of notes may enter into rapid amortization periods prior to the payment of principal on your series of notes. This could reduce the amount of principal collections available to your series at the time principal collections begin to be accumulated or paid for the benefit of your series and could cause a possible delay or reduction in payments on your notes. Additional series of notes may be issued without any requirement for notice to, or consent from, existing noteholders. For a description of the conditions that must be met before the issuing entity can issue new notes, see “Description of the Notes—New Issuance of Notes” in this prospectus.

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if additional notes in the same group as your series for purposes of sharing excess finance charge collections are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of excess funds from other series available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

Commingling of collections.	While First National Bank of Omaha is the servicer, collections held by the bank may, subject to certain conditions, be commingled and used for the bank’s own benefit prior to the business day before each distribution date. As a result, the trust may not have a perfected interest in those collections. In addition, if a receiver or conservator were appointed for the servicer at a time when collections were in the servicer’s possession, the trust may not be able to obtain, or experience delays in obtaining, control of such collections.

Prior to the occurrence of certain adverse events with respect to the servicer, the collection account may be maintained with the servicer. Upon the occurrence of any such event with respect to the servicer, the servicer shall deposit all collections into the collection account which shall be established with a qualified institution other than the servicer.

Recharacterization of principal receivables would reduce principal receivables and may require the addition of new receivables.	As described under “Description of the Notes—Discount Option,” we may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of a pay out event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that we will be required to add receivables to the trust. If we were unable to add receivables and could not make sufficient cash deposit into the excess funding account, one or more series of notes, including your series, could go into a rapid amortization period.

The note interest rate and the receivables interest rate may reset at different times, or the interest rate terms of the receivables and the notes may otherwise differ, resulting in reduced or early payments to you.
Accounts may have finance charges assessed at either a fixed rate or at a variable rate with a fixed rate floor. A series of notes may bear interest either at a fixed rate or at a floating rate based on an index that may differ from that applicable to the accounts. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments, servicing fee payments and some other amounts on your notes as set forth in the related prospectus supplement. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

We may assign our obligations as depositor and the bank may assign its obligations as servicer.	In our capacity as depositor and the bank’s capacity as servicer, either of us may transfer our rights and obligations under the transfer and servicing agreement to one or more entities without noteholders’ consent so long as specific conditions are satisfied. The entity assuming the rights and obligations may or may not be affiliated with us or the bank. After the assignment, either we or the bank, as the case may be, would have no further liability or obligation under the transfer and servicing agreement, other than those liabilities that arose prior to the transfer.

It may be difficult to find a suitable successor servicer if the bank ceases to act as servicer.	If the bank is terminated as servicer as described under “The Servicer—Servicer Default; Successor Servicer” in this prospectus, the indenture trustee will appoint a successor servicer. Because the bank, as servicer, has significant responsibilities with respect to the servicing of the transferred receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform those duties for the amount of the servicing fee currently payable under the transfer and servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor servicer. The Bank of New York Mellon Trust Company, N.A., the indenture trustee, does not have credit card operations. If The Bank of New York Mellon Trust Company, N.A. is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the transfer and servicing agreement may not be sufficient to cover its actual cost and expenses of servicing the accounts.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your securities.	The Servicemembers Civil Relief Act, as amended (the “Relief Act”) and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. These laws could adversely affect the ability of the servicer to collect full amounts of interest on a receivable. Thus, these laws may cause delays and losses in payments to holders of the securities. See "Material Legal Aspects of the Receivables—The Servicemembers Civil Relief Act” in this prospectus.
Important Parties
The Issuing Entity (First National Master Note Trust)
     The issuing entity of your notes will be First National Master Note Trust. The issuing entity is a statutory trust created under the laws of the State of Delaware. It operates under a trust agreement, dated as of October 16, 2002, between us and Wilmington Trust Company, as owner trustee.
     The activities of the issuing entity are limited to:
•	acquiring, owning and managing the trust assets and the proceeds of those assets;

•	issuing and making payments on the notes; and

•	engaging in related activities.
     The issuing entity may not engage in any activity other than in connection with the activities listed above or other than as required or authorized by the trust agreement, the agreements pursuant to which the receivables are transferred from the bank to us and from us to the trust, the indenture and the indenture supplements or any related agreements. The fiscal year of the issuing entity ends on December 31st of each year, unless changed by the issuing entity.
     The notes are secured by a pool of receivables that arise under VISA and MasterCard credit card accounts owned by the bank and designated by the bank as accounts designated to the issuing entity. The receivables are held by the issuing entity.
     The issuing entity’s principal offices are in Wilmington, Delaware in care of Wilmington Trust Company, as owner trustee, at the following address: 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.
     The administrator may perform certain discretionary activities with regard to the administration of the trust and the notes, as described in “The Administration Agreement” in this prospectus. The servicer may also perform certain discretionary activities with regard to the trust’s assets, as described in this prospectus. We, as holder of the transferor interest, may also direct the owner trustee to perform certain discretionary activities with regard to the trust, as described in “The Trust Agreement—Duties and Responsibilities of Owner Trustee” in this prospectus.
The Depositor (First National Funding LLC)
     We—First National Funding LLC—are a limited liability company formed under the laws of the State of Nebraska on April 16, 2002, and have two members: First National Bank of Omaha and First National Funding Corporation. We were organized for the limited purpose of purchasing, holding, owning and transferring receivables and related activities.

     We have been engaged in securitizing credit card receivables as described in this prospectus since our formation and have not been engaged in any activities other than activities incidental to our securitizations.
     As described under “Description of the Notes—Transfer and Assignment of Receivables,” we transfer the receivables transferred to us by the bank to the trust on an on-going basis. We are the sole beneficial owner of the trust and have the right to receive all cash flows from the assets of the trust other than the amounts required to make payments or deposits for any series of notes. Our interest is called the transferor interest.
First Bankcard Master Credit Card Trust
     On December 18, 2008, with all outstanding series of investor certificates issued by First Bankcard Master Credit Card Trust (other than the collateral certificate) retired, we exercised our option to terminate First Bankcard Master Credit Card Trust.
     First Bankcard Master Credit Card Trust was formed under the laws of the State of Nebraska and operated under a pooling and servicing agreement, as amended, among us, as transferor, the bank, as servicer, and The Bank of New York Mellon Trust Company, N.A., as trustee.
     Prior to its termination, First Bankcard Master Credit Card Trust owned the receivables arising in the accounts designated by the bank to us and by us to First Bankcard Master Credit Card Trust. First Bankcard Master Credit Card Trust issued a collateral certificate to us that represents an undivided interest in the receivables and we transferred the collateral certificate to the issuing entity under a transfer and servicing agreement between us, as transferor, the bank, as servicer, and the issuing entity. The issuing entity transferred the collateral certificate to the indenture trustee as collateral for the notes issued by the issuing entity. The collateral certificate was the initial primary asset of the issuing entity.
     Upon the termination of First Bankcard Master Credit Card Trust, we and the trustee of First Bankcard Master Credit Card Trust transferred all of our right, title and interest in and to the assets of First Bankcard Master Credit Card Trust and any proceeds thereof to the indenture trustee, as the holder of the collateral certificate. Upon its receipt of the assets of First Bankcard Master Credit Card Trust, the indenture trustee surrendered the collateral certificate to the registrar and paying agent under the pooling and servicing agreement for cancellation.
     All of the respective obligations of the servicer, the trustee and us under the pooling and servicing agreement and the collateral series supplement, respectively, were terminated on December 18, 2008 except for certain obligations of the servicer and us that expressly survive the termination of the pooling and servicing agreement and the collateral series supplement. See "Description of the Notes—Matters Regarding the Depositor and the Servicer” in this prospectus.
First National of Nebraska, Inc. and First National Bank of Omaha
     First National of Nebraska, Inc. is an interstate financial holding company headquartered in Omaha, Nebraska with total managed assets of approximately $18.2 billion as of June 30, 2009. Organized in 1968, its principal subsidiaries include:
•	First National Bank of Omaha and its subsidiaries including First National Credit Card Center, Inc.;

•	First National Bank and Trust Company of Columbus;

•	First National Bank (doing business as First National Bank of Alliance — Chadron — Gering — North Platte — Scottsbluff and, in Chadron, as First National Bank North Platte);

•	Platte Valley State Bank & Trust Company;

•	The Fremont National Bank and Trust Company;

•	First National of Illinois, Inc. and its wholly owned subsidiary, Castle Bank, N.A.;

•	First National Bank of Kansas;

•	First National Bank South Dakota;

•	First National of Colorado, Inc. and its wholly owned subsidiary First National Bank; and

•	InfiCorp Holdings, Inc. and its wholly owned subsidiary, InfiBank, National Association.
     The bank subsidiaries offer banking and trust services to the retail, commercial and agricultural areas which they serve. First National of Nebraska, Inc. has nonbanking subsidiaries, which in the aggregate are not material.
     First National Bank of Omaha is a nationally chartered, OCC regulated bank headquartered in Omaha, Nebraska. It was chartered in 1863 and is the oldest national bank west of the Mississippi River.
     First National of Nebraska, Inc., including First National Bank of Omaha and other subsidiaries, has over 50 years of experience providing credit card services and was one of the originators of the bank credit card industry. In addition to servicing accounts owned by it, First National Bank of Omaha performs credit card servicing activities on behalf of other banks owned by First National of Nebraska, Inc., including data processing, payment processing, statement rendering, marketing, customer service, credit administration and card embossing.
     First National Bank of Omaha and the other First National of Nebraska companies continue to make substantial investments in data processing technology for their internal data processing needs and to provide various data processing services for unaffiliated parties. The services provided include automated clearinghouse transactions, merchant credit card processing and check processing.
     First National Bank of Omaha is the sponsor of the transactions described in this prospectus and the accompanying prospectus supplement and as such structures each issuance of notes by the issuing entity. Pursuant to a receivables purchase agreement, the bank has designated a pool of eligible accounts and transfers receivables in the designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the receivables purchase agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts after such designation will be transferred to us. See “The Receivables Purchase Agreement” in this prospectus for a more detailed description of the agreement under which the bank transfers receivables to us.
     The bank also acts as servicer and administrator for the trust. See “The Bank’s Credit Card Activities” and “The Administration Agreement” in this prospectus.
The Sponsor’s Securitization Experience
     In August 1995, the First Bankcard Master Credit Card Trust was formed by First National Bank of Omaha. The bank, as transferor, transferred receivables originated in credit card accounts designated by it to the First Bankcard Master Credit Card Trust, and was also appointed as servicer for the receivables. On December 31, 1995, some of First National Bank of Omaha’s credit card accounts were consolidated at First National Bank South Dakota, to take advantage of compounding interest, effectively raising its portfolio yield, and the South Dakota bank became a co-transferor. Following changes in Nebraska law, all non-delinquent credit card accounts were reconveyed to, and consolidated at, First National Bank of Omaha effective October 1, 2000. Delinquent credit card accounts were either charged off and closed or reconveyed to First National Bank of Omaha after the delinquency was cured. Prior to its termination in December of 2008, the First Bankcard Master Credit Card Trust was the issuer of a number of series of investor certificates to third party investors. All of the investor certificates issued by First Bankcard Master Credit Card Trust are retired.
     On October 24, 2002, the arrangements relating to the First Bankcard Master Credit Card Trust were restructured, so that we were interposed between First National Bank of Omaha and the First Bankcard Master

Credit Card Trust. Prior to the termination of First Bankcard Master Credit Card Trust, First National Bank of Omaha transferred receivables arising in accounts designated to the First Bankcard Master Credit Card Trust to us, and we have transferred receivables to the First Bankcard Master Credit Card Trust. Upon and after the termination of First Bankcard Master Credit Card Trust, First National Bank of Omaha has transferred receivables arising in accounts designated to the issuing entity to us, and we have transferred receivables to the issuing entity. The issuing entity was formed on October 16, 2002, with us acting as depositor. Since that date, the issuing entity has issued a number of series of notes. All of the notes issued by the issuing entity that have been scheduled to be paid prior to the date hereof have been paid in full, or renewed or extended with the consent of the investors, on or prior to the relevant scheduled date.
     The bank has been securitizing credit card receivables since 1986. From 1986 until First Bankcard Master Credit Card Trust was established in 1995, the bank funded a portion of its credit card portfolio through sales of its credit card receivables, or interests in its receivables, to several issuers of commercial paper backed only by the bank’s receivables.
     In March 2003, First National Bank of Omaha established another securitization program for receivables arising in some of its accounts that were not designated to the First Bankcard Master Credit Card Trust or the issuing entity, as applicable. The bank transfers receivables from the accounts to the bank’s affiliate, FN Affinity Funding, LLC. FN Affinity Funding, LLC then transfers the receivables to FN Affinity Master Credit Card Trust I. The bank continues to service the receivables.
     The bank sponsored a securitization program in 2003 to securitize equipment loans and leases originated by an operating subsidiary of the bank, other affiliates of the bank and related entities. Servicing was performed by an affiliate of the bank and the bank acted as backup servicer. This securitization program was terminated on March 31, 2008.
     First National Bank of Omaha established a securitization program in October 2006 for receivables arising from some of its accounts that may not be eligible for designation to the First Bankcard Master Credit Card Trust or the issuing entity, as applicable, due to aging requirements. The bank transferred receivables from the designated accounts to the bank’s affiliate, Winter Thyme Receivables, LLC. Winter Thyme Receivables, LLC issued notes secured by the receivables to an unaffiliated bank and its commercial paper conduit. Servicing was performed by the bank. This securitization program was terminated on February 24, 2009.
     Since December of 2000, First National Bank of Omaha has acted, and continues to act, as servicer for a securitization trust that hold receivables originated in credit card accounts owned by the bank’s affiliate, InfiBank, National Association.
     The bank also acts as servicer, backup servicer and account owner for credit card receivables originated by unrelated third parties, including securitized receivables. As of June 30, 2009, the bank was acting in one or more of these capacities for approximately $1,668,685,561 of receivables, of which approximately $20,708,827 were part of securitization transactions that were in rapid amortization prior to the bank becoming a successor servicer.
     In late 2005, a temporary rise in voluntary bankruptcy filings caused a temporary increase in charge-offs for the trust portfolio, which in turn reduced the portfolio yield. In January of 2006, the parties to the issuing entity’s privately placed notes waived any pay out event or other default that would have otherwise occurred. Following the increase in charge-offs, in one month the average portfolio yield for one privately placed series did not exceed the base rate for that series. In February of 2007, the transferor interest fell below the Minimum Transferor Interest and the servicer failed to deposit the transferor share of daily collections and certain amounts otherwise distributed to the holder of the transferor interest to the excess funding account as required by the transaction documents. The transferor interest was restored to the required level by an account addition on March 1, 2007 and the parties to the privately placed notes waived the default.

The Bank’s Credit Card Activities
     The bank issued its first credit card in 1953, and has over 50 years of operating history. Throughout this time period, management has been focused on developing the credit card business. The bank has been among the first to introduce new concepts within the credit card industry, such as exporting interest rates across state borders in the early 1970s and converting the managed portfolio to variable rate pricing in 1983. The managed portfolio consists of all accounts owned by the bank and InfiBank, National Association. The bank has serviced credit card accounts since 1953. The bank services accounts with customer service centers in Omaha and Bloomfield, Nebraska and with collection centers in Wayne, Nebraska and Yankton, South Dakota.
     The bank issues credit cards nationally through four main marketing segments: national direct marketing, agent bank programs, affinity co-brand programs and commercial card programs. National direct marketing comprises more than half of the total receivables in the managed portfolio and involves mailing credit card solicitations to customers in all 50 states. Agent banks and affinity co-brand programs comprise approximately 20.60% of the total receivables in the managed portfolio as of June 30, 2009. Under the agent bank and affinity agreements, a card is issued to a customer with the name of the agent bank or affinity partner prominently displayed on the front of the card, but the cardholder agreement is with the bank. In some cases, when an agent bank relationship is established, the bank may purchase existing accounts from the agent bank. The bank conducts a due diligence review of purchased accounts to confirm that the accounts were acquired under origination policies which do not differ significantly from those used by the bank. As of June 30, 2009, one agent bank’s accounts constitutes approximately 5.1% of the total receivables of the trust portfolio. Commercial card consists of providing business credit card services to small businesses and organizations. Receivables from commercial card accounts are not included in the trust portfolio.
     The trust portfolio also includes affinity cards and co-branded cards, which constituted less than 8.4% of the total receivables in the trust portfolio as of June 30, 2009. All affinity cards and co-branded cards included in the trust portfolio were originated by the bank. See “Risk Factors—Changes in affinity co-branding arrangements may affect the performance of the trust’s receivables and cardholder usage and, consequently, the timing and amount of payments on your series” in this prospectus.
     The credit card accounts in the trust portfolio are unsecured.
Marketing Acquisition
     The bank focuses on originating accounts for prime-quality, low risk customers who have a propensity to make purchases and carry balances (revolve) on their card with a low tendency to charge-off.
     The bank obtains compiled lists from various sources to review for potential credit card customers. The bank then contacts targeted customers through several sources including, but not limited to, telemarketing, direct mail, magazine and catalog inserts and “take-one” application invitations at the branches of the bank, its affiliates and agent banks.
     The bank offers a variety of credit card products to its customers, including platinum cards, lifestyle cards, affinity cards and a limited number of co-branded offers.
     Historically, the bank has relied more heavily on invitation-to-apply solicitations than pre-approved offers. The bank targeted pre-approved solicitations to only more creditworthy prospects, while it solicited a broader class of prospective customers with invitation-to-apply applications. In more recent years, with the development of more accurate scoring and predictive behavior models, the bank has shifted its strategy to focus its efforts on pre-approved marketing campaigns that are more competitive in today’s marketplace, although the bank’s large branch network through affiliates and agent banks continues to provide a consistent base of invitation-to-apply offers. All of the strategic marketing efforts are implemented in-house, although the bank makes use of third-party providers for direct mail and telemarketing services. The bank also develops and maintains internet application programs with real time approvals. Branch cross-sell systems allow prescreening and auto approval where appropriate.

Underwriting
     Most applications are compatible for scanning into an imaging system that uses intelligent character recognition, known as ICR. Non-ICR applications, limited in number, must be keyed directly from the application. Web and telemarketing applications are fed electronically. The bank also electronically feeds some branch applications. Applications are processed through an automated credit application system licensed from a third party.
     Statistically derived scorecards are used for decision making on new accounts as well as existing cardholder accounts. Custom scorecards and a third-party credit bureau risk score are both used to determine the creditworthiness of all applicants. The custom scorecards were statistically developed and are empirically derived based on the bank’s managed portfolio history and its long history in the credit card business. The scorecards are validated internally on a periodic basis and are realigned as necessary. Credit bureau reports are requested from all three credit bureau agencies as needed. A custom score is system-generated from each applicant’s respective credit bureau reports.
     Applications are automatically approved and declined based on the custom score, the credit bureau report risk score and/or other credit criteria. The bank anticipates automatically approving or declining 80% or more of the applications received annually. A manual judgmental review is conducted on the remainder of the applications. A credit analyst reviews each of these applications to evaluate the credit quality of the applicants. Also, verification checks are performed, as needed; this includes address, employment and income verification as well as banking references. Minimum policy standards must be met before credit will be granted. These standards include, but are not limited to, a minimum annual income level, a maximum debt-to-income percentage, employment, credit and custom and generic risk scores.
     The third-party credit bureau risk score and other credit criteria are used to pre-qualify individuals for pre-approved offers. Back-end credit bureau reports are requested for all pre-qualified responders. Subject to applicable laws and regulations, including the Fair Credit Reporting Act, the bank may choose to decline pre-qualified responders if the credit review process reveals the offer conditions are no longer satisfied. Bank management believes the risk associated with pre-approved solicitations is mitigated due to the back-end review process.
     The credit analysts have the authority to override the minimum standards for all applications. Documentation is required for all overrides.
     All credit limits are typically system-assigned using an internal matrix based on applicant information, credit bureau data including, but not limited to, credit bureau risk score, income, customer aggregated revolving credit limits and total income. The maximum system-generated limit for national marketing is $15,000. Revolving lines can be assigned automatically up to $25,000 for signature customers with an existing relationship through the branch network including affiliates and agent banks. The credit analyst may override the system assigned limit, up to their lending authority with some product restrictions. The bank maintains a policy with tiered lending authority granted to credit analysts, senior credit analysts, lead credit analysts, associate managers and managers. Credit lines of $50,000 and above require additional approval by three senior bank officers with lending authority and proper documentation such as financial statements, tax returns, paycheck stubs and bank references.
Portfolio Management
     The bank utilizes a series of industry level and custom models for account risk assessment. In addition to updating credit bureau scores monthly, a scoring system produces a monthly behavior score, a bankruptcy score and a daily risk score using information on cardholder performance. These scores are used in a variety of customer retention and activation programs, including determining credit limit increase or decrease actions. The scores also assist in account pricing and reissue decisions and in prioritizing collection activity. Credit limits on existing accounts are automatically reviewed each month for adjustment upward or downward, although credit limits are increased no more than once every six months. New legislation and regulations will affect the bank’s credit limit management policies and procedures. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

     The bank employs customary industry techniques for fraud prevention and detection which begins once an application is received. Approved applications pass through two “negative” files; the internal fraud database and an external card association database. A team of credit analysts reviews all suspicious/fraudulent applications. Other analysts review suspicious account activity, suspicious payments, and alert reports for fraudulent activity or indications of credit risk. Further, the bank maintains a group of fraud investigators to pursue fraud suspects in coordination with local and federal law enforcement. Fraud prevention and detection personnel use a variety of available verification tools to assist in their efforts.
Billing and Payments
     The bank offers both fixed and floating rate credit cards to its customers, with more emphasis on the floating rate products. Substantially all floating rate cards are currently indexed to the “U.S. Prime Rate” published in The Wall Street Journal or the one-month London Interbank Offered Rate, which is referred to as LIBOR. The interest rates on the floating rate cards are not reset lower than a specified minimum rate. The bank has numerous pricing points for both its fixed-rate and floating rate accounts. New accounts can be established with a temporary low introductory rate which resets to a higher standard floating rate at the end of the introductory period. The introductory period may be six, nine, twelve, fifteen or eighteen months; however, the introductory period for most accounts is twelve months. In general, accounts have a higher floating rate for cash advances and are subject to even higher-rate penalty pricing for violating terms of the cardholder agreement. All fixed rate accounts provide the option of switching to a variable rate upon proper disclosure. New legislation and regulations will affect the bank’s ability to change pricing on credit card accounts. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.
     A billing statement is sent to each consumer cardholder at the end of any billing cycle during which the account had a balance or any other activity. A minimum monthly payment is billed in each such month. The minimum payment is generally the greatest of (i) the total new balance if the new balance is less than $10, (ii) the greater of (a) 2% of the entire new balance or (b) $10 or (iii) the sum of (a) current cycle fees, plus finance charges and (b) 1% of the new balance, minus amounts in dispute, minus current cycle fees and finance charges.
     The bank may assess a late fee if it does not receive the minimum payment by the payment due date. The bank may also assess a fee for payments that are dishonored for any reason. An over-limit fee may also be assessed if the cardholder’s account is over its credit limit any time during the monthly cycle. These fees, approximately $39, in addition to administrative fees for services requested by the cardholder, are added to the account balance and treated as the bank determines.
     Periodic rate finance charges are generally not assessed on new purchases if all balances shown on the billing statement are paid by the payment due date. Otherwise, periodic rate finance charges accrue on new purchases from the date they are posted to the account. Periodic rate finance charges accrue on cash advances from the date of transaction.
Delinquency, Charge-Offs and Recoveries
     An account is contractually delinquent if the minimum monthly payment is not received by the payment due date. A scoring strategy based on, among other things, behavior scores is employed to prioritize the past due accounts for collection activity. The collection system software was originally purchased from a third party vendor in 1990. This software has been upgraded and maintained with in-house technology staff. The collection system documents the results of each collector and has real-time reporting capabilities providing timely statistics at the collector, group, class and system levels.
     Accounts that are delinquent are handled by collectors in Wayne, Nebraska and Yankton, South Dakota, which also handle some collections for third parties. Accounts from five to fifty-nine days past due are worked primarily on a predictive dialer, with some manual calling support. The predictive dialer allows for high-speed dialing and a significantly improved contact per collector hour rate. Accounts between 60 days past due and charge-off are worked using a combination of dialer and manual calling strategies.

     The Yankton facility is capable of staffing up to 150 collectors and the Wayne facility is capable of handling up to 130 collectors. New collectors receive over 80 hours of training, in addition to 40 hours of on the floor training. All collectors receive 40 hours of additional training each year. The average tenure for a full time collector is fourteen years.
     Delinquent accounts are assigned to queues within the collection system. The accounts are grouped together primarily by stage of delinquency, although some accounts are segregated for other reasons. Such segregated accounts include accounts with consumer credit counseling, accounts in debt management, repayment plans, accounts assigned to the bank’s legal network, cease and desist accounts and pre-bankruptcy accounts. Accounts are reviewed by the collection system each night and may be reclassified if a new condition exists.
     All delinquent accounts stay in the collection system until they either pay current or charge-off. The bank uses a system of automated charge-offs that removes and reclassifies accounts based on the status of the account. Accounts are automatically charged-off at month-end in the month they go 180 days past due. Accounts coded as bankrupt are charged-off 60 days after bankruptcy confirmation. Deceased accounts are charged-off 60 days after confirmation of the deceased status of the cardholder. Failed debt management accounts are automatically charged-off when they become 120 days past due. Fraud accounts are automatically charged-off 90 days from the date of the last financial activity. Settlement accounts are charged-off the system ten days after receipt of the agreed amount. In all cases, aging takes precedence and should an account reach the seventh delinquent billing cycle, the account will be charged-off automatically.
     The bank’s re-aging policy allows for an account to be classified as current if three consecutive minimum payments are received on a delinquent account over the course of three months. Accounts are only eligible for re-aging once in a 12 month period, twice in a five-year period and no more than three times in the life of the account. Systematic parameters prevent re-aging of an account outside the Federal Financial Institutions Examination Council guidelines.
     Post charge-off accounts are worked by the collection administration area in Omaha, Nebraska. Their duties include filing of claims on deceased and bankrupt accounts, review of post charge-off settlement arrangements, collection agency selection and account placement with these agencies, and attorney selection and account placement strategy. Also assigned to the collection administration area are all objections to bankruptcy cases, as well as representation of the bank in litigation for the recovery of the credit card accounts. An automated system is used to select and track the placement and performance of accounts that are assigned to collection agencies. Current recovery strategies allow for agency placement and forward flow strategy. In addition, the bank may conduct an analysis of market conditions in order to determine if a sale of the receivables relating to post charge-off accounts would be favorable.
Outsourcing of Servicing
     Pursuant to the transfer and servicing agreement, First National Bank of Omaha, as servicer, has the right to delegate certain of its duties to any affiliate that is wholly owned by the servicer or its parent company. Delegation is also permitted to any person who agrees to conduct such duties in accordance with the bank’s credit card guidelines. The bank has outsourced certain of its servicing functions to affiliates and unaffiliated third parties; however, the bank continues to be liable for its contractual obligations as servicer.
     The affiliated servicers used by First National Bank of Omaha are First National Credit Card Center, Inc. (“FNCCC”) and Platinum Recovery Solutions, Inc. These entities also provide services with respect to credit card receivables arising in accounts that have not been designated to the trust.
     FNCCC is a Nebraska corporation that is wholly owned by the bank. FNCCC was organized in late 2006 as a result of the restructuring of the credit card operations of First National of Nebraska, Inc. and its subsidiaries, and commenced business on January 1, 2007. FNCCC provides services for the card issuing operations of First National of Nebraska, Inc., and its subsidiaries, including First National Bank of Omaha in the following functional areas: administration (including management, finance, human resources, and legal services), marketing, credit, collections and limited technology services (the majority of technology-related services continue to be provided by the bank.) FNCCC’s servicing may be terminated by the bank upon 30 days notice. Upon termination, FNCCC will be required to provide services for a reasonable period as necessary to facilitate the transition to a successor servicer. Some of the credit card division employees of the bank and one affiliate became FNCCC employees. The restructuring did not change the services provided for the trust portfolio, the individuals providing the services or the locations from which the services are provided.
     FNCCC is required to service the accounts designated to the trust in accordance with the bank’s credit card guidelines and is permitted to waive or modify account terms, fees, penalties or payments in accordance with the guidelines. First National Bank of Omaha has retained all material servicing responsibilities with respect to reporting to investors and cash flow allocation. First National Bank of Omaha receives collections on the accounts designated to the trust and retains all material servicing responsibilities with respect to distribution functions.
     Platinum Recovery Solutions, Inc. (“PRS”) is a Nebraska corporation that was formed in March 1988, is wholly owned by First National Nebraska, Inc. and is an affiliate of the bank. The post charge-off collections services described above under “—Delinquency, Charge-offs and Recovery” have been outsourced to PRS pursuant to a collection agreement with the bank. Unaffiliated third party collection agents are also utilized for these services. The collection agreement includes provisions regarding the procedures for PRS to follow in its collection efforts (including initiation of collection efforts, payment arrangements, settlements and filing suit), remittances to the bank and fee arrangements for PRS. The collection agreement may be terminated by the bank or PRS upon 30 days notice. PRS has been providing post charge-off collection services for the bank and third parties since it was organized.
     First National Bank of Omaha and its affiliates retain the right to change various terms and conditions of their agreements with any third party vendors, and retain the right to change the third party vendors themselves. These changes may be the result of several different factors, including but not limited to: customer satisfaction, information accuracy, adherence to privacy and corporate security standards or requirements, quality evaluation, performance or skill evaluations, risk management policies, or cost structure. Affiliates and third party vendors who provide services to the bank, its affiliates and its customers may change from time to time, and noteholders will not be notified of any change. Similarly, to the extent that the terms and conditions are altered for agreements with affiliates and third party vendors, noteholders will not be given notice of those changes. First National Bank of Omaha and FNCCC monitor third parties performing outsourced functions based on the level of risk associated with, and the particular duties being provided by, each third party.
     If an affiliated or unaffiliated third party performing certain outsourced services were to enter bankruptcy or become insolvent, then the servicing of the accounts designated to the trust could be delayed and payments on your notes could be accelerated, delayed or reduced.
Processing
     With respect to the accounts, all processing functions are performed by the bank. These processing functions have been performed internally since the inception of the bank’s credit card business. The bank believes internal processing provides many advantages over the bank’s competition, including offering new products and services more quickly, rapid creation and implementation of new management reports and the efficient integration of new technology.
     The bank’s disaster recovery plan includes a long-term contract with a third party. The contract provides for a remote hot site and the disaster recovery plan and the hot site is tested once each year. If communication problems occur, phone and data communication lines can be rerouted to the bank’s various sites. The rerouting plan is also tested twice each year.
The Trust Portfolio
     We refer to the accounts that have been designated to the trust as the trust portfolio. References to the trustee in this prospectus will refer to The Bank of New York Mellon Trust Company, N.A., as indenture trustee.
     In addition to the receivables in the trust portfolio, the notes will be secured by:

•	all proceeds of these receivables and related payments under credit insurance policies and similar debt cancellation and debt deferral programs provided directly or indirectly by the bank and/or its affiliates, and other related recoveries, net of expenses of collection;

•	all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds, if the prospectus supplement for your series of notes so indicates;

•	the issuing entity’s rights under the transfer and servicing agreement;

•	the right to receive related interchange; and

•	proceeds of any related credit enhancement or derivative contracts, consisting of interest rate swaps, currency swaps, credit swaps, interest rate caps, interest rate floors or bankruptcy options, which are instruments under which a counterparty assumes the risk of an increase in bankruptcies in exchange for payment, each as described in the prospectus supplement for your series of notes.
     Receivables in the trust consist of:
•	principal receivables, which are amounts charged by cardholders for goods, services and cash advances; and

•	finance charge receivables, which include interchange, periodic finance charges and other amounts charged to accounts designated to the trust, including cash advance fees, annual cardholder fees, over-limit fees, late fees and returned check fees.
     The receivables arise in the bank’s VISA and MasterCard credit card accounts. In addition, we have the right, and in some cases the obligation, to designate from time to time additional Eligible Accounts to the trust portfolio and to convey to the trust all receivables in those additional accounts, whether those receivables are then existing or thereafter created. The accounts and the related receivables may be originated by the bank or, with rating agency approval, acquired by the bank from others. The designation of new accounts and sale of related receivables to the trust will be limited by the conditions described in “Description of the Notes—Addition of Trust Assets” in this prospectus.
     Some, but not all, designations of new accounts require confirmation from each of the rating agencies that the addition will not impair its rating of any outstanding notes. Our right to automatically add additional Eligible Accounts to the trust as they arise is subject to the quantitative limitations described in “Description of the Notes—Addition of Trust Assets” in this prospectus.
     The accounts must be Eligible Accounts as of the date we designate them as additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, we will represent and warrant to the trust that the receivables conveyed to the trust on that day are Eligible Receivables. However, we cannot guarantee that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the trust.
     Under some circumstances, with rating agency approval, we may also designate that some accounts will no longer be designated to the trust, and the receivables originated under these accounts will be removed from the trust. Throughout the term of the trust, the trust portfolio will consist of receivables originated in the initial accounts plus receivables originated in any additional accounts and minus receivables originated in any removed accounts.
     We cannot assure you that additional accounts will be of the same credit quality as the initial accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, we cannot assure you that the accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if we designate additional accounts with lower periodic finance charges, that may have the effect of reducing the portfolio yield.

     The prospectus supplement relating to each series of notes will provide the following information about the trust portfolio of VISA and MasterCard accounts, as of the date specified:
•	the amount of principal receivables;

•	the amount of finance charge receivables;

•	the range of balances of the accounts;

•	the range and average of credit limits of the accounts;

•	the range and average of ages of the accounts;

•	information regarding obligor credit quality;

•	the geographic distribution of the accounts; and

•	delinquency, loss and revenue statistics relating to the accounts.
Description of the Notes
     The issuing entity will issue one or more series of notes under a master indenture and an indenture supplement entered into by the issuing entity and the indenture trustee. The following summaries describe all material provisions common to each series of notes. The accompanying prospectus supplement gives you all of the additional material terms specific to the notes of your series. The summaries are qualified by all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement. We have filed forms of each of the transfer and servicing agreement, the indenture and an indenture supplement with the SEC as exhibits to the registration statement relating to the notes.
     The notes will be secured by and paid from the assets of the issuing entity. The amount of collateral allocated for any series of notes, called its collateral amount, will be specified in the related prospectus supplement. Each series of notes will be allocated collections of principal receivables and finance charge receivables based on its allocation percentage, which will be based on the collateral amount for that series and will be calculated as described in the related prospectus supplement.
     Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:
•	amounts allocated to principal payments and interest payments;

•	maturity date;

•	interest rate; and

•	availability and amount of credit enhancement.
     We or our assigns will have the right to receive all cash flows from the assets of the trust not required to make payments on the notes, payments of servicing fees or payments to provide credit enhancement for any series of notes.
     During the revolving period, the amount of collateral for a series will remain constant unless reduced on account of:

•	defaulted receivables or uncovered dilution or;

•	reallocation of principal collections to cover shortfalls in the payment of interest, servicing fees or other specified amounts to be paid from finance charge collections.
See “—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. Our interest in the trust, called the transferor interest, will fluctuate each day to reflect the changes in the amount of the principal receivables in the trust and certain amounts available in the excess funding account. When a series is amortizing, the collateral amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the transferor interest will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust and the amount available in the excess funding account. The transferor interest may also be reduced as the result of new issuances by the issuing entity, see “—New Issuances of Notes” in this prospectus or increases in variable funding notes issued by the issuing entity.
     Generally, notes offered under this prospectus and the accompanying prospectus supplement:
•	will be represented by notes registered in the name of a DTC nominee;

•	will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

•	will be available for purchase in book-entry form only.
     The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.
     DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.
     The accompanying prospectus supplement may state that an application will be submitted to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.
Book-Entry Registration
     This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.
     The information in this section concerning DTC and DTC’s book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.
     You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.
     Cede & Co., as nominee for DTC, will hold the global notes. If the aggregate principal amount of any class of any series of notes exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of such class. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their applicable rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.
     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing day will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes made by the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only “noteholder” will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.
     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.
     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.
     DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.
     Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 43 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 45 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 110 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.
     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 51 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
     Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.
     The indenture trustee will be entitled to deal with DTC, Clearstream and Euroclear and the participants thereof, for all purposes of the indenture, including the payment of principal and interest on the notes, as authorized representatives of the owners of the notes.
Definitive Notes
     Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:
•	we advise the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the indenture trustee or the issuing entity is unable to locate a qualified successor;

•	we, at our option, advise the indenture trustee in writing that we elect to terminate the book-entry system through DTC with respect to that series or class of notes; or

•	after the occurrence of a servicer default, a pay out event or an event of default, note owners representing more than 50%—or another percentage specified in the accompanying prospectus supplement—of the outstanding principal amount of the notes of that series or class advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.
     If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuing entity will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.
     Distributions of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note—whether definitive notes or the notes registered in the name of Cede & Co. representing the notes—will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.
     Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuing entity and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the due date for any payment on those definitive notes.

Interest Payments
     Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.
     Interest payments or deposits on any distribution date or on the business day before a distribution date, which we refer to as a transfer date, will be funded from:
•	collections of finance charge receivables allocated to the series during the preceding monthly period or periods, including net recoveries, interchange and collections of excess finance charge receivables allocated to the series from other series;

•	investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement;

•	any credit enhancement or derivative instrument, to the extent described in the accompanying prospectus supplement; and

•	collections of principal receivables treated as collections of finance charge receivables as described under “—Discount Option,” to the extent described in the accompanying prospectus supplement.
     If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. For any series, all accrued and unpaid interest will be due and payable on the final maturity date of such series.
Principal Payments
     Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the accompanying prospectus supplement, principal may be payable during the revolving period in connection with a partial amortization. A partial amortization would occur if the depositor were required to add receivables and was unable to designate sufficient Eligible Accounts and the depositor elected to avoid a pay out event by commencing a partial amortization.
     The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be set aside on a daily basis to repay the series. That new period is called an amortization period if partial principal payments are made each month and an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class in full. If the amount paid or accumulated each month is limited to some specified figure, then the amount paid or accumulated is called a controlled distribution amount or controlled accumulation amount.
     However, each series will also be subject to pay out events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon a pay out event, a rapid amortization period will begin, during which available principal will be distributed monthly and will not be limited to any controlled distribution amount or controlled accumulation amount provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than pay out events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.
     Principal payments for any series or class will be funded from collections of principal receivables allocated to that series or class and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.
     Funds on deposit in any principal accumulation account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.
Transfer and Assignment of Receivables
     The receivables comprising the trust have been transferred either directly by the bank to First Bankcard Master Credit Card Trust, and upon termination of First Bankcard Master Credit Card Trust, by us and the trustee of First Bankcard Master Credit Card Trust to the indenture trustee, as the holder of the collateral certificate issued by First Bankcard Master Credit Card Trust , or by the bank to us, and in turn, by us to the trust. Under the pooling and servicing agreement entered into by the bank in 1995, the bank, in its capacity as depositor, transferred the receivables in designated accounts to First Bankcard Master Credit Card Trust. The pooling and servicing agreement was amended and restated in 1997, and was subsequently amended. In particular, it was amended and restated in October 2002, to designate us as the depositor in replacement of the bank. At the same time, we entered into a receivables purchase agreement with the bank whereby the bank designated the accounts previously designated to the trust to us and transferred the receivables created after the date of the agreement, together with its rights under the pooling and servicing agreement, to us. Upon the termination of First Bankcard Master Credit Card Trust, we and the trustee of First Bankcard Master Credit Card Trust transferred all of our right, title and interest in and to the receivables and the other assets of First Bankcard Master Credit Card Trust to the indenture trustee, as holder of the collateral certificate issued by First Bankcard Master Credit Card Trust. The bank will also transfer and assign future receivables created in these accounts and additional accounts to us. Under the transfer and servicing agreement in our capacity as depositor, we transfer all receivables sold to us by the bank under the receivables purchase agreement to the trust.
     We and the bank have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our computer files that the receivables have been conveyed to the trust. In addition, the servicer has provided or caused to be provided to the indenture trustee and the trust computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance as of a specified date on or prior to the date of transfer. Neither we nor the bank will deliver to the indenture trustee or the trust any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements that the bank maintains relating to the accounts and the receivables are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph. We and the bank have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See “Risk Factors—Some liens would be given priority over your notes which could cause delayed or reduced payments” and “Material Legal Aspects of the Receivables” in this prospectus.
New Issuances of Notes
     We may cause the owner trustee, on behalf of the issuing entity, to issue one or more new series of notes. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and credit enhancement that are different than those for any other series. No prior notice to, or consent from, noteholders will be required for the issuance of an additional series of notes, and we do not expect to provide such notices or request such consents. We may offer any series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     The receivables will be held by the issuing entity under the transfer and servicing agreement and the issuing entity will pledge the receivables and the other assets of the trust to the indenture trustee as collateral for the notes issued by the issuing entity under the indenture.
     No new series may be issued unless we satisfy various conditions, including that:
(1)	the Rating Agency Condition is satisfied;

(2)	we certify that we reasonably believe, based on the facts known to the certifying officer, that the new issuance will not cause a pay out event, an event of default or materially and adversely affect the amount or timing of distributions to be made to the noteholders of any series or class;

(3)	after giving effect to the new issuance, the transferor interest is not less than the Minimum Transferor Interest and the Aggregate Principal Receivables are not less than the Minimum Aggregate Principal Receivables; and

(4)	we deliver an opinion of counsel to the effect that, for federal income tax purposes:
(a)	except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

(b)	the issuance will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance as confirmed by an opinion of counsel to that effect delivered at the time of such issuance;

(c)	the new issuance will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(d)	the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder.
     For each new issuance, we will determine whether additional notes may be issued and whether the conditions to the new issuance have been met. No party will independently verify our determination.
     Holders of notes of any outstanding series or class will not have the right to review or consent to any subsequent issuance of notes. A series or class of notes may be issued privately, which series or class would therefore not be offered pursuant to this prospectus and a prospectus supplement.
Representations and Warranties
     As of the closing date for each series of notes and the date each account is designated for inclusion to the trust, we represent to the trust that:
•	each account is an Eligible Account as of the date it is designated to the trust and each receivable is an Eligible Receivable on the date it is transferred to the trust;

•	the account schedule and information contained therein is accurate and complete in all material respects;

•	we own all right, title and interest in each such receivable and have the right to transfer it to the trust; and

•	all governmental approvals required to be obtained by us or the bank in connection with the transfer of each such receivable to the trust have been obtained and remain in full force and effect.

     If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the untrue statement or breach the related account becomes a defaulted account or the trust’s rights in the receivables or the proceeds of the receivables are impaired or are not available to the trust free and clear of any lien, we are required to accept reassignment of the affected receivable. Except in limited circumstances, we will be permitted 60 days to cure the breach.
     As of the closing date for each series of notes and the date each account is designated for inclusion to the trust, we represent to the trust that each receivable has been conveyed to the trust free and clear of any liens, other than liens permitted by the transfer and servicing agreement, and in compliance in all material respects with all laws applicable to us and/or the bank. If such representation is breached, or a receivable is not an Eligible Receivable because the trust does not have good and marketable title to a receivable, and in either case, one of the specified conditions as to the result or the nature of the breach is met, then receivables in the account containing such affected receivables will be automatically removed from the trust as required in the transfer and servicing agreement.
     Pursuant to the transfer and servicing agreement, we are permitted to transfer receivables to the trust which are subject to tax liens so long as, with respect to each such receivable and at the time of its transfer, one of three conditions is satisfied, as follows:
•	the taxes are not due and payable, or

•	we or the bank are contesting the validity of the taxes in good faith by an appropriate legal proceeding and we or the bank, as applicable, have set aside on our books or the bank’s books adequate reserves with respect thereto.
     We will accept retransfer of any receivable affected as described above by directing the servicer to deduct the principal amount of the receivable from the transferor interest. If this would reduce the transferor interest below the Minimum Transferor Interest, or cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables, we will make a cash deposit in the excess funding account in the amount sufficient to cure the greater of such shortfalls, within 10 business days after such event. Any deduction or deposit is considered a repayment in full of the ineligible receivable.
     On the closing date for each series, and on each addition date, in our capacity as depositor, we will also make representations and warranties to the trust as to:
•	our valid existence and good standing as a limited liability company under the laws of the State of Nebraska and our ability to perform our obligations under each transaction document;

•	our qualification to do business and good standing (or exemption from such requirements) in any state required in order to conduct business and our possession of necessary licenses and approvals required under federal and Nebraska law (no representation or warranty is made with respect to any qualifications, licenses or approvals which the indenture trustee would have to obtain to do business in any state in which the indenture trustee seeks to enforce any receivable);

•	the due authorization, execution, delivery and performance of each transaction document to which we are a party;

•	the enforceability of each transaction document against us as legal, valid and binding obligations;

•	the effectiveness of the agreement governing our transfer of the receivables to the trust as either a valid sale, transfer and assignment of, or a grant of a first priority perfected security interest in, the receivables, other than liens permitted by that transfer agreement; and

•	the absence of any depositor claims or interests in the collection account, excess funding account, series accounts or credit enhancement for a series, except as otherwise expressly provided in the transaction documents.

     If any of these representations and warranties is false in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables or the availability of the proceeds of the receivables to the trust, then either the indenture trustee or noteholders holding more than 50% of the principal amount of all series of notes may direct us to accept retransfer of the entire trust portfolio. We will be permitted 60 days after the direction is given, or a longer period, as may be specified in the direction, to cure the breach.
     The reassignment price would equal the aggregate outstanding principal amounts for all series of notes, in each case as of the last day of the monthly period preceding the date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the notes through that last day, minus any principal or interest paid or allocated to the holders of notes of any series on the related distribution date in the monthly period in which that reassignment occurs plus or minus any other amounts specified in any prospectus supplement.
     Reassignment of any affected receivables or the entire trust portfolio to us, as the case may be, is the sole remedy with respect to any breach of the representations and warranties described in this section.
     On the closing date for each series, in our capacity as depositor, we will also make the following representations and warranties to the issuing entity:
•	the transfer and assignment of the receivables under the transfer and servicing agreement constitutes:
(a)	either a sale of the receivables;

(b)	a grant of a perfected security interest therein from us to the issuing entity; or

(c)	a grant of a perfected security interest in the receivables from us to the indenture trustee.
•	the receivables have not been sold, transferred, assigned or pledged by us to any person other than pursuant to the transfer and servicing agreement;

•	immediately prior to our transfer and assignment to the issuing entity, we have good and marketable title to the receivables free and clear of all liens, other than liens permitted by the transfer and servicing agreement;

•	immediately upon our transfer and assignment of the receivables to the issuing entity, the issuing entity will have either (a) good and marketable title to the receivables free and clear of all liens, other than liens permitted by the transfer and servicing agreement or (b) a perfected security interest in the receivables; and

•	all actions necessary under the applicable Uniform Commercial Code have been taken to give either the issuing entity or the indenture trustee a first priority perfected security interest or ownership interest in the receivables.
Addition of Trust Assets
     We may, at our option, designate additional accounts to the trust, the receivables in which will be sold and assigned to the trust. We have agreed to exercise this right when requested to do so by the bank. We are permitted to continue designating additional accounts without obtaining confirmation of the rating of any outstanding securities so long as the following limits are not exceeded:
•	for any monthly period, there may be no more than one designation and no designation may include any accounts acquired by the bank from third-party financial institutions;

•	the principal balance of the additional accounts does not exceed either:

•	the product of:

(a)	15% and

(b)	the aggregate amount of principal receivables in the trust as of the first day of the third preceding monthly period;
minus the principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was added to the trust, or
•	the product of:
(a)	20% and

(b)	the aggregate amount of principal receivables in the trust as of the first day of the calendar year in which the addition is to occur;
minus the principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was added to the trust.
     We may exceed these limitations or add accounts acquired by the bank from third-party financial institutions if the rating agencies for all outstanding series confirm that doing so will not impair their ratings of any outstanding securities. An additional limitation to those in the preceding paragraph requires that the number of the additional accounts does not exceed either:
•	the product of:
(a)	15% and

(b)	the number of accounts in the trust as of the first day of the third preceding monthly period;
minus the number of additional accounts added since that date, or
•	the product of:
(a)	20% and

(b)	the number of accounts in the trust as of the first day of the calendar year in which the addition is to occur;
minus the number of additional accounts added since that date.
     We may also exceed these limitations if the rating agencies for all outstanding series confirm that doing so will not impair their ratings of any outstanding notes.
     In addition, we will be required to make an addition of accounts to the trust on or before the tenth business day following (i) any monthly period during which the transferor interest averaged over that period is less than the Minimum Transferor Interest and (ii) any monthly period for which the Aggregate Principal Receivables as of the last business day are less than the Minimum Aggregate Principal Receivables. The amount of the required addition is the amount necessary to cure the deficit.
     When we transfer receivables in additional accounts to the trust, we must satisfy several conditions, including:
•	we must give each rating agency, the indenture trustee and the servicer prior notice of each addition, and if the additional accounts would exceed the limits described above for additional accounts or include accounts purchased from third-party financial institutions, then the Rating Agency Condition must be satisfied with respect to such addition;

•	we must deliver a written assignment to the indenture trustee;

•	we must represent and warrant that:
•	each additional account is an Eligible Account and each receivable in such additional account is an Eligible Receivable;

•	no selection procedures that we believe to be materially adverse to the noteholders were used in selecting the additional accounts;

•	we are not insolvent;

•	the transfer of the additional receivables constitutes a valid transfer and assignment to the trust of all our right, title or interest in the receivables in the additional accounts or the grant of a first priority perfected security interest in those receivables free and clear of any liens except for liens permitted under the transfer and servicing agreement; and

•	we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters and an officer’s certificate certifying matters regarding the accounts, the assignment, the marking of its computer files to identify the additional accounts and the delivery of a schedule of the additional accounts.
     No party will independently verify that the above conditions for the designation of additional accounts have been met.
     Pursuant to the transfer and servicing agreement, we are permitted to transfer receivables to the trust which are subject to tax liens so long as, with respect to each such receivable and at the time of its transfer, one of three conditions is satisfied, as follows:
•	the taxes are not due and payable, or

•	we or the bank are contesting the validity of the taxes in good faith by an appropriate legal proceeding and we or the bank, as applicable, have set aside on our books or the bank’s books adequate reserves with respect thereto.
Removal of Accounts
     We have the right to remove accounts from the list of designated accounts and to require the reassignment to us or our designee of all receivables in the removed accounts. Our right to remove accounts is subject to the satisfaction of several conditions, including that:
(1)	the Rating Agency Condition is satisfied,

(2)	the removal will not, in our reasonable belief:
•	cause a pay out event to occur for any series,

•	cause the transferor interest to be less than the Minimum Transferor Interest, or cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or

•	result in the failure to make any payment specified in the related supplement with respect to any series of notes;

(3)	we represent and warrant that:
•	accounts, or administratively convenient groups of accounts, such as billing cycles, were chosen for removal randomly or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience and no selection procedure was used by us that is materially adverse to the interests of the holders of notes or

•	accounts were identified because of a third-party cancellation, or expiration without renewal, of an affinity, private-label or similar arrangement,
(4)	the principal receivables of the removed accounts are less than 5% of the aggregate amount of principal receivables in the trust as of the date of removal, or if a series has been paid in full, the initial principal amount of that series,

(5)	we deliver to the owner trustee and the indenture trustee, the written assignment, the computer file listing removed accounts, and our officer’s certificate confirming compliance with the conditions, and for any monthly period, there may be no more than one removal.
     However, defaulted accounts, and the receivables in such accounts, will be removed from the list of designated accounts without satisfying the conditions specified above.
     No party will independently verify that the above conditions for the removal of accounts have been met.
Collection and Other Servicing Procedures
     As servicer, the bank is responsible for servicing and administering the receivables in the trust portfolio in accordance with the bank’s policies and procedures for servicing credit card receivables comparable to the receivables in the trust portfolio. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables.
Discount Option
     We have the option to reclassify up to 4% of collections of principal receivables in the trust portfolio as collections of finance charge receivables. If we do so, the reclassified percentage of collections of principal receivables for the trust portfolio for each monthly period will be considered collections of finance charge receivables and will be allocated with all other collections of finance charge receivables in the trust portfolio.
     We may exercise this option in order to compensate for a decline in the portfolio yield, but only if in our reasonable belief there would be sufficient principal receivables to allow for that discounting. Exercise of this option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of principal receivables. By doing so, we would reduce the likelihood that a pay out event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add principal receivables to the trust.
     We may not designate receivables for reclassification unless the Rating Agency Condition shall have been satisfied with respect to such reclassification. We may not designate receivables for reclassification if in our reasonable belief a pay out event would occur.
Trust Accounts
     The servicer has established and will maintain a collection account as a segregated account for the benefit of the noteholders. The trust documents also establish an excess funding account for the benefit of the noteholders, which account may be a subaccount of the collection account. Each of the collection account and the excess funding account must be set up with a Qualified Institution.
     The funds on deposit in these accounts may be invested at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture or the related indenture supplement for that series. Any investments will be required to mature monthly on or before the business day prior to the related distribution date. Net earnings on the collection account will be remitted to the servicer and not be considered part of the trust estate. Net earnings on the excess funding account will be treated as collections of finance charge receivables.
     So long as the bank is servicer, it is authorized pursuant to the indenture to withdraw from the collection account any funds not required by the indenture or an indenture supplement to be deposited into the collection account.
     The servicer will make all determinations with respect to the deposit of collections to the trust accounts and the transfer and disbursement of those collections. No party will independently verify the account activity of the trust accounts.
     A reserve account and/or a spread account may be established in connection with a series of notes. Unless otherwise specified in the related indenture supplement, net earnings on such investments will be treated as follows. So long as the required reserve account amount is on deposit in the reserve account, any net investment earnings will be withdrawn and deposited into the collection account and will be treated as collections of finance charge receivables. So long as the required spread account amount is on deposit in the spread account, any earnings, net of losses and investment expenses, will be withdrawn and paid to us. Any remaining earnings on the spread account will not be considered part of the account or as trust assets and will be remitted to us.
Funding Period
     On the closing date for any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series’ closing date to the earliest of:
•	the date that series’ collateral amount equals the principal amount of that series of notes;

•	the date specified in the related prospectus supplement, which will be no later than one year after that series’ closing date; and

•	the commencement of a rapid amortization period.
     During the funding period, the portion of the collateral amount not invested in receivables will be maintained in a prefunding account, which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes, but will not exceed 50% of the aggregate principal receivables in the trust. The collateral amount for that series will increase as new receivables are transferred to the trust or as the collateral amounts of other outstanding series of securities are reduced. The collateral amount may decrease due to principal payments or investor charge-offs and uncovered dilution allocated to the series.
     During the funding period, funds on deposit in the prefunding account will be paid to us as the collateral amount increases. If the collateral amount for that series is not increased so that the initial collateral amount equals the initial principal balance of the notes of that series, less any principal payments on that series and any investor charge-offs and uncovered dilution allocated to that series, by the end of the funding period, any amount remaining in the prefunding account will be repaid to noteholders.
     The prospectus supplement for a series with a funding period will set forth:

•	the series’ initial collateral amount;

•	the initial principal balance of the series of notes;

•	the date on which the series’ collateral amount is expected to equal the series’ initial principal balance, less any principal payments on that series and any investor charge-offs and uncovered dilution allocated to that series;

•	the date by which the funding period will end; and

•	what other events, if any, will occur if the end of the funding period is reached before the full collateral amount is funded.
Notice of Changes in Trust Portfolio
     For so long as the depositor is required to file periodic reports with regard to the issuing entity with the SEC pursuant to the Exchange Act, if there has been a new issuance of asset-backed securities by the issuing entity during any fiscal year of the issuing entity, we will include updated information with respect to the composition of the trust portfolio in a report on Form 10-D for the last required distribution of such fiscal year unless the information has not materially changed from that previously filed in a periodic report filed with the SEC pursuant to the Exchange Act or filed with the SEC in connection with the filing by us of a prospectus supplement or registration statement relating to the trust. In addition, updated information with respect to the composition of the trust portfolio will be included in the first report on Form 10-D for the period in which a funding period for any series of notes ends.
Application of Collections
     Except as described in this paragraph and the second following paragraph, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. However, the servicer will be able to use for its own benefit all collections received relating to the receivables in each monthly period until the business day preceding the related distribution date if:
(1)	the bank remains the servicer; and

(2)	the servicer either:
•	provides a letter of credit, surety bond or similar arrangement covering the collection and payment obligations of the servicer acceptable to each rating agency, as evidenced by satisfaction of the Rating Agency Condition,

•	has and maintains a certificate of deposit or short-term debt rating of at least A-1 by Standard & Poor’s, P-1 by Moody’s and F1 by Fitch or, in each case, a lower rating satisfactory to the applicable rating agency, or

•	makes other arrangements such that the Rating Agency Condition is satisfied.
     The servicer currently has not provided a letter of credit or made other arrangements, and does not maintain the ratings necessary to satisfy any of the preceding clauses.
     The servicer is only required to make daily or periodic deposits to the collection account during any calendar month to the extent that the funds are needed for deposit into other trust accounts or distribution to noteholders or other parties on or prior to the related distribution date. If the collection account balance ever exceeds the amount needed for those deposits or distributions, the servicer may (1) discontinue daily deposits for that calendar month, (2) withdraw the excess and pay that amount to us or our assigns and (3) withdraw or retain its servicing fee for any series for that month.

     The servicer will then allocate all collections of finance charge receivables and principal receivables among each series of notes and the transferor interest based on the respective allocation percentages for each series and the transferor’s percentage. The transferor’s percentage at any time will equal 100% minus the total of the applicable allocation percentages for all outstanding series of notes. To the extent that the transferor interest is greater than the Minimum Transferor Interest, any principal collections allocated to the transferor interest will be paid to us or our assigns as collected. If the transferor interest is less than the Minimum Transferor Interest, principal collections allocated to the transferor interest will be deposited in the excess funding account. The collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.
Shared Excess Finance Charge Collections
     If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series will be shared with other series of notes that have been designated for inclusion in the same group. The servicer will allocate the aggregate of the excess finance charge collections for all series of notes in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any calendar month, excess finance charge collections will be allocated pro rata among the applicable series of notes based on the relative amounts of finance charge shortfalls. Unless otherwise provided in the related prospectus supplement, excess finance charge collections remaining after covering shortfalls with respect to all outstanding series in a group will be paid to us. We cannot assure you that there will be any excess finance charge collections for any month.
Shared Principal Collections
     If a series is identified in the related prospectus supplement as included in a group, collections of principal receivables allocated to that series in excess of amounts needed to make deposits or payments for the benefit of that series will be shared with other series of notes designated for inclusion in the same group. The servicer will allocate the aggregate of the shared principal collections for all series of notes in the same group to cover any required principal distributions to noteholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of principal receivables allocable to those series, and then, at our option, for application as principal with respect to any variable interest in the group. Shared principal collections will not be used to cover investor charge-offs for any series of notes.
     If the principal shortfalls exceed the amount of shared principal collections for any calendar month, shared principal collections for all series in the group will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be paid to us or our assigns or deposited in the excess funding account under the circumstances described under “—Excess Funding Account” below. We cannot assure you that there will be any shared principal collections for any month.
Excess Funding Account
     On each business day on which the transferor interest is less than the Minimum Transferor Interest, the servicer will deposit collections of principal receivables allocable to the transferor interest and excess shared principal collections otherwise distributable to us or our assigns, into the excess funding account until the transferor interest equals the Minimum Transferor Interest. Funds may also be deposited in the account to cover dilution, as described below under “—Defaulted Receivables; Dilution; Investor Charge-Offs.” Funds on deposit in the excess funding account will be withdrawn and paid to us or our assigns on each day to the extent that the transferor interest exceeds the Minimum Transferor Interest and the Aggregate Principal Receivables are not less than the Minimum Aggregate Principal Receivables. In addition, when any series is in an accumulation, amortization or other similar period, the principal balance on deposit in the excess funding account will be treated like shared principal collections; provided that the amount to be withdrawn from the excess funding account and treated as shared principal collections for any distribution date may not exceed the amount by which the transferor interest would be less than zero if there were no funds on deposit in the excess funding account on that distribution date.

     Net investment income earned on amounts in the excess funding account will be withdrawn monthly from the excess funding account and treated as collections of finance charge receivables.
Defaulted Receivables; Dilution; Investor Charge-Offs
     Receivables in any account will be charged-off as uncollectible in accordance with the bank’s credit card guidelines and the bank’s customary and usual policies and procedures for servicing revolving credit card receivables comparable to the receivables. The bank’s current policy is to charge-off the receivables in an account when that account becomes 180 days delinquent. An account becomes delinquent if the minimum payment is not made by the payment due date. On the date on which a receivable is charged-off, the receivable will no longer be shown as an amount payable on the servicer’s records and will cease to be a receivable.
     Each series will be allocated a portion of defaulted receivables in an amount equal to its allocation percentage for defaulted receivables, as specified in the related prospectus supplement, of the aggregate amount of principal receivables in any accounts charged-off during each calendar month.
     Unlike defaulted receivables, dilution, which includes reductions in principal receivables as a result of returns, unauthorized charges, shortfalls in insurance proceeds and reserves under the bank’s debt cancellation and debt deferral programs and the like, is not intended to be allocated to investors. Instead, these reductions are applied to reduce the aggregate amount of principal receivables used to calculate the transferor interest and to test compliance with the Minimum Aggregate Principal Receivables test. To the extent reductions for dilutions would reduce the transferor interest below the Minimum Transferor Interest, or reduce the Aggregate Principal Receivables below the Minimum Aggregate Principal Receivables amount, we are required to deposit the amount required to cure any such deficit into the trust’s excess funding account. Principal collections payable to depositor can also be used to fund such deposit. However, if the bank defaults on its corresponding obligation under the receivables purchase agreement to make a payment to cover dilution, and collections payable to us, as holder of the transferor interest, do not cover the shortfall, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement.
     On each distribution date, if the sum of the defaulted receivables and any uncovered dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables and dilution will be reinstated to the extent that finance charge collections and other amounts on deposit in a segregated trust account established for the related series are available for that purpose on any subsequent distribution date as described in the related prospectus supplement.
     Unless otherwise specified in the prospectus supplement relating to a series, on the last day of each calendar month, the trust will automatically convey to us all receivables in accounts that became defaulted accounts during that month, together with any related interchange. Any related net recoveries and insurance proceeds will not be so transferred.
Final Payment of Principal
     If so specified in the prospectus supplement relating to a series, we will, at the option of the servicer, purchase the notes at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series. The option to purchase the notes will not be available to us if the repurchase price (net of any amounts on deposit in the principal accumulation account and available for distribution to the noteholders) exceeds the lesser of the estimated fair market value, or the par value plus accrued interest, of a portion of the receivables in Eligible Accounts then designated to the trust equal to the collateral amount. The repurchase price will equal:
•	the outstanding principal amount of the notes of that series, plus

•	any accrued and unpaid interest (including interest on any overdue interest as described in the related prospectus supplement for a series) through the day preceding the distribution date on which the repurchase occurs (or, if the repurchase does not occur on a distribution date, through the next distribution date).
     For any series of notes, the related prospectus supplement may specify additional conditions to the purchase option.
     Each prospectus supplement will specify the final maturity date for the related series of notes, which will generally be a date falling substantially later than the expected principal payment date. For any series, principal will be due and payable on the final maturity date. The failure to pay principal in full not later than the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under “The Indenture—Events of Default; Rights upon Event of Default” in this prospectus.
Paired Series
     The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the collateral amount of the previously issued series results in a corresponding increase in the collateral amount of the later issued series. In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series either has amortized or has accumulated funds for a principal payment.
     The later issued series will either be pre-funded with an initial deposit to a prefunding account in an amount up to the initial principal balance of the previously issued series or will have a variable principal amount.
     During an amortization period or accumulation period in which the amount paid or accumulated is limited to the controlled distribution amount or controlled accumulation amount, respectively, for any series that is paired with a later issued series, as principal payments are made on that previously issued series or deposits are made for purposes of principal payments:
(a)	in the case of a pre-funded paired series, an equal amount of funds on deposit in any prefunding account for that pre-funded paired series will be released, which funds will be distributed to us;

(b)	in the case of a paired series having a variable principal amount, an interest in that variable paired series in an equal or lesser amount may be sold by the issuing entity, and the proceeds from the issuance will be distributed to us; and

(c)	in either case, the collateral amount of the later issued series will increase by up to a corresponding amount.
     If a pay out event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the allocation percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its allocation percentage. For a discussion of these factors, see “Maturity Considerations” in the accompanying prospectus supplement.
Pay Out Events
     The revolving period for your series of notes will continue through the date specified in the accompanying prospectus supplement unless a pay out event occurs prior to that date. A pay out event occurs with respect to all series issued by the issuing entity upon the occurrence of any of the following events:

(a)	bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

(b)	the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(c)	we are unable for any reason to transfer receivables to the trust or the bank is unable for any reason to transfer receivables to us when required.
     In addition, a pay out event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which a pay out event is declared or deemed to have occurred, the rapid amortization period or, if so specified in the accompanying prospectus supplement, the accumulation period will commence. If, because of the occurrence of a pay out event, the rapid amortization period begins earlier than the scheduled commencement of an amortization or accumulation period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.
     In addition to the consequences of a pay out event discussed above, if insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the bank or us, on the day of that event we will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables, and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets. Following the occurrence of an event of this type, unless noteholders representing more than 50% of each class of each series of notes have disapproved of liquidation, the indenture trustee will sell the receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds of that sale or liquidation will be applied to payments on the outstanding series of notes as specified above in “—Application of Collections” and in the accompanying prospectus supplement.
     If the only pay out event to occur is our insolvency or the insolvency of the bank, the court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors—If a conservator or receiver were appointed for First National Bank of Omaha, or if we become a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur” in this prospectus.
Servicing Compensation and Payment of Expenses
     The servicer receives a monthly fee for its servicing activities and reimbursement of expenses incurred in administering the issuing entity. The servicing fee for each series of notes for any distribution date will be equal to, with respect to any monthly period, one twelfth of the product of (a) the servicing fee percentage for that series and (b) the collateral amount for that series as of the last day of the preceding monthly period. The prospectus supplement for each series will describe the servicing fee percentage applicable to that series.
     The servicer will pay from its servicing compensation expenses of servicing the receivables, including payment of the reasonable fees and disbursements of the indenture trustee, the owner trustee and independent certified public accountants and other reasonable fees which are not expressly stated in the transfer and servicing agreement, the indenture or any indenture supplement to be payable by us, the issuing entity or the noteholders, other than liabilities, costs or expenses arising under any federal, state and local income and franchise tax laws.
     If so specified in a prospectus supplement, the servicer’s recourse for a portion of the servicing fee allocable to the related series may be limited to interchange received by the trust and allocated to the noteholders of that series.
     Each series’ servicing fee is payable each period from collections of finance charge receivables allocated to the series. Neither the issuing entity nor the noteholders are responsible for any servicing fee allocable to the transferor interest.

Matters Regarding the Depositor and the Servicer
     The servicer may not resign from its obligations and duties, except upon a determination that performance of its duties is no longer permissible under applicable law, as evidenced by an opinion of counsel to that effect delivered to the indenture trustee and there is no reasonable action that the servicer could take to make the performance of its duties permissible under applicable law.
     If the indenture trustee is unable to appoint a successor within 120 days of the determination that the servicer is no longer permitted to act as servicer, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.
     The servicer’s resignation will not become effective until the indenture trustee or another successor has assumed the servicer’s obligations and duties. The indenture trustee will notify each rating agency upon the appointment of a successor servicer.
     The servicer may delegate any of its servicing duties to any of its wholly-owned affiliates or any wholly-owned affiliates of its parent or to any entity that agrees to conduct those duties in accordance with the bank’s credit card guidelines. However, the servicer’s delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.
     The servicer will indemnify the indenture trustee and its officers, directors, employees and agents for any losses, including legal fees, incurred by the indenture trustee in connection with its performance of its duties under the indenture, the transfer and servicing agreement and related documents except for any losses or expenses incurred as a result of the indenture trustee’s fraud, willful misconduct or negligence.
     The servicer will also indemnify First Bankcard Master Credit Card Trust, the issuing entity, the owner trustee, the indenture trustee and the trustee for First Bankcard Master Credit Card Trust for any losses suffered as a result of acts or omissions of the servicer with respect to the activities of First Bankcard Master Credit Card Trust, the issuing entity, the indenture trustee, the owner trustee or the trustee for First Bankcard Master Credit Card Trust under the pooling and servicing agreement, the transfer and servicing agreement, the indenture and related documents except for losses resulting from fraud, negligence, or willful misconduct by the indemnified person.
     The transferor will indemnify First Bankcard Master Credit Card Trust, the issuing entity, the owner trustee, the indenture trustee and the trustee for First Bankcard Master Credit Card Trust for any losses suffered as a result of acts or omissions with respect to the activities of First Bankcard Master Credit Card Trust, the issuing entity, the indenture trustee, the owner trustee or the trustee for First Bankcard Master Credit Card Trust under the pooling and servicing agreement, the transfer and servicing agreement, the indenture and related documents except for losses resulting from fraud, negligence, or willful misconduct by the indemnified person.
     Neither the servicer nor the transferor will indemnify the issuing entity or First Bankcard Master Credit Card Trust or any other person for:
•	any liabilities, costs or expenses arising from any action taken by the trustee for First Bankcard Master Credit Card Trust at the direction of the holders of investor certificates or the indenture trustee at the direction of noteholders;

•	any losses, claims or damages incurred by the indemnified party, as owners of secured notes, for example, as a result of the performance of the receivables, market fluctuations, a shortfall or failure to make payment under any enhancement or other similar market or investment risks associated with ownership of secured notes; and

•	any liabilities, costs or expenses arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income or any related penalties or interest, required to be paid by the trust, the issuing entity or the noteholders.

No indemnity payments by the servicer or the transferor will be paid from the assets of the issuing entity. The servicer or the transferor, as applicable, will be entitled to participate in, and assume the defense of and negotiate the settlement of, any action or proceeding that involves an indemnified party. If the servicer or the transferor, as applicable, assumes the defense of any action or proceeding involving an indemnified party, the servicer or the transferor, as applicable, under most circumstances will not be liable to the indemnified party for any legal fees or disbursements subsequently incurred by such party in connection with the defense thereof.
     Except as provided in the preceding three paragraphs, neither the servicer nor the transferor or any of their respective directors, officers, employees, or agents will be liable to First Bankcard Master Credit Card Trust, the issuing entity, the owner trustee, the indenture trustee, the trustee for First Bankcard Master Credit Card Trust, the noteholders, the holders of investor certificates or any other person for any action taken, or for refraining from taking any action in good faith under, the pooling and servicing agreement, any supplement thereto or the transfer and servicing agreement. However, none of the directors, officers, employees, or agents of the servicer or the servicer or the transferor will be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement, any supplement thereto or the transfer and servicing agreement.
     In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its reasonable judgment may involve it in any expense or liability. Neither the transferor nor the servicer will not be liable for any settlement of any claim or action effected without its prior written consent, which will not be unreasonably withheld.
     We may sell, assign, pledge or otherwise transfer our interest in all or a portion of the transferor interest. Before we may transfer our interest in the transferor interest, the following must occur:
(1)	the Rating Agency Condition is satisfied; and

(2)	we deliver an opinion of counsel to the effect that, for federal income tax purposes:
(a)	the transfer will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(b)	the transfer will not cause or constitute an event in which gain or loss would be recognized by any noteholder.
     However, the conditions set forth above do not apply to a transfer in connection with a merger or sale of our business.
     We or the servicer may consolidate with, merge into, or sell our or its respective businesses to, another entity, in accordance with the transfer and servicing agreement on the following conditions:
(1)	the entity, if other than us or the servicer, as applicable, formed by the consolidation or merger or that acquires our property or assets or the servicer’s property or assets, as the case may be:
(a)	with respect to us, is organized under the laws of the United States or any one of its states and (x) is a business entity that may not become a debtor in a proceeding under the bankruptcy code or (y) is a special-purpose entity, the powers and activities of which are limited to the performance of our obligations under the pooling and servicing agreement, transfer and servicing agreement and related documents;

(b)	with respect to the servicer, is a national banking association, state banking corporation or other entity organized and existing under the laws of the United States or any of its states that is not subject to the U.S. Bankruptcy Code; and

(c)	expressly assumes, by a supplemental agreement, to perform every covenant and obligation of us or the servicer, as applicable, under the transfer and servicing agreement and related documents;
(2)	delivery to the indenture trustee of an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with the transfer and servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to us or the servicer, or our respective successors, as applicable; and

(3)	the Rating Agency Condition shall have been satisfied with respect to the applicable transaction.
Servicer’s Representations, Warranties and Covenants
     The servicer makes customary representations, warranties and covenants to the trust. If certain of these representations, warranties and covenants are breached and the trust’s rights in, to or under the related receivables in the relevant accounts or the proceeds of the receivables are materially impaired or such proceeds are not available to the trust free and clear of any lien, then after specified time periods, the affected receivables and/or accounts will be assigned or reassigned to the servicer. The servicer will effect the assignment by depositing funds into the collection account in an amount equal to the amount of those receivables. The representations, warranties and covenants of the servicer, the breach of which would cause an assignment of receivables to the servicer include the following:
•	the servicer must maintain in effect all qualifications required in order to properly service, and materially comply with applicable laws in connection with servicing, the receivables and related accounts unless the failure to do so would not have a material adverse effect on the interests of noteholders;

•	the servicer may not permit any rescission or cancellation of a receivable except as ordered by a court or other governmental authority or in the ordinary course of business in accordance with the bank’s credit card guidelines;

•	the servicer may not take any action which, nor omit to take any action the omission of which, would materially impair the rights of noteholders in any receivable or account, nor may it, except in the ordinary course of its business and in accordance with the bank’s credit card guidelines, reschedule, revise or defer collections due on the receivables, except as noted above; and

•	except in connection with its enforcement or collection of an account, the servicer will take no action to cause any receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any receivable is so evidenced it shall be reassigned or assigned to the servicer as provided in the transfer and servicing agreement.
Servicer Default
     Each of the following events constitutes a servicer default:
(1)	any failure by the servicer:
(a)	to make any payment, transfer or deposit,

(b)	to give instructions or notice to the applicable trustee pursuant to certain provisions of the pooling and servicing agreement or the indenture, as applicable and as supplemented, or

(c)	to instruct the applicable trustee to make any required drawing, withdrawal or payment under any enhancement,

in each case on or before the later of the date occurring 10 business days after the date that payment, transfer, deposit, withdrawal, drawing, instruction or notice is required to be made or given and the date three business days after written notice of that failure has been given to the servicer;
(2)	failure on the part of the servicer duly to observe or perform in any respect any other agreements of the servicer contained in the transfer and servicing agreement that:
(a)	has a material adverse effect on the interests of the holders of notes of any series, and

(b)	continues unremedied for a period of 60 days after the date on which written notice of that failure, requiring the same to be remedied, has been given:
(1)	to the servicer by the indenture trustee, or

(2)	to the servicer and the indenture trustee by holders of notes evidencing not less than 25% of the outstanding principal balance of any series adversely affected thereby, and continues to materially adversely affect those holders for that period; or the servicer shall delegate its duties under the transfer and servicing agreement except as permitted thereunder;

(3)	any representation, warranty or certification made by the servicer in the transfer and servicing agreement or in any certificate delivered under either of the foregoing that:
(a)	proves to have been incorrect when made,

(b)	causes a material adverse effect on the holders of notes of any series, and

(c)	continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of that failure, requiring the same to be remedied, has been given:
(1)	to the servicer by the indenture trustee, or

(2)	to the servicer and the indenture trustee by the holders of notes evidencing not less than 25% of the outstanding principal balance of any series of notes adversely affected thereby, and continues to materially adversely affect those holders for that period;
(4)	the occurrence of certain events of bankruptcy, insolvency or receivership relating to the servicer; or

(5)	any other event specified in the accompanying prospectus supplement or in the related indenture supplement.
     Notwithstanding the foregoing, a delay in or failure of performance referred to under:
(a)	clause (1) above, for a period of 10 additional business days, or

(b)	clause (2) or (3) above, for a period of 60 additional days, will not constitute a servicer default, until the expiration of the applicable additional time period if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and that delay or failure was caused by an act of God or other similar occurrence.
     If a servicer default occurs, for so long as it has not been remedied or waived, the indenture trustee or noteholders representing more than 50% of the aggregate principal amount of all outstanding series of notes may give notice to the servicer, and if notice is given by the noteholders, the indenture trustee, terminating all of the rights and obligations of the servicer under the transfer and servicing agreement.
     If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is legally unable to act as servicer, the indenture trustee will petition a court of competent jurisdiction to appoint an eligible servicer.
     Any default by the servicer or us in the performance of its or our obligations under the transfer and servicing agreement and related documents may be waived by noteholders holding not less than 66 2/3% of the then-outstanding principal balance of the notes of each series adversely affected by that default, unless that default relates to a failure to make any required payments to be made to noteholders, in which case such default may be waived only by all noteholders of the notes of each series adversely affected by that default. Waiver by the credit enhancement providers for one or more series, or a specified percentage of one or more classes of notes in one or more series, may also be required.
     Our rights and obligations under the transfer and servicing agreement will be unaffected by any change in servicer.
     If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.
Reports to Noteholders
     Monthly reports containing information on the notes and receivables securing the notes that comply with Item 1121 of Regulation AB will be filed with the Securities and Exchange Commission for so long as the depositor is required to file reports under the Exchange Act with regard to the issuing entity. Noteholders of record of each series issued by the issuing entity will receive reports with information on the series and the trust. The indenture trustee will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will contain any additional information specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.
     Periodic information to noteholders of a series generally will include:
•	the applicable monthly period, determination date, record date, distribution date, transfer date, interest period and, if applicable, controlled accumulation date;

•	the aggregate collections processed during the preceding monthly period;

•	the aggregate collections of principal receivables and finance charge receivables processed during the preceding monthly period;

•	collections of principal receivables and finance charge receivables allocated to the series;

•	for months during which the servicer is required to make deposits of collections after the distribution date, the aggregate balance on deposit in any account relating to the series;

•	the aggregate amount, if any, of drawings on any enhancement, if any, for the series;

•	the aggregate amount of interchange to be allocated to the trust;

•	the total amount of principal and interest to be distributed to the noteholders of the series;

•	the amount of that distribution allocable to principal on notes of the series;

•	the amount of that distribution allocable to interest on the notes of the series;

•	the aggregate defaults and uncovered dilution, if any, allocated to the series;

•	the aggregate amount of recoveries for the trust;

•	the aggregate outstanding balance of accounts broken out by delinquency status;

•	the amount of reductions, if any, to the collateral amount due to defaulted receivables and dilution allocated to the series and any reimbursements of previous reductions to the collateral amount;

•	the monthly servicing fee for the series;

•	the amount available under the credit enhancement, if any, for the series or each class of the series;

•	the base rate and portfolio yield, each as defined in the related prospectus supplement for the series;

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

•	for any distribution date during a funding period, the remaining balance in each transaction account;

•	for the first distribution date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes;

•	number of accounts and amount of principal receivables at the beginning, end and on average for the monthly period;

•	any new issuances of securities secured by the receivables in the trust portfolio;

•	information on account additions and account removals during the monthly period;

•	Minimum Transferor Interest as of the end of the related monthly period;

•	transferor interest as of the end of the related monthly period;

•	aggregate principal balance of the receivables as of the end of the related monthly period;

•	Minimum Aggregate Principal Receivables as of the end of the related monthly period;

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments;

•	any material breaches of representations and warranties relating to the pool assets or material breaches to transaction documents;

•	any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, if applicable, used to originate, acquire or select new pool assets; and

•	any material changes to the pool assets during the prefunding period or the revolving period or upon the issuance of new securities secured by the pool assets.
     By January 31 of each calendar year, the indenture trustee will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code.

Evidence as to Servicer’s Compliance
     The transfer and servicing agreement provides that on or before March 15 of each fiscal year of the depositor, beginning on March 15, 2008, for so long as the depositor is required to report under the Exchange Act with regard to the issuing entity and in order to comply with Item 1122 of Regulation AB, the servicer will deliver to the indenture trustee, any enhancement provider and each rating agency a report assessing its compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB. Each assessment will include:
•	a statement of the servicing party’s responsibility for assessing compliance with the applicable servicing criteria;

•	a statement that the servicing party used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.
     To the extent required by applicable securities laws, a separate assessment of compliance, an attestation report and servicer compliance statement for each party participating in the servicing function, including third parties to whom specific servicing functions are outsourced, will be filed as exhibits to the trust’s annual report of Form 10-K, unless such entity’s activities relate to only 5% or less of the trust’s assets. For purposes of preparing the assessment of compliance and attestation report described in the preceding paragraph, each servicing party will use the applicable servicing criteria set forth in relevant SEC regulations (including Item 1122(d) of Regulation AB) with respect to asset-backed securities transactions taken as a whole involving that servicing party that are backed by the same types of assets as those backing the notes.
     The transfer and servicing agreement provides that on or before March 15 of each fiscal year of the servicer, beginning with March 15, 2008, for so long as the depositor is required to report under the Exchange Act with regard to the issuing entity and in order to comply with Item 1123 of Regulation AB, the servicer will deliver to the indenture trustee, any enhancement provider and each rating agency, an officer’s certificate to the effect that:
•	a review of the servicer’s activities during the applicable calendar year and of its performance under the servicing agreement has been made under the officer’s supervision; and

•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.
     To the extent the depositor is not required to report under the Exchange Act with regard to the issuing entity, the servicer may elect to provide the annual servicer certificates and the accountant’s attestation report specified above or the alternative annual servicer certificate and alternative accountant reports specified in the transfer and servicing agreement. The form of the alternative annual servicer certificate is available on the SEC’s website as an exhibit to the First Amendment to the Transfer and Servicing Agreement, which is included as an exhibit to the registration statement. Copies may be obtained by any noteholder by a request in writing to the indenture trustee addressed to its corporate trust office.
Amendments
     The transfer and servicing agreement may be amended by us, the servicer and the issuing entity, without the consent of the indenture trustee or the noteholders of any series to cure any ambiguity, to correct or supplement any provisions of the agreement that are inconsistent with any other provisions of the agreement or to add any other provisions concerning matters or questions raised under the agreement that are not inconsistent with the provisions of the agreement, so long as the amendment does not adversely affect in any material respect the interests of any noteholder. In addition, the transfer and servicing agreement may be amended by us, the servicer and the issuing entity, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:
(1)	we deliver to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:
(a)	result in the occurrence of a pay out event or an event of default; or

(b)	materially and adversely affect the amount or timing of distributions to be made to noteholders of any series or class; and
(2)	the Rating Agency Condition is satisfied.
     The transfer and servicing agreement will also be amended by the servicer and the issuing entity at our direction, without the consent of the indenture trustee, the noteholders of any series or the credit enhancement providers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity or any portion of the issuing entity to (1) qualify as, and to permit an election to be made for the issuing entity to be treated as, a “financial asset securitization investment trust” under the Internal Revenue Code and (2) avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income. However, we may not amend the transfer and servicing agreement as described in this paragraph unless (i) we deliver to the owner trustee and the indenture trustee a certificate of an authorized officer stating that the proposed amendments meet the requirements of this paragraph and (ii) the Rating Agency Condition is satisfied. In addition, the amendment may not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement without that party’s consent.
     The amendments that we may make without the consent of the noteholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables in the trust portfolio.
     The transfer and servicing agreement may also be amended by us, the servicer and the issuing entity with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal balance of the notes of each series affected by the amendment and the owner trustee and/or indenture trustee, if it affects their respective rights, duties, protections, indemnities, immunities or obligations under the indenture, must consent to such amendment.
     However, no amendment may occur if it:
(1)	reduces the amount of, or delays the timing of:
(a)	any distributions to be made to noteholders of any series or deposits of amounts to be distributed; or

(b)	the amount available under any credit enhancement,
(2)	changes the definition of or manner of calculating the interest of any noteholder; or

(3)	reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment;
     in each case, without the consent of each affected noteholder.
     In no event may any amendment to the transfer and servicing agreement adversely affect in any material respect the interests of any credit enhancement provider without the consent of that credit enhancement provider.

The Indenture
     We have summarized the material terms of the indenture below and in the description of the notes above.
Events of Default; Rights upon Event of Default
     An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:
(1)	the issuing entity fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

(2)	the issuing entity fails to pay interest on any notes on a distribution date on which such interest is scheduled to be paid and the default continues for a period of 35 days;

(3)	bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuing entity;

(4)	the issuing entity fails to observe or perform any covenant or agreement made in the indenture in respect of the notes of that series, and:
(a)	the failure continues, or is not cured, for 60 days after notice to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by noteholders representing at least 25% of the then-outstanding principal amount of that series of notes; and

(b)	as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or
(5)	any additional event specified in the indenture supplement related to that series.
     An event of default will not occur if the issuing entity fails to pay the full principal amount of a note on its expected principal payment date.
     An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.
     If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may declare all of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on all outstanding notes will automatically become due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series may rescind and annul the declaration of acceleration and its consequences if:
(a)	the issuing entity has paid or deposited with the indenture trustee a sum sufficient to pay (i) all principal and interest due on the notes, and all other amounts, that would then be due if the event of default giving rise to the acceleration had not occurred, plus (ii) all amounts then payable to the indenture trustee; and

(b)	all events of default (other than nonpayment of the principal of the notes that has become due solely by such acceleration) have been cured or waived.
     If an event of default occurs, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if:

(1)	the indenture trustee, after being advised by counsel, determines that the action it is directed to take is in conflict with rule of law or the indenture;

(2)	the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

(3)	the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the action so directed.
     Subject to these limitations, noteholders representing more than 50% of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to such series if an event of default has occurred and is continuing. Prior to the declaration of the acceleration of the maturity of the notes of the affected series, the noteholders representing not less than 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series may also waive any default with respect to the notes, except a default in the payment of principal or interest of any note of such series or a default relating to a covenant or provision of the indenture that cannot be modified or amended without the waiver of each affected noteholder.
     In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:
•	the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

•	the noteholders representing not less than 25% of the then-outstanding principal balance of each affected series have made a written request of the indenture trustee to institute a proceeding as indenture trustee;

•	the noteholders offer to the indenture trustee indemnification satisfactory to it against the costs, expenses and liabilities of instituting a proceeding;

•	the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

•	during the 60-day period following receipt of the written request and offer of indemnification, no direction inconsistent with the request has been given by noteholders representing more than 25% of the then-outstanding principal balance of the notes of each affected series.
     If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders of any affected series, each representing no more than 50% of the then-outstanding principal balance of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken, notwithstanding any other provisions of the indenture.
     Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.
     If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may, but is not required to, elect to maintain possession of the portion of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:
•	institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series or under the indenture with respect to such series; or

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.
     Subject to the conditions described in the following sentence, the indenture trustee also may cause the trust to sell principal receivables in an amount equal to the collateral amount for the series of accelerated notes, together with related finance charge receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:
•	receipt by the indenture trustee of the consent of all noteholders of the affected series;

•	determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal balance of the affected series; or

•	determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then outstanding principal balance of each class of the notes of the affected series.
     After acceleration of a series of notes, money or property collected by the indenture trustee through the exercise of the remedies described above will be applied first, to pay any amounts due to the indenture trustee pursuant to the indenture, and second, to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account, the excess funding account and the other trust accounts for an accelerated series of notes will be applied to pay principal of and interest on those notes.
     The indenture trustee will have a lien on the collateral held or collected by the indenture trustee for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral, except collateral held in trust to pay principal or interest on Series 2009-3 notes.
     The remedies described above are the exclusive remedies provided to noteholders and each noteholder by accepting its interest in the notes of any series expressly waives any other remedy that might have been available under the Uniform Commercial Code or any other law.
     The indenture trustee will covenant, and the noteholders are deemed to have covenanted by accepting a note, that they will not at any time institute against the issuing entity, us or First Bankcard Master Credit Card Trust any reorganization or other proceeding under any federal or state law.
     None of us, the administrator, the owner trustee, the indenture trustee, the servicer, the bank or any of its affiliates, nor any holder of an ownership interest in the issuing entity, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture. The notes will represent obligations solely of the issuing entity, and the notes will not be insured or guaranteed by us, the servicer, the bank or any of its affiliates, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

Covenants
     The indenture provides that the issuing entity may not consolidate with, merge into or sell its business to, another entity, unless:
(1)	the entity, if other than the issuing entity, formed by or surviving the consolidation or merger or that acquires the issuing entity’s business:
(a)	is organized and existing under the laws of the United States or any one of its states;

(b)	is not subject to regulation as an “investment company” under the Investment Company Act of 1940;

(c)	expressly assumes, by supplemental indenture, the issuing entity’s obligation to make due and punctual payments of the principal and interest upon all the notes and the performance of every covenant of the issuing entity under the indenture;

(d)	in the case of a sale of the issuing entity’s business, expressly agrees, by supplemental indenture that (A) all right, title and interest so conveyed or transferred by the issuing entity will be subject and subordinate to the rights of the noteholders and (B) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 in connection with the notes; and

(e)	in the case of a sale of the issuing entity’s business, expressly agrees to indemnify the issuing entity from any loss, liability or expense arising under the indenture and the notes;
(2)	no pay out event or event of default will have occurred and be continuing immediately after the transaction;

(3)	the Rating Agency Condition is satisfied;

(4)	the issuing entity will have received an opinion of counsel to the effect that for federal income tax purposes:
(a)	the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance, as confirmed by an opinion of counsel delivered at that time;

(b)	the transaction will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;
(5)	any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

(6)	the issuing entity has delivered to the indenture trustee an opinion of counsel and officer’s certificate each stating that the transaction satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.
     As long as the notes are outstanding, the issuing entity will not, among other things:

•	except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any part of the assets of the issuing entity that secure the notes unless directed to do so by the indenture trustee;

•	claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes—other than amounts withheld under the Internal Revenue Code or applicable state law—or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the assets of the issuing entity that secure the notes;

•	voluntarily dissolve or liquidate in whole or in part; or

•	permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the issuing entity, or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuing entity that secure the notes.
     The issuing entity will not incur, assume, guarantee or otherwise become liable for any indebtedness other than indebtedness under the notes and the indenture.
Agreements by Noteholders
     The issuing entity and each noteholder by accepting a note acknowledge and agree that such note represents indebtedness of the issuing entity and does not represent an interest in any of our assets, other than the trust estate, including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the trust estate and proceeds thereof. Each noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of such agreement and the terms of such agreement may be enforced by an action for specific performance.
     Each noteholder, by its acceptance of a note, agrees that it will treat and take no action inconsistent with, and as required under the transfer and servicing agreement such noteholder will cause any person acquiring an interest in a note through it to treat and take no action inconsistent with, the treatment of the notes or beneficial interests therein as our indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income.
Modification of the Indenture
     The issuing entity and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:
•	to correct or amplify the description of any property at any time subject to the lien of the indenture, or to take any action that will enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to secure the notes;

•	to reflect the agreement of another person to assume the role of the issuing entity;

•	to add to the covenants of the issuing entity, for the benefit of the noteholders, or to surrender any right or power of the issuing entity;

•	to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or any supplemental indenture as long as that action would not adversely affect the interests of the noteholders;

•	to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

•	to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939; or

•	to provide for the issuance of one or more new series of notes under the indenture.
     The issuing entity and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture, upon:
(1)	satisfaction of the Rating Agency Condition; and

(2)	our certification to the effect that all requirements contained in the agreement have been met and, in the reasonable belief of the certifying officer, the action will not (a) cause a pay out event or an event of default or (b) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class.
     The issuing entity and the indenture trustee may also, without the consent of the noteholders of any series or the credit enhancement providers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity or any portion of the issuing entity (a) to qualify as, and to permit an election to be made for the issuing entity to be treated as, a “financial asset securitization investment trust” under the Internal Revenue Code and (b) to avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income. Prior to any amendment described in this paragraph, (i) we must deliver to the indenture trustee and the owner trustee a certificate of an authorized officer stating that the proposed amendment meets the requirements of the preceding paragraph and this paragraph, (ii) the Rating Agency Condition is satisfied (iii) the owner trustee and/or indenture trustee, if it affects their respective rights, duties, protections, indemnities, immunities or obligations under the indenture, must consent to such amendment.
     The issuing entity and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:
•	change the due date of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the coin or currency in which, any note or any interest therein is payable;

•	impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

•	reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences provided in the indenture;

•	reduce the percentage of the aggregate outstanding amount of the notes of any series required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on the notes of such series;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the applicable percentage of the aggregate principal amount of the notes of a series necessary to amend the indenture or other related agreements;

•	modify or alter provisions of the indenture prohibiting the voting of notes held by the issuing entity, any other party obligated on the notes, us, or any of their affiliates; or

•	permit the creation of any lien prior to or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.
     The issuing entity and the indenture trustee may otherwise, with satisfaction of the Rating Agency Condition and with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.
     The indenture trustee need not enter into any supplemental indenture that would adversely affect its right, duties and immunities under the indenture.
Annual Compliance Statement
     The issuing entity will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.
Indenture Trustee’s Annual Report
     The indenture trustee will, if required under the Trust Indenture Act, mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.
List of Noteholders
     Holders of not less than 10% of the outstanding principal balance of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.
Satisfaction and Discharge of Indenture
     The indenture will be discharged with respect to the notes, except as to certain rights specified therein, upon (a) the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, deposit with the indenture trustee of funds sufficient for the payment in full of all the notes, (b) payment of all other amounts payable by the issuing entity under the indenture and (c) delivery to indenture trustee of certain certificates and an opinion of counsel confirming compliance with the indenture conditions for discharge.
The Indenture Trustee
     The Bank of New York Mellon Trust Company, N.A. is the indenture trustee under the indenture. The indenture trustee is a national banking association and its principal offices are located at 700 South Flower Street, Suite 500, Los Angeles, California 90017. The Bank of New York Mellon Trust Company, N.A. has and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of assets similar to the trust assets. The bank, servicer, sponsor, depositor and their affiliates may in the future engage in commercial banking transactions with the indenture trustee and its affiliates in the ordinary course of their respective businesses.
     The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., succeeded The Bank of New York, as indenture trustee, as of September 22, 2006.
     Duties and Responsibilities of Indenture Trustee
     The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:
•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to establish and maintain necessary trust accounts;

•	to serve as the initial transfer agent, paying agent and registrar;

•	to invest funds in the issuing entity accounts at the direction of the servicer;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the indenture;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.
     If an event of default or pay out event occurs and the indenture trustee has actual knowledge, or received notice, of the occurrence of an event of default or pay out event, as applicable, the indenture trustee will exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise in the conduct of his own affairs. If an event of default of which the indenture trustee has such notice or knowledge occurs and is continuing, the indenture trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the noteholders of the affected series by any appropriate proceedings as the indenture trustee may deem necessary to protect and enforce any of those rights. See “The Indenture—Events of Default; Rights Upon Event of Default.”
     The indenture trustee, any paying agent or transfer agent and registrar and any other agent of the issuing entity, each in its individual or any other capacity, may become the owner or pledgee of notes and may otherwise deal with the issuing entity including arranging for purchases of investments, with the same rights it would have if it were not the indenture trustee, paying agent, transfer agent and registrar or such other agent.
     Limitations on Indenture Trustee’s Liability
     The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments.

     Compensation and Indemnification of Indenture Trustee
     Under the terms of the indenture, the servicer has agreed to pay the indenture trustee reasonable compensation for performance of its duties under the indenture and to reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. The servicer has also agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any loss, liability, expense, damage or claim incurred by them to the extent arising out of the administration of the indenture and the performance of its duties under the indenture and any other related document, other than any expense, liability or loss incurred by the indenture trustee through its own fraud, willful misconduct or negligence.
     Appointment of Co-Trustees and Separate Trustees
     For the purpose of meeting any legal requirement of any jurisdiction in which any part of the collateral for the notes may at the time be located, the indenture trustee will have the power to appoint one or more co-trustees or separate trustees for the benefit of the noteholders, and to vest in any co-trustee or separate trustee all rights under the indenture with respect to the collateral for the notes and those powers, duties, obligations, rights and trusts as the indenture trustee considers necessary or desirable. No co-trustee or separate trustee will be required to meet the terms of eligibility as a successor trustee under the indenture and no notice to noteholders of the appointment of any co-trustee or separate trustee will be required. If a separate trustee or co-trustee is appointed, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon and exercised or performed by the indenture trustee and the separate trustee or co-trustee jointly or, in any jurisdiction where the indenture trustee is incompetent or unqualified to perform certain acts, singly by the separate trustee or co-trustee, but solely at the direction of the indenture trustee. No trustee appointed under the indenture will be personally liable for any act or omission of any other trustee appointed under the indenture. The indenture trustee may at any time accept the resignation of or remove, in its sole discretion, any separate trustee or co-trustee. The indenture trustee will not be liable for any act or failure to act on the part of any separate trustee or co-trustee.
     Resignation or Removal of Indenture Trustee
     The indenture trustee may resign at any time upon 30 days’ written notice to the issuing entity and the rating agencies. Noteholders holding more than 66 2/3% of the aggregate outstanding principal balance of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the administrator of the issuing entity will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the issuing entity will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or noteholders representing more than 25% of the aggregate outstanding principal balance of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.
     If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.
The Administration Agreement
     The bank acts as administrator for the issuing entity and the owner trustee. See “Important Parties—First National of Nebraska, Inc. and First National Bank of Omaha” in this prospectus for a description of the business of First National Bank of Omaha.

     The administrator will provide the notices and perform on behalf of the issuing entity and the owner trustee, respectively, other administrative duties of the issuing entity and the owner trustee, respectively, under the transfer and servicing agreement, the trust agreement, the indenture and the indenture supplement for each series. The administrator, on behalf of the issuing entity, will monitor the performance of the issuing entity under the transfer and servicing agreement, the trust agreement and the indenture and advise the owner trustee when action is necessary to comply with the issuing entity’s or owner trustee’s duties under those agreements. The administrator will prepare, or cause to be prepared, for execution by the issuing entity or owner trustee, all documents, reports, filings, instruments, orders, certificates and opinions that the issuing entity or owner trustee is required to prepare, file or deliver under the transfer and servicing agreement, the trust agreement and the indenture and will take all appropriate action that is the duty of the issuing entity or owner trustee under those agreements, other than the duties of the owner trustee under the administration agreement, including the removal of the indenture trustee and the appointment of a successor indenture trustee under the circumstances described in “The Indenture—The Indenture Trustee—Resignation or Removal of Indenture Trustee” in this prospectus and in the following paragraph.
     With respect to any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator will not take any action unless the administrator has first notified us of the proposed action within a reasonable amount of time prior to the taking of that action and we have not withheld consent to that action or provided alternative direction. Non-ministerial matters that may be performed by the administrator on behalf of the issuing entity include:
(1)	the initiation or settlement of any claim or lawsuit brought by or against the issuing entity other than in connection with the collection of the transferred receivables;

(2)	the amendment of the transfer and servicing agreement, the trust agreement, the indenture or any other related document;

(3)	the appointment of successor transfer agent and registrars, paying agents, indenture trustees and administrators; and

(4)	the removal of the indenture trustee.
     The administrator is an independent contractor and is not subject to the supervision of the trust or the owner trustee concerning the manner in which it performs its obligations under the administration agreement.
     As compensation for the performance of its duties under the administration agreement and as reimbursement for its expenses relating to those duties, the administrator is entitled to receive $100 per month payable in arrears on each distribution date. The servicer will be responsible for payment of this fee.
     The administrator may resign by providing the issuing entity with at least 60 days’ prior written notice.
     The issuing entity may remove the administrator without cause by providing the administrator with at least 60 days’ prior written notice. At the sole option of the issuing entity, the administrator may also be removed immediately upon written notice of termination from the issuing entity to the administrator if any of the following events occurs:
(1)	the administrator defaults in the performance of any of its duties and, after notice of the default, does not cure the default within thirty days or, if the default cannot be cured in thirty days, does not give, within thirty days, assurance of cure that is reasonably satisfactory to the trust; or

(2)	certain bankruptcy or insolvency related events relating to the administrator.
     No resignation or removal of the administrator will be effective until a successor administrator has been appointed by the issuing entity, such successor administrator agrees in writing to be bound by the terms of the administration agreement and the Rating Agency Condition is satisfied.

     The administration agreement may be amended by the issuing entity and the administrator with the consent of the owner trustee (as owner trustee and in its individual capacity), so long as such amendment does not materially and adversely affect the interests of any noteholder or any beneficial owner of the issuing entity.
     The administration agreement may also be amended by the issuing entity and the administrator with the consent of the owner trustee (as owner trustee and in its individual capacity), the noteholders representing not less than 66 2/ 3% of the then-outstanding principal balance of the notes and us. However, without the consent of all noteholders, no amendment to the administration agreement may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any amendment.
The Trust Agreement
The Owner Trustee
     The owner trustee is Wilmington Trust Company. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.
     Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.
     Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.
Duties and Responsibilities of Owner Trustee
     The owner trustee has agreed to hold in trust, for our use and benefit, the assets transferred to the issuing entity under the transfer and servicing agreement.
     The owner trustee is authorized, but is not obligated, to take all actions required of the issuing entity under the transfer and servicing agreement, the indenture and any indenture supplement, or any related agreement. The owner trustee will be deemed to have fulfilled its duties and responsibilities under the trust agreement or any other related agreement to the extent the administrator has agreed in the administration agreement to perform those duties or responsibilities and the owner trustee will not be liable for the failure of the administrator to carry out its obligations under the administration agreement.
     The owner trustee will not take any of the following actions unless the owner trustee has notified us, as holder of the transferor interest, of the proposed action and we have not notified the owner trustee in writing prior to the 30th day after receipt of the notice that we object to the proposed action:
•	the initiation of any claim or lawsuit by the issuing entity and the settlement of any action, claim or lawsuit brought by or against the issuing entity, in each case except with respect to claims or lawsuits for collection of the issuing entity’s assets;

•	the election by the issuing entity to file an amendment to its certificate of trust (unless required by law);

•	the amendment of the indenture;

•	the amendment, change or modification of the administration agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect our interests, as holder of the transferor interest; or

•	the appointment pursuant to the indenture of a successor transfer agent and registrar or indenture trustee, or the consent to the assignment by the transfer agent and registrar, administrator or indenture trustee of its obligations under the indenture.
     To the extent not inconsistent with the trust agreement or any other related document, we, as holder of the transferor interest, and the administrator may direct the owner trustee in the management of the issuing entity.
Limitations on Owner Trustee’s Liability
     The owner trustee will not be liable under the trust agreement for any error of judgment made in good faith by the owner trustee.
     The owner trustee will also not be liable for any action taken or not taken by the owner trustee in accordance with our instructions or the instructions of the administrator.
     No provision of the trust agreement or any related agreement requires the owner trustee to expend or risk funds or otherwise incur any personal financial liability in the exercise or performance of any of its duties, rights or powers under the trust agreement or any related agreement, if the owner trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not provided or reasonably assured.
     Under no circumstances will the owner trustee be personally liable for indebtedness evidenced by or arising under the indenture or any of the related agreements, including principal or interest on the notes.
     The owner trustee will not be personally responsible for or in respect of the validity or sufficiency of the trust agreement, the due execution thereof by us or the form, character, genuineness, sufficiency, value or validity of any of the issuing entity assets, the transaction documents, the notes or the transferor interest, and the owner trustee will in no event assume or incur any personal liability, duty, or obligation to any noteholder, us, any other holder of the transferor interest or any other person, other than as expressly provided for in the trust agreement or as expressly agreed to in the other transaction documents.
     The owner trustee will not be personally liable for the default or misconduct of, and will have no duty to monitor the performance of, us, the servicer, the administrator or the indenture trustee or any other person under any of the transaction documents or otherwise, and the owner trustee will have no obligation or personal liability to perform the obligations of the issuing entity under the transaction documents, including those that are required to be performed by the administrator under the administration agreement, the indenture trustee under the indenture or the servicer under the transfer and servicing agreement.
     The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement, or to institute, conduct or defend any litigation under the trust agreement or otherwise or in relation to any transaction document, at the request, order or direction of us unless we offer to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee. The right of the owner trustee to perform any discretionary act under the trust agreement or in any other transaction document may not be construed as a duty, and the owner trustee will only be answerable for its gross negligence, bad faith or willful misconduct in the performance of any discretionary act.
     The owner trustee will not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the owner trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the owner trustee; or (iii) subject the owner trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the owner trustee contemplated by the trust agreement. The owner trustee will be entitled to obtain advice of counsel (which advice shall be at our expense) to determine whether any action required to be taken pursuant to the trust agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the owner trustee that such action will result in such consequences, we will appoint an additional trustee pursuant to the trust agreement to proceed with such action.
Compensation and Indemnification of Owner Trustee
     We will pay the owner trustee a fee as compensation for its services under the trust agreement and will reimburse the owner trustee for its reasonable expenses. We have also agreed to indemnify the owner trustee and its successors, assigns, directors, officers, agents, employees and servants from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits and all reasonable costs, expenses and disbursements which may be imposed in connection with the trust agreement, the related agreements, the issuing entity’s assets and the administration of the issuing entity’s assets, or the action or inaction of the owner trustee under the trust agreement. However, we will not be liable to the owner trustee or any other indemnified party for any liability or expense arising from the indemnified party’s willful misconduct, fraud or negligence or, with respect to the owner trustee, the inaccuracy of any representation or warranty made by the owner trustee in the trust agreement.
Resignation or Removal of Owner Trustee; Eligibility
     The owner trustee may resign at any time by giving written notice to us. Upon receiving notice of the resignation of the owner trustee, we will promptly appoint a successor owner trustee. If no successor owner trustee has been appointed within 60 days after the owner trustee gives notice of its resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.
     The owner trustee must at all times;
(1)	have its principal place of business in the state of Delaware;

(2)	be authorized to exercise trust powers;

(3)	have a combined capital and surplus of at least $50 million and be subject to the supervision or examination by Federal or state authorities; and

(4)	have, or have a parent that has, a rating of at least “Baa3” by Moody’s or at least “BBB-” by Standard & Poor’s or, if rated by Fitch, at least “BBB-” by Fitch or otherwise have a rating satisfactory to each rating agency for the notes.
     If the owner trustee ceases to meet the eligibility requirements described in the preceding paragraph and fails to resign after receiving notice of its ineligibility from us, or if the owner trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the owner trustee (although this provision may not be enforceable), then we may remove the owner trustee and appoint a successor owner trustee.
     Any resignation or removal of the owner trustee will not become effective until the acceptance of appointment of a successor owner trustee, in case of removal, and payment of all fees and expenses owed to the outgoing owner trustee.
Amendments
     The trust agreement may be amended by us and the owner trustee, without the consent of the noteholders of any series to cure any ambiguity, to correct or supplement any provisions of the trust agreement or to add any other provisions concerning matters or questions raised under the trust agreement that are not inconsistent with the provisions of the trust agreement, so long as the amendment does not materially and adversely affect the interests of any noteholder, as evidenced by an officer’s certificate delivered by us to the owner trustee. In addition, the trust agreement may be amended by us and the owner trustee without the consent of the noteholders if the rating agencies have provided confirmation that the amendment would not impair their rating of any outstanding class and we have delivered an officer’s certificate to the effect that the amendment will not materially and adversely affect the interests of any noteholder and a legal opinion to the effect that the amendment will not cause the issuing entity to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Additionally, the trust agreement may be amended by us and the owner trustee, without the consent of the noteholders or the indenture trustee to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the issuing entity (i) to qualify as, and to permit an election to be made to cause the issuing entity to be treated as a “financial asset securitization investment trust” under the Internal Revenue Code and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the issuing entity’s property or its income. However, we may not amend the trust agreement as described in this paragraph unless (i) we deliver to the indenture trustee and owner trustee a certificate of an authorized officer stating that the proposed amendment meets the requirements of this paragraph, (ii) the rating agencies have provided confirmation that the amendment would not impair their rating of any outstanding class and (iii) such amendment does not affect the rights, benefits, protections, privileges, immunities, duties or obligations of the owner trustee under the trust agreement without such party’s consent.
     The trust agreement may also be amended by us and the owner trustee with the consent of the indenture trustee and noteholders representing more than 66 2/3% of the then-outstanding principal balance of the notes. However, without the consent of all noteholders, no amendment to the trust agreement may increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any amendment. Additionally, an opinion of counsel is required to be provided to the owner trustee and indenture trustee indicating that such amendment will not cause the issuing entity to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.
Credit Enhancement
     For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a derivative agreement, a surety bond, an insurance policy, a spread account, a reserve account or the use of cross support features as described in the following sentence, or any combination of these. If so specified in the prospectus supplement for a series of notes, a series may be included in a group for purposes of sharing collections of finance charge receivables and/or collections of principal receivables with other series in its group, as described under “Description of the Notes—Shared Excess Finance Charge Collections” and "—Shared Principal Collections.” If so specified in the prospectus supplement for any series, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in the prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.
     In the prospectus supplement for each series, we will describe the amount and the material terms of the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.
     If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:
•	the amount payable under that credit enhancement;

•	any conditions to payment not described here;

•	the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

•	any material provision of any agreement relating to that credit enhancement.
     The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:
•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.
     If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more pay out events with respect to that series. In this event, the credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.
Subordination
     If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.
     The accompanying prospectus supplement will also set forth information concerning:
•	the amount of subordination of a class or classes of subordinated notes in a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will decrease over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.
     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.
Letter of Credit
     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.
     The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.
Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral
     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:
•	a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

•	a cash collateral account; or

•	a collateral amount in excess of the initial principal amount of the notes for that series.
     We refer to the undivided interest in the trust as a collateral interest. The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:
•	we may elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

•	collections of principal receivables allocable to the excess collateral may be required to be deposited into the cash collateral account; and

•	excess collections of finance charge receivables may be required to be deposited into the cash collateral account.
     The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.
Derivative Agreements
     If so specified in the accompanying prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.
Surety Bond or Insurance Policy
     If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.
     If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.
     If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:
•	consent to amendments to the indenture, the transfer and servicing agreement or any other document applicable to that series;

•	if an event of default occurs, accelerate the notes of that series or direct the trustee to exercise any remedy available to the noteholders; or

•	waive any event of default for that series.
Spread Account
     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by an initial cash deposit and/or by the periodic deposit of all or a portion of available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.
Reserve Account
     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of cash flow from the trust assets otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.
The Receivables Purchase Agreement
     The following is a summary of the material terms of the receivables purchase agreement entered into by the bank and us. The receivables purchase agreement is filed as an exhibit to the registration statement of which this prospectus is a part.
Sale of Receivables
     The bank previously transferred some of the receivables in the accounts currently designated to the trust directly to the trust under the pooling and servicing agreement. Under the receivables purchase agreement, the bank sold or contributed the remaining receivables in the accounts designated to the trust to us and, in the future, may sell or contribute to us receivables in additional accounts as of the related addition dates.

Representations and Warranties
     In the receivables purchase agreement, the bank represents and warrants to us as of the effective date of the receivables purchase agreement and, with respect to additional accounts, as of the date each additional account is designated, that, among other things:
•	each account is an Eligible Account as of the date it is designated, each receivable in an additional account is an Eligible Receivable as of the date such additional account is designated and, with respect to all accounts, each new receivable is an Eligible Receivable on the date it is created;

•	the account schedule and information contained therein is accurate and complete in all material respects as of the date specified;

•	each receivable has been conveyed to us free and clear of any liens, other than liens permitted by the receivables purchase agreement, and in compliance in all material respects with all applicable laws;

•	it owns all right, title and interest in each such receivable and has the right to transfer it to us; and

•	all required governmental approvals in connection with the transfer of each such receivable to us have been obtained.
     In the event of a breach of any of these representations and warranties (or any of the similar representations and warranties made by the bank prior to the effective date of the receivables purchase agreement, including a representation that each receivable existing on the effective date of the receivables purchase agreement was an Eligible Receivable on the day it was created or the day it was transferred to the trust) which results in the requirement that we accept retransfer of an ineligible receivable under the transfer and servicing agreement, we can require the bank to repurchase that ineligible receivable on the date of the retransfer. The purchase price for the ineligible receivables will be the purchase price paid or, for receivables which were transferred directly to the trust, the outstanding principal amount of those receivables.
     In the receivables purchase agreement, the bank will also make representations and warranties to us as to:
•	the bank’s valid existence and good standing as a national banking organization and its ability to perform its obligations under each transaction document;

•	the bank’s qualification to do business and good standing and its possession of necessary licenses and approvals in each jurisdiction necessary to conduct its business;

•	the due authorization, execution, delivery and performance of the receivables purchase agreement;

•	the enforceability of the receivables purchase agreement against the bank as a legal, valid and binding obligation; and

•	the effectiveness of the receivables purchase agreement governing the bank’s transfer of the receivables to us as a valid sale, transfer and assignment of its ownership interest in the receivables, other than liens permitted by the receivables purchase agreement.
If, after any applicable cure period, the breach of any of the representations or warranties described in this paragraph results in our obligation under the transfer and servicing agreement to accept retransfer of the receivables of a series, we can require the bank to repurchase the receivables retransferred to us, for an amount of cash equal to the outstanding principal balance of such series as of the last day of the monthly period preceding the reassignment, less previously allocated or paid principal to such series, plus interest accrued but unpaid.

Covenants
     In the receivables purchase agreement, the bank covenants that it will comply with and perform its obligations under the credit card agreements relating to the accounts and under its policies and procedures and all applicable rules and regulations of VISA USA, Inc. and MasterCard International Incorporated relating to the accounts unless the failure to do so would not have a material adverse effect on the rights and interests of the issuing entity or the trustee or the rights of the noteholders. The bank may change the terms and provisions of the credit card agreements or policies and procedures in any respect, including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing of, charge-offs and finance charges and other fees, but only if such change:
(a)	would not, in the bank’s reasonable belief cause a pay out event to occur, and

(b)	is made to a substantial portion of a comparable segment of the bank’s revolving credit card accounts which have characteristics the same as, or substantially similar to, the accounts subject to such change, except as otherwise restricted by an agreement between the bank and an unrelated third party or by the terms of the credit card agreements.
However, clause (b) shall be deemed to be satisfied at any time the transferor interest exceeds 14% of principal receivables in the accounts designated to the trust, and with respect to the bank’s debt cancellation and debt deferral programs, clause (b) shall be deemed to be satisfied at any time the opportunity to make the change is made available to a substantial portion of a comparable segment of the bank’s revolving credit card accounts which have characteristics the same as, or substantially similar to, the accounts designated to the trust to which such opportunity is made available.
     The bank also covenants that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation of the portfolio yield for any series as of the time of the reduction would be less than the base rate for that series, except as required by law or as the bank deems necessary to maintain its credit card business based on a good faith assessment of the nature of the competition in the credit card business.
Amendments
     The receivables purchase agreement may be amended without the consent of the noteholders. However, no amendment may adversely affect in any material respect the interests of any noteholders. The parties to the receivables purchase agreement will not be permitted to amend the purchase price for receivables or change any obligation of us or the bank under the receivables purchase agreement unless the Rating Agency Condition is satisfied.
Termination
     The receivables purchase agreement will terminate immediately after the issuing entity terminates. In addition, if a receiver or conservator is appointed for the bank or we become a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank becomes unable for any reason to transfer receivables to us in accordance with the receivables purchase agreement, we will immediately cease to purchase receivables under the receivables purchase agreement.
     The bank under the receivables purchase agreement will indemnify the issuing entity, the owner trustee and the indenture trustee, for any losses suffered as a result of actions or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the receivables purchase agreement or any supplement or any other transaction document, including any judgment, award, settlement, reasonable attorney’s fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except in each case, for losses resulting from fraud, negligence, or willful misconduct by the indemnified person. The bank will not indemnify the issuing entity or any other person for:

•	any liabilities, costs or expenses arising from any action taken by the indenture trustee for the issuing entity at the direction of noteholders;

•	any losses, claims or damages incurred by the indemnified party, as owners of secured notes, for example, as a result of the performance of the receivables, market fluctuations, a shortfall or failure to make payment under any enhancement or other similar market or investment risks associated with ownership of secured notes; and

•	for any liabilities, costs or expenses arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income or any related penalties or interest, required to be paid by the trust, the issuing entity or the noteholders.
     No indemnity payments by the bank will be paid from the assets of the issuing entity or First Bankcard Master Credit Card Trust. The bank will be entitled to participate in, and assume the defense of and negotiate the settlement of, any action or proceeding that involves an indemnified party. If the bank assumes the defense of any action or proceeding involving an indemnified party, the bank under most circumstances will not be liable to the indemnified party for any legal fees or disbursements subsequently incurred by such party in connection with the defense thereof.
Certain Relationships and Related Transactions
     As described in the disclosure above relating to the sponsor, the servicer (which also acts as administrator), the issuing entity and us (the depositor) are affiliates and engage in transactions with each other involving securitizations of assets similar to the receivables, including public offerings and private placements of asset-backed securities. The transactions among us and our affiliates that are material to investors relate to the securitization activities described in this prospectus and accompanying prospectus supplement, and those transactions are described throughout this prospectus and the accompanying prospectus supplement.
     None of the indenture trustee or the owner trustee are affiliated with us or the sponsor or the servicer. The indenture trustee, the owner trustee and their respective affiliates may, from time to time, engage in arm’s-length transactions with us, the sponsor or the servicer, which are distinct from their respective roles as indenture trustee, trustee or owner trustee, as applicable.
Note Ratings
     Any rating of the notes by a rating agency will indicate its view on the likelihood that noteholders will receive payments of interest when due and the ultimate payment of principal on the final maturity date. A rating is based primarily on the rating agency’s evaluation of the receivables and the availability of any credit enhancement for the notes.
     Among the things a rating will not indicate are:
•	the likelihood that principal payments will be paid on a scheduled date;

•	the likelihood that a pay out event will occur;

•	the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

•	the marketability of the notes;

•	the market price of the notes; or

•	whether the notes are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.
     At the time of their issuance, all notes offered by this prospectus and the accompanying prospectus supplement will be rated by at least one nationally recognized rating agency in one of its generic rating categories that signifies investment grade. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers only to a rating agency selected by us to rate the notes issued by the issuing entity.
Material Legal Aspects of the Receivables
Transfer of Receivables
     In the receivables purchase agreement, the bank represents and warrants that its transfer of receivables constitutes a valid transfer and assignment of all of its right, title and interest in and to the receivables. In the transfer and servicing agreement, we represent and warrant that the transfer of receivables constitutes either (1) a valid sale, transfer and assignment of all of our right, title and interest in and to the receivables, except for:
•	liens permitted thereunder,

•	the transferor interest, and

•	the servicer’s right, if any, to interest accruing on, and investment earnings, if any, as discussed above in “Description of the Notes—Trust Accounts”.
or (2) creates in favor of the indenture trustee (x) a first-priority perfected security interest in our rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, except for liens permitted thereunder, and (y) a first-priority perfected security interest in our rights in the receivables arising in accounts already designated for the trust portfolio on and after their creation, except for liens permitted thereunder, in each case until termination of the trust. For a discussion of the issuing entity’s rights arising from these representations and warranties not being satisfied, see “The Receivables Purchase Agreement—Representations and Warranties” in this prospectus.
     We will represent in the transfer and servicing agreement and the bank will represent in the receivables purchase agreement that the receivables are “accounts” for purposes of the UCC. The sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. The bank, as servicer, will file appropriate UCC financing statements to perfect the respective transferee’s security interest in the receivables.
     There are limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in those receivables with priority over the trust’s interest. Under the receivables purchase agreement, however, the bank represents and warrants, that it has transferred the receivables to us free and clear of the lien of any third party other than the trust and the indenture trustee and other than as permitted in the receivables purchase agreement. In addition, except as provided in the receivables purchase agreement, the bank covenants that it will not sell, pledge, assign, transfer or grant any lien on any receivable or any interest in any receivable other than to us, the trust, or the indenture trustee. Similarly, under the transfer and servicing agreement, we represent and warrant that the receivables have been transferred to the trust free and clear of the lien of any third party other than the indenture trustee, specified tax liens and liens solely on our transferor interest. In addition, we covenant that we will not sell, pledge, assign, transfer, or grant any lien on any receivable or any interest in any receivable other than to the trust, except as set forth in the preceding sentence. Nevertheless, a tax, governmental or other nonconsensual lien on our property or the bank’s property arising prior to the time a receivable comes into existence may have priority over the trust’s interest in that receivable. Furthermore, if the FDIC were appointed as the bank’s receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust’s interest in the receivables.

     At any time in the future when the conditions discussed in “Description of the Notes—Application of Collections” in this prospectus are satisfied, the servicer, on behalf of the issuing entity, will be permitted to make deposits of collections on a monthly basis. Regardless of whether these conditions are satisfied, cash collections held by the servicer, on behalf of the issuing entity, will generally be commingled for two business days prior to deposit in a trust account. The trust may not have a first-priority perfected security interest in commingled collections. In addition, if a receiver or conservator were appointed for the bank, the trustee may not be able to obtain, or may experience delays in obtaining, control of collections that are in the possession of the bank at the time of such appointment. If any such event occurs, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.
Conservatorship and Receivership; Bankruptcy
     The bank is chartered as a national banking association and is regulated and supervised principally by the Office of the Comptroller of the Currency, which is required to appoint the FDIC as conservator or receiver for the bank if specified events occur relating to the bank’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.
     In its role as conservator or receiver, the FDIC would have broad powers to repudiate contracts to which the bank was a party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank’s affairs.
     Further, if the FDIC were acting as the bank’s conservator or receiver, the FDIC may have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.
     The FDIC has adopted a rule stating that, if certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made in connection with a securitization that was in effect before the repeal or modification.
     We have structured the issuance of the notes with the intention that the transfers of receivables by the bank would have the benefit of this rule. As discussed under “Risk Factors—Recent changes to accounting standards could have an impact on the issuing entity, the depositor or the bank” in the accompanying prospectus supplement, the Financial Accounting Standards Board (“FASB”) has adopted substantial revisions to FAS 140 and Interpretation No. 46(R) that, once effective, are likely to affect the sale accounting treatment for transfers of receivables by the bank to the depositor. If the accounting amendments ultimately affect the sale accounting treatment for transfers of receivables by the bank to the depositor, such transfers may not have the benefit of the FDIC Rule. If the FDIC were to assert that the transfers do not have the benefit of the rule whether because of the recent accounting amendments, these transfers fail to comply with any other condition of the rule or otherwise, or the FDIC were to assert that these transactions do not comply with certain banking laws, or were to require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by any of those parties to enforce the applicable agreement, delays in payments on outstanding series of notes could occur. Furthermore, if the FDIC’s assertions were successful, possible reductions in the amount of those payments could occur.
     In addition, the Financial Services Regulatory Relief Act of 2006 made certain changes to the FDIA. As a result of these changes, the FDIA requires, with certain exceptions, that a party obtain the consent of the FDIC, as conservator or receiver, before exercising any right or power to terminate, accelerate or declare a default under any contract to which an insolvent bank is a party, or to obtain possession of or exercise control over any property of the bank or affect any contractual rights of the bank. Therefore, regardless of the terms of any contract with the originator, the FDIC’s consent may be required before termination, acceleration or declaring a default under such contract.
     If bankruptcy, insolvency or similar proceedings occur with respect to the bank or us, we will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Under the transfer and servicing agreement, newly created principal receivables, and related interest receivables and interchange, will not be transferred to the trust on and after any of these bankruptcy or insolvency related events. However, the FDIA may require the consent of the FDIC before such provisions can be given effect. Therefore, regardless of the terms of the transaction documents, the FDIC as conservator or receiver of the bank may have the power to prevent the commencement of a rapid amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee and the trust, moreover, the FDIC as conservator or receiver of the bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.
     In the event of conservatorship or receivership of the servicer, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or to direct the servicer to stop servicing the receivables. See “Description of the Notes—Servicer Default” in this prospectus.
     In the event of conservatorship or receivership of the bank, the conservator or receiver may also have the power to prevent the issuing entity from replacing the bank as administrator for the issuing entity or to direct the bank to stop providing administrative services to the issuing entity or the owner trustee or to increase the amount or priority of the administrative fee due to the bank or otherwise alter the terms under which the bank provides administrative services to the issuing entity or the owner trustee.
     We and the issuing entity are separate, bankruptcy-remote affiliates of the bank, and our operating agreement and the indenture for the issuing entity contain limitations on the nature of our business and the business of the issuing entity, respectively. In addition, the indenture trustee, the servicer, the issuing entity (with respect to the depositor), the depositor (with respect to the issuing entity) and each noteholder, by its acceptance of a note, have agreed not to directly or indirectly institute or cause to be instituted against us or the issuing entity, as the case may be, any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if we or the issuing entity were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of our creditors or we as debtor-in-possession were to take the position that the transfer of the receivables by us to the issuing entity should be characterized as a pledge of those receivables, then delays in payment on the notes and possible reductions in the amount of those payments could result.
     Because we are a wholly-owned subsidiary of the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that:
•	our assets, including the receivables, constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

•	we and our assets, including the receivables, should be substantively consolidated with the bank and its assets; or

•	the FDIC’s control over the receivables is necessary for the bank to reorganize or to protect the public interest.
If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes. In the receivership of an unrelated national bank, the FDIC successfully argued that certain of the rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables. If the bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to the depositor or the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the indenture trustee, the issuing entity or the other parties to the transaction under the transaction documents, losses to the noteholders could result.

     Application of federal and state insolvency and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See “Description of the Notes—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.
Consumer Protection Laws
     The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit card accounts established or maintained by the bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit various discriminatory practices in extending credit and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors.
     In December 2008, the Federal Reserve Board promulgated final rules amending Regulation AA (Unfair or Deceptive Acts or Practices) and Regulation Z (Truth In Lending Act) that limit or modify certain credit card practices and require increased disclosures to consumers. These rules were adopted with an effective date of July 1, 2010 and affect many existing credit card practices. On May 22, 2009 the CARD Act was signed into law. Among other things, the CARD Act imposes new requirements and restrictions on changes in terms on credit card accounts, regulates payment processing and how payments are allocated, restricts a card issuer’s ability to reprice credit card accounts, restricts penalty and overlimit fees and imposes new disclosure requirements in connection with credit card accounts. The CARD Act will result in additional changes in federal consumer credit regulations, including the rules referenced above, and will come into effect in stages with some provisions effective in August 2009 and most in February 2010. The CARD Act and the changes to the rules referenced above are the most significant changes to affect credit card issuers in many years. These changes will adversely impact the bank’s credit card business, impose additional obligations to be complied with in the servicing of credit card accounts and restrict the ability to reprice credit card receivables. The changes may also impact the bank’s success rate in generating new accounts. It is also possible that these changes will affect how consumers use and repay their credit card accounts. Any or all of these impacts may reduce the yield on the receivables.
     The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of consumer protection laws, if the noncompliance has a material adverse effect on the noteholders’ interest therein, will be reassigned to us. The servicer has also agreed in the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from those types of violations by reason of its acts or omissions as servicer. For a discussion of the trust’s rights if the receivables were not created in compliance in all material respects with applicable laws, see “Description of the Notes—Representations and Warranties” in this prospectus.
Other Legislative Developments
     A number of significant proposals to reform regulatory supervision of financial institutions have been put forward in the most recent session of Congress. Among other things, on June 17, 2009, the Obama administration announced a sweeping proposal to reform the U.S. financial services regulatory system, certain aspects of which are described below. The proposal envisions creation of new entities, authorities and responsibilities for federal financial regulators that are designed to enhance supervision and regulation of financial firms; establish comprehensive supervision of financial markets, including the securitization and derivatives markets; protect consumers and investors from financial abuse through the creation of the federal Consumer Financial Protection Agency; create the National Bank Supervisor as the successor agency to the Office of Thrift Supervision and the Office of the Comptroller of the Currency; limit the ability of federally chartered banks to preempt state consumer protection laws; improve the ability of the federal government to manage financial crises; and raise international regulatory standards and improve international cooperation. It is not clear how extensive these reforms will be as enacted, what the content of the reforms will be or the likelihood of their enactment. Any enacted reforms may have a significant impact on the bank generally, increase the regulatory burden on the bank, affect the securitization of the bank’s assets, and increase and complicate the overall regulation of consumer credit and credit cards.
Arbitration
     The bank’s current cardmember agreements provide for arbitration of claims relating to the credit card accounts, among other things. The arbitration provisions of those agreements contemplate the use of either the American Arbitration Association (the “AAA”) or the National Arbitration Forum (the “NAF”), both of which have recently discontinued accepting consumer credit proceedings. The bank’s arbitration provisions do allow for the use of a comparable organization if neither the AAA or the NAF are available. To date, the bank has not made extensive use of the arbitration provisions in its cardmember agreements. The bank has not yet determined how it will address the AAA’s and the NAF’s unavailability. That unavailability may adversely impact the bank’s ability to manage the manner in which claims are resolved.
Servicemembers Civil Relief Act
     Under the terms of the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to or volunteers for active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest (including any fees and charges) at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to or volunteers for active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to or volunteer for active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. Current military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to or will volunteer for active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. The laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes.
Federal Income Tax Consequences
     The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Kutak Rock LLP as special tax counsel to the issuing entity. The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, for example:
•	banks and thrifts,

•	insurance companies,

•	regulated investment companies,

•	dealers in securities,

•	holders that will hold the offered notes as a position in a “straddle” for tax purposes or as a part of a “synthetic security,” “conversion transaction” or other integrated investment comprised of the offered notes, and one or more other investments,

•	trusts and estates, and

•	pass-through entities, the equity holders of which are any of the foregoing.
     Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel to the issuing entity is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel to the issuing entity, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. In addition, no transaction closely comparable to the purchase of the notes has been the subject of any Treasury Regulation, revenue ruling or judicial decision. Accordingly, we suggest that persons considering the purchase of notes consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.
Tax Classification of the Issuing Entity and the Notes
     Treatment of the Issuing Entity as an Entity, Not Subject to Tax. Special tax counsel to the issuing entity is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the issuing entity will not be treated as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, special tax counsel to the issuing entity is of the opinion that the issuing entity will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this classification will prevail.
     The precise tax classification of the issuing entity for federal income tax purposes is not certain. It might be viewed as merely holding assets on our behalf as collateral for notes issued by us. On the other hand, the issuing entity could be viewed as a separate entity for tax purposes issuing its own notes. This distinction may have a significant tax effect on particular noteholders as stated below under “—Possible Alternative Classifications.”
     Treatment of the Notes as Debt. Special tax counsel to the issuer is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt rather than an interest in the receivables or the issuing entity for United States federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service could not successfully challenge this conclusion. The issuing entity agrees by entering into the Indenture, and the noteholders agree by their purchase and holding of notes, to treat the notes as debt for United States federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the transfer and servicing agreement, we and the bank expect to treat such transactions, for regulatory and financial accounting purposes, as a sale of an ownership interest in the receivables and not as a debt obligation.
     In general, whether for United States federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for United States federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special tax counsel may analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the receivables has not been transferred to the noteholders.
     In some instances courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that special tax counsel may advise that the rationale of those cases should not apply to the transaction evidenced by the notes because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the notes as debt for United States federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.
     Possible Alternative Classifications. If, contrary to the opinion of special tax counsel to the issuing entity, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, it could find that the arrangement created by the transfer and servicing agreement and the related indenture supplement constitutes a partnership that could be treated as a “publicly traded partnership” taxable as a corporation. We currently do not intend to comply with the United States federal income tax reporting requirements that would apply if any series or class of notes were treated as interests in a partnership or corporation.
     If the transfer and servicing agreement is treated as creating a partnership between us and the noteholders, the partnership itself would not be subject to United States federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the noteholders, would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits.
     Treatment of a noteholder as a partner could have adverse tax consequences to certain holders. For example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. The result of the differences in tax treatment noted above might cause an individual to be taxed on a greater amount of income than the stated rate on the notes.
     If it were determined that the transaction created an entity classified as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income tax at corporate income tax rates on the income it derives from the receivables and the issuing entity would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Such classification could materially reduce cash available to make payments on the notes. Further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends.
     In addition, even if the notes are treated as debt, the issuing entity is also able to issue other notes which may be treated as debt or as equity interests in the issuing entity. The issuance of additional notes requires the delivery of a new opinion of counsel generally to the effect that the new issuance will not cause the issuing entity to become taxable as a separate entity for federal income tax purposes. However, the new opinion would not bind the Internal Revenue Service, and the issuing entity could become a taxable entity as a result of the new issuance, potentially diminishing cash available to make payments on the notes. We suggest that prospective investors consult with their own tax advisors with regard to the consequences of each of the possible alternative characterizations to them in their particular circumstances. The following discussion assumes that the classification of the notes as debt is correct.
Consequences to Holders of the Offered Notes
     Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder’s usual method of tax accounting. Interest received on the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. It is not anticipated that any series or class of notes will be issued with original issue discount within the meaning of Section 1273 of the Code. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of a note issued with original issue discount—including a cash basis holder—generally would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if that excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the Internal Revenue Service could take the position based on Treasury Regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of the interest payable on the note should be included in the note’s stated redemption price at maturity. If sustained, that treatment should not significantly affect tax liabilities for most holders of the notes, but we suggest that prospective noteholders consult their own tax advisors concerning the impact to them in their particular circumstances. The issuing entity intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.
     Market Discount. Noteholders should be aware that the resale of offered notes may be affected by the market discount provisions of the Code. The market discount rules generally provide that, subject to a de minimis exception, if a holder of a note acquires it at a market discount (i.e., at a price below its stated redemption price at maturity or its “adjusted issue price” if it was issued with original issue discount) and thereafter recognizes gain upon a disposition of the note, the lesser of such gain or the portion of the market discount that accrued while the note was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual method or a yield to maturity method. The market discount rules may also cause the deferral of interest deductions on debt incurred to acquire market discount obligations.
     Market Premium. A subsequent holder who purchases a note at a premium may elect to amortize and deduct this premium over the remaining term of the note in accordance with rules set forth in Section 171 of the Code.
     Disposition of the Notes. Upon the sale, exchange, retirement or other taxable disposition of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between (a) the amount realized on the disposition, other than that part of the amount attributable to, and taxable as, accrued interest and (b) the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis in the note generally will equal the cost of the note to that holder, increased by any original issue discount or market discount previously included in income by that holder with respect to the note, and decreased by any deductions previously allowed for amortizable bond premium and by the amount of any payments of principal or original issue discount previously received by that holder with respect to its note. Subject to the market discount rules discussed above, any related gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.
     Foreign Holders. The following information describes the United States federal income tax treatment if the notes are treated as debt to an investor that is a nonresident alien individual or a foreign corporation (collectively, a “foreign person”). Some foreign persons, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.

     Interest, including original issue discount, if any, paid to a foreign person on a note will not be subject to withholding of United States federal income tax, provided that:
•	the interest payments are effectively connected with the conduct of a trade or business within the United States by the foreign person and such foreign person submits a properly executed Internal Revenue Service Form W-8ECI; or

•	the foreign person is not, for United States federal income tax purposes, actually or constructively a “10 percent shareholder” of us or the issuing entity, a “controlled foreign corporation” with respect to which we or the issuing entity is a “related person” within the meaning of the Internal Revenue Code, or a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and, under current Treasury Regulations, either (1) the beneficial owner represents that it is a foreign person and provides its name and address to us or our paying agent on a properly executed Internal Revenue Service Form W-8BEN, or a suitable substitute form, signed under penalties of perjury; or (2) if a note is held through a securities clearing organization or other financial institution, as is expected to be the case unless definitive notes are issued, the organization or financial institution certifies to us or our paying agent under penalties of perjury that it has received Internal Revenue Service Form W-8BEN or a suitable substitute form from the foreign person or from another qualifying financial institution intermediary, and provides a copy to us or our paying agent.
     If these exceptions do not apply to a foreign person, interest, including original issue discount, if any, paid to such foreign person generally will be subject to withholding of United States federal income tax at a 30% rate. Such foreign person may, however, be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current Treasury Regulations, on Internal Revenue Service Form W-8BEN. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. Recently issued final Treasury Regulations revised some of the procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001. We suggest that foreign persons consult their tax advisors concerning the impact to them, if any, of those revised procedures.
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year in which the sale, redemption, retirement or other taxable disposition occurs.
     If the interest or gain on the note is effectively connected with the conduct of a trade or business within the United States, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign person generally will be subject to United States federal income tax on the interest, including original issue discount, if any, or gain at applicable graduated federal income tax rates. In addition, if a foreign person is a foreign corporation, such foreign corporation may be subject to a branch profits tax equal to 30% of your “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless such foreign corporation qualifies for a lower rate under an applicable tax treaty.
     Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Internal Revenue Code if a noteholder fails to furnish its taxpayer identification number, fails to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or under certain circumstances fails to provide a certified statement, under penalty of perjury, that it is not subject to backup withholding. The backup withholding tax rate is 28% for payments made during the years 2003 through 2010. For payments made after the taxable year of 2010, the backup withholding rate will be increased to 31%. Any amounts deducted and withheld would be allowed as a credit against the recipient’s United States federal income tax if appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, penalties may be imposed by the Internal Revenue

Service on a recipient of payments that is required to supply information but does not do so in the proper manner. Backup withholding will not apply with respect to payments made to exempt recipients, such as corporations and financial institutions. Holders of the notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption. Information returns will be sent annually to the Internal Revenue Service and to each noteholder setting forth the amount of interest paid (and original issue discount accrued, if any) on the notes and the amount of tax withheld thereon.
     The United States federal income tax discussion set forth above may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. We suggest that prospective purchasers consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.
State and Local Tax Consequences
     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. We suggest that each investor consult its own tax advisor regarding state and local tax consequences.
ERISA Considerations
     The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.
     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain fiduciary obligations and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”). Section 4975 of the Internal Revenue Code (the “Code”) imposes substantially similar prohibited transaction restrictions on certain employee benefit plans, including tax-qualified retirement plans described in Section 401(a) of the Code (“Qualified Retirement Plans”) and on individual retirement accounts and annuities described in Sections 408 (a) and (b) of the Code (“IRAs,” collectively, with Qualified Retirement Plans, “Tax-Favored Plans”). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (“Non-ERISA Plans”), are not subject to the requirements set forth in ERISA or the prohibited transaction restrictions under Section 4975 of the Code. Accordingly, the assets of such Non-ERISA Plans may be invested in the notes without regard to the ERISA or Code considerations described below, provided that such investment is not otherwise subject to the provisions of other applicable federal and state law (“Similar Laws”). Any governmental plan or church plan that is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is, nevertheless, subject to the prohibited transaction rules set forth in Section 503 of the Code.
     In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investment of its assets be made in accordance with the documents governing such ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (“Plan” or collectively “Plans”) and entities whose underlying assets include “plan assets” by reason of Plans investing in such entities with persons (“Parties in Interest” or “Disqualified Persons” as such terms are defined in ERISA and the Code, respectively) who have certain specified relationships to the Plans, unless a statutory, class or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory, class or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the “DOL”) to assess a civil penalty against a fiduciary who violates any fiduciary responsibility under ERISA or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation. If the investment constitutes a prohibited transaction under Section 408(e) of the Code, the IRA may lose its tax-exempt status.

     The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the entity issuing such security, such as the issuing entity of the offered notes. Certain transactions involving the purchase, holding or transfer of notes may be deemed to constitute prohibited transactions if assets of the issuing entity are deemed to be assets of a Plan. These concepts are discussed in greater detail below.
Plan Assets Regulation
     The DOL has promulgated a regulation set forth at 29 C.F.R. § 2510.3-101 (the “Plan Assets Regulation”) concerning whether or not the assets of an ERISA Plan would be deemed to include an interest in the underlying assets of an entity (such as the issuing entity) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an “equity interest” in such entity. ERISA Section 3(42) defines the term “plan assets.” Depending upon a number of factors set forth in the Plan Assets Regulation, “plan assets” may be deemed to include either a Plan’s interest in the assets of an entity (such as the issuing entity) in which it holds an equity interest or merely to include its interest in the instrument evidencing such equity interest. For purposes of this section, the terms “plan assets” (“Plan Assets”) and the “assets of a Plan” have the meaning specified in the Plan Assets Regulation and ERISA Section 3(42) and include an undivided interest in the underlying interest of an entity which holds Plan Assets by reason of a Plan’s investment therein (a “Plan Asset Entity”).
     Under the Plan Assets Regulation, the assets of the issuing entity would be treated as Plan Assets if a Plan acquires an equity interest in the issuing entity and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.
     If the offered notes are treated as having substantial equity features, a Plan or a Plan Asset Entity that purchases the offered notes could be treated as having acquired a direct interest in the issuing entity. Accordingly, the purchase, holding, transfer or resale of the offered notes could result in a transaction that is prohibited under ERISA or the Code as described below.
     The Plan Assets Regulation provides an exemption from “plan asset” treatment for securities issued by an entity if such securities are debt securities under applicable state law with no “substantial equity features.” While not free from doubt, assuming the offered notes are debt securities under applicable state law and have no substantial equity features, the offered notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation.
     In the event that the offered notes cannot be treated as indebtedness for purposes of ERISA, under an exception to the Plan Assets Regulation, the assets of a Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the Plan, if at no time do Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity, as calculated under the Plan Assets Regulation and ERISA Section 3(42). Because the availability of this exception depends upon the identity of the noteholders at any time, there can be no assurance that the offered notes will qualify for this exception and that the issuing entity’s assets will not constitute a Plan Asset subject to ERISA’s fiduciary obligations and responsibilities. Therefore, neither a Plan nor a Plan Asset Entity should acquire or hold offered notes in reliance upon the availability of this exception under the Plan Assets Regulation.
Prohibited Transactions
     The acquisition or holding of offered notes by or on behalf of a Plan, whether or not the underlying assets are treated as Plan Assets, could give rise to a prohibited transaction if the issuing entity or any of its respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that an offered note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the issuing entity or any of its respective affiliates will not be or become a Party in Interest or a Disqualified Person with respect to a Plan that acquires the offered notes. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the offered notes were acquired pursuant to and in accordance with one or more statutory exemptions, individual exemptions or “class exemptions” issued by the DOL. Such class exemptions include, for example, Prohibited Transaction Class Exemption (“PTCE”)

75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers, reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company’s general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager).
     The underwriters, the indenture trustee, the owner trustee, the servicer, the administrator or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding of offered notes, the purchase of offered notes using Plan Assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, offered notes may not be purchased using the assets of any Plan if any of the underwriters, the indenture trustee, the owner trustee, the servicer the administrator or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the plan, unless an applicable prohibited transaction exemption is available and such prohibited transaction exemption covers such purchase.
Purchaser’s/Transferee’s Representations and Warranties
     Each purchaser and each transferee of an offered note (including a Plan’s fiduciary, as applicable) shall be deemed to represent and warrant that (1)(a) it is not a Plan and is not acquiring the offered note directly or indirectly for, or on behalf of, a Plan or with Plan Assets, Plan Asset Entity, any entity whose underlying assets are deemed to be Plan Assets of such Plan or a Non-ERISA Plan or (b) the acquisition and holding of the offered notes by or on behalf of, or with Plan Assets of, any Plan, Plan Asset Entity, any entity whose underlying assets are deemed to be Plan Assets of such Plan or any Non-ERISA Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the issuing entity or underwriters to any obligation not affirmatively undertaken in writing.
Consultation with Counsel
     Any Plan fiduciary or other investor of Plan Assets considering whether to acquire or hold offered notes on behalf of or with Plan Assets of any Plan or Plan Asset Entity, and any insurance company that proposes to acquire or hold offered notes, should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to the proposed investment and the availability of any prohibited transaction exemption. A fiduciary with respect to a Non-ERISA Plan that proposes to acquire or hold offered notes should consult with counsel with respect to the applicable federal, state and local laws.
Plan of Distribution
     Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, we will cause the notes to be sold by the issuing entity to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the issuing entity, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement.
     In the event of a default by any underwriter, the relevant underwriting agreement may provide that, in specified circumstances, nondefaulting underwriters may be permitted to increase the amount of notes purchased by them or the underwriting agreement may be terminated.
     Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

     Each underwriting agreement will provide that we and the bank will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.
     The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
Reports to Noteholders
     The servicer will prepare monthly and annual reports that will contain information about the issuing entity. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes—Book-Entry Registration,” “—Reports to Noteholders” and “—Evidence as to Servicer’s Compliance” in this prospectus.
Where You Can Find More Information
     We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.
     We will file with the SEC all required annual distribution reports on Form 10-D and current reports on Form 8-K and other information about the issuing entity under the name of the issuing entity. The reports described under “Description of the Notes—Evidence as to Servicer’s Compliance” will be filed as exhibits to our annual report on Form 10-K.
     You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http:// www.sec.gov.).
     The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under the name of First National Funding LLC and will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of us until we terminate our offering of the notes.
     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents—unless the exhibits are specifically incorporated by reference—at no cost, by writing or calling us care of: First National Bank of Omaha, 1620 Dodge Street Stop Code 3084, Omaha, Nebraska 68197-3084, Karlyn M. Knieriem, Telephone: (402) 341-0500.
     The trust’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on the sponsor’s website because those reports are made available to the public on the SEC Internet site as described above and as available, at no cost, by writing or calling us as described in the immediately preceding paragraph.

Glossary of Terms for Prospectus
     “Aggregate Principal Receivables” means, on any date the total amount of principal receivables, other than discount option receivables and receivables in defaulted accounts.
     “Eligible Account” means a credit card account owned by the bank, that as of the cut-off date for each initial account, or as of the addition cut-off date for an additional account:
(a)	is payable in United States dollars,

(b)	has not been classified on the bank’s electronic records as fraudulent, canceled, counterfeit, stolen or lost,

(c)	was in existence, maintained or initially opened at least six months prior to its selection for inclusion in the trust,

(d)	the cardholder on which is not the U.S. Government or any state or local governmental entity and who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions, except that up to 1% (measured as of the end of the most recently ended monthly period), or a greater number approved by the rating agencies, of the Aggregate Principal Receivables may have cardholders who have provided billing addresses outside of these jurisdictions;

(e)	which has either been originated by the bank or acquired by the bank from third-party financial institutions,

(f)	was originated in the ordinary course of business,

(g)	the receivables of which the bank has not charged-off in its customary and usual manner for charging-off receivables as of the cut-off date or, with respect to an additional account, the addition date,

(h)	is not more than 30 days delinquent,

(i)	is free and clear of all liens that are equal or prior to the interest of the trust, and

(j)	that is not subject to any agreement by the bank restricting its ability to alter the terms of the account or granting to a third party a right to acquire the account upon the occurrence of specified events.
     “Eligible Receivable” means a receivable:
(a)	that has arisen under an Eligible Account;

(b)	that was created in compliance in all material respects with all requirements of law applicable to the person that originated the receivable, and under a cardholder agreement that complies in all material respects with all requirements of law applicable to the originator of the receivable,

(c)	for which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the person that originated the receivable in connection with the creation of the receivable or the execution, delivery and performance by such person of the related credit card agreement pursuant to which such receivable was created have been duly obtained, effected or given and are in full force and effect as of the date of the creation of that receivable,

(d)	as to which, upon the transfer of such receivables to the trust, the trust will have good and marketable title free and clear of all liens and security interests, other than any lien for taxes if those taxes are not then due and payable or if we are then contesting the validity of those taxes in good faith by appropriate proceedings and we have set aside on our books adequate reserves with respect to those taxes,

(e)	that is the legal, valid and binding payment obligation of the related cardholder, enforceable against that cardholder in accordance with its terms, subject to bankruptcy and equity-related exceptions,

(f)	that constitutes an “account” under Article 9 of the Uniform Commercial Code as in effect in the State of Nebraska,

(g)	that, at the time of its transfer to the trust, has not been waived or modified, except as permitted under the transaction documents,

(h)	that, at the time of its transfer to the trust, is not subject to any right of rescission, set off, counterclaim or any other defense of the cardholder, including usury, other than defenses based on bankruptcy and equity-related exceptions and the normal credit adjustment process,

(i)	as to which, at the time of its transfer to the trust, we have satisfied all obligations to be fulfilled at the time of its transfer to the trust, and

(j)	as to which, at the time of its transfer to the trust, we have not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the trust, impair the rights of the trust or of noteholders in the receivable.
     “Minimum Aggregate Principal Receivables” means, as of any date of determination, the sum of the numerators used at such date to calculate the allocation percentages with respect to principal receivables for all series outstanding on such date (except for any series excluded pursuant to the related indenture supplement), less the amount on deposit in the Excess Funding Account as of the date of determination.
     “Minimum Transferor Interest” will be
(a)	Aggregate Principal Receivables

times

(b)	7% or, if less, the highest of the Required Retained Transferor Percentages specified in the prospectus supplement for each series.
     “Qualified Institution” means:
(a)	any depository institution or trust company, which may include the owner trustee, indenture trustee, the servicer or an affiliate of the servicer:
(1)	that is organized under the laws of the United States or any state or the District of Columbia,

(2)	that has either:
(A)	a long-term unsecured debt rating of at least Aa3 by Moody’s or a certificate of deposit, short-term deposits or commercial paper rating of at least P-1 by Moody’s,

(B)	a long-term unsecured debt rating of at least AA by Standard & Poor’s or a certificate of deposit, short-term deposits or commercial paper rating of at least A-l by Standard & Poor’s, and

(3)	that has deposit insurance provided by the Federal Deposit Insurance Corporation administered Bank Insurance Fund or Savings Association Insurance Fund, or
(b)	any other depository institution that is acceptable to each rating agency.
     “Rating Agency Condition” means obtaining such approvals or confirmations, or providing such notices, as may be required by the indenture and any indenture supplement for any related series, and such term will be more specifically defined with respect to any series in the prospectus supplement for such series.
     “Required Retained Transferor Percentage” means for any series, the percentage specified in the prospectus supplement for that series, or if not specified, 4%.

Annex I
Global Clearance, Settlement and
Tax Documentation Procedures
     This Annex is an integral part of the prospectus and is incorporated in the prospectus.
     Except in certain limited circumstances, the globally offered First National Master Note Trust Asset Backed Notes (the “global securities”) to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice— i.e., seven calendar day settlement.
     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.
     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.
     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.
     Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.
Secondary Market Trading
     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and transferor’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading between DTC Participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
     Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant—other than the depositaries for Clearstream and Euroclear—to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.
     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.
     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.
     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements
     A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC—if the holder has an address outside the U.S.—will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See "Federal Income Tax Consequences” in this prospectus.

First National Master Note Trust
Issuing Entity

First National Funding LLC
Depositor

First National Bank of Omaha
Sponsor, Bank and Servicer

Series 2009-3 Asset Backed Notes

$525,000,000 Class A Notes

Prospectus Supplement

Underwriters of the Class A Notes

Joint Book Runner	Joint Book Runner

J.P. Morgan	BofA Merrill Lynch

Co-Manager

RBS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.